PROSPECTUS SUPPLEMENT DATED NOVEMBER 26, 2001
(TO PROSPECTUS DATED JUNE 21, 2001)

                                  $152,239,000
                           GMAC MORTGAGE CORPORATION
                              SELLER AND SERVICER

                         GMACM HOME LOAN TRUST 2001-CL1
                                     ISSUER

                   RESIDENTIAL ASSET MORTGAGE PRODUCTS, INC.
                                   DEPOSITOR

               GMACM HOME LOAN-BACKED TERM NOTES, SERIES 2001-CL1

THE TRUST

      will issue six classes of notes and the certificates. Only the six classes of notes are offered by this prospectus supplement and the accompanying prospectus.

      will make payments on the notes and the certificates primarily from collections on a pool of residential mortgage loans consisting of closed-end, fixed-rate, primarily second lien home equity loans with high loan-to-value ratios.

THE NOTES

      will consist of the following six classes:

CLASS    BALANCE     DESIGNATIONS  NOTE RATE
-----    -------     ------------  ---------
A-1    $58,472,000      Senior     Variable
A-2    $16,387,000      Senior        4.99%
A-3    $40,306,000      Senior        6.39%
M-1    $15,776,000   Subordinate      7.06%
M-2    $11,832,000   Subordinate      7.41%
B      $ 9,466,000   Subordinate      7.90%

      currently have no trading market.

      are not deposits and are not insured or guaranteed by any governmental agency.

CREDIT ENHANCEMENT WILL CONSIST OF:

      Excess interest, to the extent described in this prospectus supplement;

      Overcollateralization, to the extent described in this prospectus supplement; and

      Subordination, to the extent described in this prospectus supplement.

  YOU SHOULD CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON
  PAGE S-13 IN THIS PROSPECTUS SUPPLEMENT.

THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS MAY BE USED BY NEWMAN & ASSOCIATES, INC., AN AFFILIATE OF THE DEPOSITOR, OR ANOTHER AFFILIATE OF THE DEPOSITOR, IN CONNECTION WITH OFFERS AND SALES OF THE NOTES IN MARKET-MAKING TRANSACTIONS.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED THE NOTES OR DETERMINED THAT THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS IS ACCURATE OR COMPLETE. IT IS ILLEGAL FOR ANYONE TO TELL YOU OTHERWISE.

THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED ON OR ENDORSED THE MERITS OF THIS OFFERING. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

Bear, Stearns & Co. Inc. will offer the notes to the public at varying prices to be determined at the time of sale. Delivery of the notes is expected to be made in book entry form on or about November 29, 2001. The notes will be offered in the United States and Europe.

                            BEAR, STEARNS & CO. INC.









        Important Notice About Information in this Prospectus Supplement and the Accompanying Prospectus

         We tell you about the notes in two separate documents that progressively provide more detail:

         o the accompanying prospectus, which provides general information, some of which may not apply to a particular series of securities, including your notes; and

         o this prospectus supplement, which describes the specific terms of your notes and may be different from the information in the prospectus.

         We include cross-references in this prospectus supplement and in the accompanying prospectus to captions in these materials where you can find further related discussions. The Table of Contents on the following page provides the pages on which these captions can be found.

         If you require additional information, the mailing address of the principal executive office of the depositor is Residential Asset Mortgage Products, Inc., 8400 Normandale Lake Boulevard, Suite 250, Minneapolis, Minnesota 55437, and its telephone number is (952) 832-7000. For other means of acquiring additional information about the depositor or the notes, see "Additional Information," "Reports to Securityholders" and "Incorporation of Certain Information by Reference" in the attached prospectus.










                                Table of Contents

                                              Page S-                                                      Page S-
Summary...........................................4          Overcollateralization............................45
Risk Factors.....................................13          Allocation of Losses on the Home Loans...........45
Introduction.....................................23          The Paying Agent.................................46
Description of the Home Loans....................23          Maturity and Optional Redemption.................46
General..........................................23          Optional Transfers of Home Loans to
Initial Home Loans...............................23            Holders of Certificates........................46
Payments on the Home Loans.......................24          Glossary of Terms................................47
High Cost Loans..................................25          Yield and Prepayment Considerations..............54
Characteristics of the Initial Home Loans........26          The Agreements...................................66
Additional Initial Home Loan Characteristics.....27          The Purchase Agreement...........................66
Underwriting Standards...........................33          The Servicing Agreement..........................68
Conveyance of Subsequent Home Loans..............34          The Trust Agreement and the Indenture............74
The Pre-Funding Account..........................35          Use of Proceeds..................................79
The Sellers and Servicer.........................35          Material Federal Income Tax Considerations.......80
General..........................................35          Status as Real Property Loans....................81
Delinquency Experience...........................36          Original Issue Discount..........................81
Servicing and Other Compensation                             Market Discount..................................83
and Payment of Expenses..........................37          Premium..........................................84
The Issuer.......................................37          Realized Losses..................................84
The Owner Trustee................................38          Sales of Notes...................................85
The Indenture Trustee............................38          Backup Withholding...............................86
Description of the Securities....................39          Tax Treatment of Foreign Investors...............86
General..........................................39          New Withholding Regulations......................86
Book-Entry Notes.................................39          State and Other Tax Consequences.................86
Payments on the Notes............................42          ERISA Considerations.............................87
Interest Payments on the Notes...................42          Legal Investment.................................87
Capitalized Interest Account.....................42          Underwriting.....................................87
Principal Payments on the Notes..................43          Legal Matters....................................88
Allocation of Payments on the Home Loans.........43          Ratings..........................................88

                                      S-3








                                     Summary

         The following summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this prospectus supplement and the accompanying prospectus.

Issuer or Trust.............................The GMACM Home Loan Trust 2001-CL1.

Title of the offered securities.............GMACM Home Loan-Backed Term Notes, Series 2001-CL1.

Certificates................................GMACM Home Loan-Backed Certificates, Series 2001-CL1. The
                                            certificates are not offered by this prospectus supplement.

Depositor...................................Residential Asset Mortgage Products, Inc.

                                            For more information on the depositor, we refer you to "The Depositor"
                                            in the accompanying prospectus.

Seller and Servicer.........................GMAC Mortgage Corporation, or GMACM, a Pennsylvania corporation, is the originator of all of the home loans.  GMACM will be the seller of most of the initial home loans and most of the subsequent home loans.
                                            The remainder of the initial home loans and subsequent home loans will be sold to the depositor by a trust established by an affiliate of GMACM, which in turn acquired the home loans from GMACM. GMACM will also be the servicer of the home loans.  The servicer will be obligated to service the home loans pursuant to the servicing agreement to be dated as of the closing date, among the servicer, the issuer and the indenture trustee.

                                            We refer you to "The Agreements--The Servicing Agreement" and "The
                                            Sellers and Servicer--General" in this prospectus supplement for further information on the seller and servicer.

Owner Trustee...............................Wilmington Trust Company.

                                            We refer you to "The Owner Trustee" in this prospectus supplement for further information on the owner trustee.

Indenture Trustee...........................Bank One, National Association

                                            We refer you to "The Indenture Trustee" in this prospectus supplement for further information on the indenture trustee.

Closing Date................................On or about November 29, 2001.

                                                       S-4








Cut-Off Date................................November 1, 2001.

Payment Date................................The 25th day of each month, or, if that day is not a business day, the next business day, beginning on December 26, 2001.

Form of securities..........................Book-entry.

                                            See "Description of the Securities--Book-Entry Notes" in this prospectus supplement.

Minimum denominations.......................Class A notes and the Class M-1 notes: $25,000.

                                            Class M-2 notes and Class B notes: $250,000.

Legal Investment............................The notes will not be "mortgage related securities" for purposes of the SMMEA.

                                            See "Legal Investment" in this prospectus supplement and "Legal
                                            Investment Matters" in the prospectus.

                                                       S-5








                                      Notes

------------------------------------------------------------------------------------------------------------------
                                                   Initial Rating
               Note            Initial              (Moody's/S&P/          Final Scheduled
   Class       Rate          Note Balance              Fitch)               Maturity Date          Designations
------------------------------------------------------------------------------------------------------------------
   A-1       Variable        $58,472,000            Aaa/AAA/AAA            April 25, 2014            Senior/
                                                                                                  Variable Rate
------------------------------------------------------------------------------------------------------------------
   A-2         4.99%         $16,387,000            Aaa/AAA/AAA          February 25, 2016           Senior/
                                                                                                   Fixed Rate
------------------------------------------------------------------------------------------------------------------
   A-3         6.39%         $40,306,000            Aaa/AAA/AAA             May 25, 2027             Senior/
                                                                                                   Fixed Rate
------------------------------------------------------------------------------------------------------------------
   M-1         7.06%         $15,776,000             Aa2/AA/AA              May 25, 2027          Subordinate/
                                                                                                   Fixed Rate
------------------------------------------------------------------------------------------------------------------
   M-2         7.41%         $11,832,000              A2/A/A                May 25, 2027          Subordinate/
                                                                                                   Fixed Rate
------------------------------------------------------------------------------------------------------------------
    B          7.90%          $9,466,000           Baa2/BBB/BBB             May 25, 2027          Subordinate/
                                                                                                   Fixed Rate
------------------------------------------------------------------------------------------------------------------

 Total Notes                 $152,239,000
                             ============
------------------------------------------------------------------------------------------------------------------

Other Information:

o Due to losses and prepayments on the home loans, the actual final payment on each class of notes may occur substantially earlier than the dates listed above. In addition, the actual final payment on the Class A-3, Class M-1, Class M-2 and Class B notes may occur later, and the actual final payment on the Class A-1 notes and Class A-2 notes may occur substantially later, than the dates listed above.

Class A-1 Notes

o On any payment date, the note rate for the Class A-1 notes will be equal to the lesser of: (1) LIBOR plus a margin of 0.25% per annum; and (2) 10.00% per annum.

Class A-3 Notes, Class M Notes and Class B Notes

o The note rate on the Class A-3 notes, the Class M-1 notes, the Class M-2 notes and the Class B notes will increase by 0.50% per annum, beginning with the first interest accrual period for such classes commencing after the payment date on which the clean-up call may first be exercised for the notes.

                                      S-6








The Trust

The depositor will establish the GMACM Home Loan Trust 2001-CL1, a Delaware business trust, to issue the notes. The assets of the trust will include the home loans and related assets. Approximately 81.08% of the home loans will be secured by liens on mortgaged properties in which the borrowers have no equity in the mortgaged property. For each of those home loans, the combined loan-to-value ratio exceeds 100% at the time of origination of the home loan.

In addition to the home loans conveyed to the trust on the closing date, the property of the trust will include cash on deposit in certain accounts, including the pre-funding account and other collections on the home loans.

Payments of interest and principal on the notes will be made only from payments received in connection with the home loans to the extent described herein.

The Home Loan Pool

Unless we indicate otherwise, the statistical information we present in this prospectus supplement is approximate and reflects the initial pool of home loans as of the cut-off date. The initial pool will consist of closed-end, fixed rate, home equity loans expected to have an aggregate outstanding principal balance as of the cut-off date of $126,208,229.09.

Approximately 99.87% of the initial home loans (by aggregate principal balance as of the cut-off date) are secured by second mortgages or deeds of trust and the remainder are secured by first mortgages or deeds of trust. The initial home loans provide for substantially equal payments in an amount sufficient to amortize the principal balance of the home loans over their terms.

As of the cut-off date, the home loans had the following characteristics:

Number of loans                   4,890
Range of principal balances       $2,491.50 to $50,000.00
Average principal balance         $25,809.45
Range of interest rates           6.000% to 17.990%
Weighted average interest rate    15.863%
Range of original terms to        120 to 300
maturity
Weighted average original         243 Months
term to maturity
Range of remaining terms          60 to 300
to maturity
Weighted average remaining        239 Months
term to maturity
Range of combined                 15.60% to 110.00%
loan-to-value ratios
Weighted average combined         104.73%
loan-to-value ratio

See "Description of the Home Loans" in this prospectus supplement.

The Certificates

The trust will also issue GMACM Home Loan-Backed Certificates, Series 2001-CL1, which will not be offered by this prospectus supplement. The certificates will be issued pursuant to the trust agreement and will represent the beneficial ownership interests in the trust.

                                      S-7








Pre-Funding Account

On the closing date, approximately $31,552,056.91 will be deposited into an account designated the "pre-funding account." This amount will come from the proceeds of the sale of the notes. During the pre-funding period as described in this prospectus supplement, funds on deposit in the pre-funding account will be used by the issuer to buy home loans from the sellers from time to time.

The pre-funding period will be the period from the closing date to the earliest of:

o the date on which the amount on deposit in the pre-funding account is less than $50,000;

o  February 27, 2002; or

o  the occurrence of a servicing default under the servicing agreement.

The home loans sold to the trust after the closing date, as well as all initial home loans, will conform to certain specified characteristics.

Amounts on deposit in the pre-funding account will be invested in permitted investments specified in the indenture. Any amount remaining in the pre-funding account at the end of the pre-funding period will be used to make principal payments on the notes.

We refer you to "Description of the Home Loans--The Pre-Funding Account" in this prospectus supplement for further information.

Capitalized Interest Account

On the closing date part of the proceeds of the sale of the notes will be deposited into an account designated the "capitalized interest account," which will be held by the indenture trustee. Amounts on deposit in the capitalized interest account will be withdrawn on each payment date during the pre-funding period to cover any shortfall in interest payments on the notes due to the pre-funding feature during the pre-funding period. Any amounts remaining in the capitalized interest account at the end of the pre-funding period will be paid to GMACM.

We refer you to "Description of the Securities--Capitalized Interest Account" in this prospectus supplement for further information.

Payments on the Notes

On each monthly payment date, the indenture trustee will make distributions to noteholders. The amounts available for distribution will include:

o collections of monthly payments of principal and interest on the home loans, including prepayments and other unscheduled collections minus

o  fees and expenses of the trust.

The aggregate amount of such monthly collections is described under the heading "The Agreements--The Servicing Agreement--Principal Collections and Interest Collections" in this prospectus supplement.

Payments to noteholders will be made from amounts available from principal and interest collections on the home loans, less certain fees and expenses of the trust, for distribution in the following order:

                                      S-8








o    First, to pay accrued and unpaid interest due on the notes as follows:

     o To each class of Class A notes, on a pro rata basis, in accordance with the amount of interest due thereon;

     o   To the Class M-1 notes;

     o   To the Class M-2 notes; and

     o   To the Class B notes;

o Second, to pay an amount equal to principal collections on the home loans minus any overcollateralization release amount, in the following order:

     o To the Class A notes, sequentially, the amount necessary to reduce the aggregate principal balance of the Class A notes to the required principal balance for the Class A notes for that payment date;

     o To the Class M-1 notes, the amount necessary to reduce the principal balance of the Class M-1 notes to the required principal balance for the Class M-1 notes for that payment date;

     o To the Class M-2 notes, the amount necessary to reduce the principal balance of the Class M-2 notes to the required principal balance for the Class M-2 notes for that payment date; and

     o To the Class B notes, the amount necessary to reduce the principal balance of the Class B notes to the required principal balance for the Class B notes for that payment date;

o Third, to pay to the Class A notes, sequentially, until the aggregate principal balance of the Class A notes has been reduced to the required principal balance for the Class A notes for that payment date, the amount of any losses incurred on the home loans during the prior calendar month and the amount of any losses allocated to the Class A notes on any previous payment date and not previously paid, plus interest on any previously unpaid amounts;

o Fourth, to pay to the Class M-1 notes, until the principal balance of the Class M-1 notes has been reduced to the required principal balance for the Class M-1 notes for that payment date, the amount of any losses incurred on the home loans during the prior calendar month and not already paid to the holders of the Class A notes under clause third above;

o Fifth, to pay to the Class M-2 notes, until the principal balance of the Class M-2 notes has been reduced to the required principal balance for the Class M-2 notes for that payment date, the amount of any losses incurred on the home loans during the prior calendar month and not already paid to the holders of the Class A notes under clause third or the Class M-1 notes under clause fourth above;

o Sixth, to pay to the Class B notes, until the principal balance of the Class B notes has been reduced to the required principal balance for the Class B notes for that payment date, the amount of any losses incurred on the home loans during the prior calendar month and not already paid the holders of the Class A notes under clause third above, the Class M-1

                                      S-9







     notes under clause fourth or the Class M-2 notes under clause fifth above;

o Seventh, to the holders of the certificates through and including the payment date in February 2002, 100% of the remaining available funds;

o Eighth, to pay the amount necessary to increase the amount of overcollateralization to the required overcollateralization level to the Class A notes, sequentially, until the aggregate principal balance of the Class A notes is reduced to the required principal balance for the Class A notes for that payment date;

o Ninth, to pay the amount necessary to increase the amount of overcollateralization to the required overcollateralization level to the Class M-1 notes, to the extent not distributed to the Class A notes pursuant to clause eighth above, until the principal balance of the Class M-1 notes is reduced to the required principal balance for the Class M-1 notes for that payment date;

o Tenth, to pay the amount necessary to increase the amount of overcollateralization to the required overcollateralization level to the Class M-2 notes, to the extent not distributed to the Class A notes pursuant to clause eighth above or the Class M-1 notes pursuant to clause ninth above, until the principal balance of the Class M-2 notes is reduced to the required principal balance for the Class M-2 notes for that payment date;

o Eleventh, to pay the amount necessary to increase the amount of overcollateralization to the required overcollateralization level to the Class B notes, to the extent not distributed to the Class A notes pursuant to clause eighth above, the Class M-1 notes pursuant to clause ninth above or the Class M-2 notes pursuant to clause tenth above, until the principal balance of the Class B notes is reduced to the required principal balance for the Class B notes for that payment date;

o Twelfth, to pay to the Class M-1 notes, the amount of any losses allocated to the Class M-1 notes on any previous payment date and not previously paid, plus interest thereon;

o Thirteenth, to pay to the Class M-2 notes, the amount of any losses allocated to the Class M-2 notes on any previous payment date and not previously paid, plus interest thereon;

o Fourteenth, to pay to the Class B notes, the amount of any losses allocated to the Class B notes on any previous payment date and not previously paid, plus interest thereon;

o Fifteenth, to pay to the indenture trustee any unpaid expenses and other reimbursable amounts owed to the indenture trustee; and

o    Sixteenth, to pay any remaining amount to the holder of the certificates.

Principal on the Class A-1, Class A-2 and Class A-3 notes will be paid sequentially, which means that principal will not be paid on any class of Class A notes unless the principal balance of each class of Class A notes with a lower numerical designation has been reduced to zero.

                                      S-10








For at least three years after the closing date, no principal will be distributed to the Class M-1 notes, the Class M-2 notes and the Class B notes unless the principal balance of all of the Class A notes has been reduced to zero. In addition, if on any payment date certain loss and delinquency tests described in this prospectus supplement are not satisfied, amounts otherwise payable on that payment date to the Class M or Class B notes with respect to principal will be allocated to the Class A notes.

Credit Enhancement

The credit enhancement provided for the benefit of the notes consists of:

Subordination. While any Class M notes or Class B notes remain outstanding, losses on the home loans, to the extent not covered by excess interest or overcollateralization, will be allocated first to the Class B notes, then to the Class M-2 notes and then to the Class M-1 notes, and the Class A notes will not bear any portion of such losses.

If none of the Class M notes or Class B notes remain outstanding, losses will be allocated among the Class A notes, in proportion to their remaining principal balances.

Excess Interest. Because the mortgagors are expected to pay more interest on the home loans than is necessary to pay interest on the notes, there may be excess interest. Some of this excess interest may be used to protect the notes against some losses by making an additional payment to the noteholders up to the amount of the losses.

Overcollateralization. Excess interest that is not needed to cover losses will be used to make additional principal payments on the notes, until the aggregate principal balance of the home loans exceeds the aggregate principal amount of the notes by a specified amount. This excess will represent overcollateralization, which may absorb some losses on the home loans if they are not covered by excess interest. If the level of overcollateralization falls below what is required, the excess interest described above will be paid to the notes as principal, until the required level of overcollateralization is reached.

Optional Redemption

A principal payment may be made to redeem the notes upon the exercise by the servicer of its option to purchase the home loans in the trust after the aggregate principal balance of the home loans is reduced to an amount less than 10% of the sum of the initial aggregate principal balance of the home loans and the initial amount deposited in the pre-funding account. The purchase price payable by the servicer for the home loans will be the aggregate outstanding principal balance of the home loans, plus accrued and unpaid interest thereon at the weighted average of the net loan rates of the home loans through the day preceding the payment date of this purchase and the fair market value of real estate acquired by foreclosure.

We refer you to "Description of the Securities--Maturity and Optional Redemption" in this prospectus supplement and "The Agreements--Termination; Retirement of Securities" in the attached prospectus for further information.

ERISA Considerations

The notes are eligible for purchase by pension, profit-sharing or other employee benefit plans as well as individual retirement accounts and Keogh plans. However, any fiduciary or other investor of assets of a plan

                                      S-11








that proposes to acquire or hold the notes on behalf of or with assets of any plan should consult with its counsel with respect to the potential applicability of the fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and section 4975 of the Internal Revenue Code of 1986, as amended, to the proposed investment.

We refer you to "ERISA Considerations" in this prospectus supplement and in the attached prospectus for further information.

Material Federal Income Tax Considerations

In the opinion of Orrick, Herrington & Sutcliffe LLP, special tax counsel to the depositor, for federal income tax purposes, the notes will be characterized as indebtedness, and neither the issuer, nor any portion of the issuer as created and governed pursuant to the terms and conditions of the trust agreement, will be characterized as an association, or a publicly traded partnership, taxable as a corporation for federal income tax purposes, or as a "taxable mortgage pool" within the meaning of section 7701(i) of the Internal Revenue Code of 1986, as amended. In addition, each noteholder, by its acceptance of a note, will agree to treat that note as debt for federal, state and local tax purposes.

For further information regarding material income tax considerations in respect of an investment in the notes, we refer you to "Material Federal Income Tax Considerations" and "State and Other Tax Consequences" in this prospectus supplement and "Material Federal Income Tax Consequences" and "State and Other Tax Consequences" in the attached prospectus.

Ratings

It is a condition to the issuance of the notes that they receive the ratings shown on page S-6 of this prospectus supplement. A security rating is not a recommendation to buy, sell or hold securities, and may be subject to revision or withdrawal at any time by the assigning rating organization. A security rating does not address the frequency of prepayments of the home loans or any corresponding effect on the yield to investors.

We refer you to "Yield and Prepayment Considerations" and "Ratings" in this prospectus supplement for further information.

                                      S-12








                                  Risk Factors

         The notes are not suitable investments for all investors. In particular, you should not purchase the notes unless you understand the prepayment, credit, liquidity and market risks associated with the notes.

         The notes are complex securities. You should possess, either alone or together with an investment advisor, the expertise necessary to evaluate the information contained in this prospectus supplement and the accompanying prospectus in the context of your financial situation and tolerance for risk.

         You should carefully consider, among other things, the following factors in connection with the purchase of the notes.


Special Yield and Prepayment Considerations

The yield to maturity on           The yield to maturity of your notes will depend on a variety
your notes will vary               of factors, including:
depending on the rate of
prepayments.                       o    the rate and timing of principal payments on the home
                                        loans, including prepayments, defaults and
                                        liquidations, and repurchases due to breaches of
                                        representations or warranties;

                                   o    the note rate on your note; and

                                   o    the purchase price you paid for your note.

                                   In general, if you purchase a note at a price higher than
                                   its outstanding principal balance and principal payments
                                   occur faster than you assumed at the time of purchase, your yield will be lower than anticipated. Conversely, if you
                                   purchase a note at a price lower than its outstanding
                                   principal balance and principal payments occur more slowly than you assumed at the time of purchase, your yield will be lower than anticipated.

                                   The Class M notes and the Class B notes will not be entitled to receive any distributions of principal for at least three years after the closing date, unless the principal balances of the Class A notes have been reduced to zero. In addition, if certain loss and delinquency tests described in the
                                   prospectus supplement are not satisfied, amounts otherwise payable on a payment date to the Class M or Class B notes
                                   with respect to principal will be allocated to the Class A notes.

                                      S-13







The priority of payments           Because the Class B notes have a lower payment priority than the
and the allocation of              Class M notes, the Class M-2 notes have a lower payment priority
losses on the home loans           than the Class M-1 notes and the Class M-1 notes have a lower
may affect your yield to           payment priority than the Class A notes, the yield to maturity on
maturity.                          the Class M notes, and to a greater extent, the Class B notes, will be sensitive to delinquencies and losses on the home loans.
                                   In addition, because losses on the home loans will be allocated to the notes in inverse order of their payment priority, the
                                   Class M notes will be sensitive, and the Class B notes will be very sensitive, to the rate of losses on the home loans.


The underwriting                   The home loans have been originated using underwriting standards
standards on the home              that are less stringent than the underwriting standards applied
loans may affect risk of           by other home loan purchase programs. Applying less restrictive
loss on the home loans.            underwriting standards creates additional risks that losses on the home loans will be allocated to noteholders.

                                        Examples include:

                                        o    home loans made to borrowers having imperfect credit
                                             histories;

                                        o    home loans made to borrowers with low credit scores;
                                             and

                                        o    home loans made to borrowers who have other debt that
                                             represents a large portion of the borrower's income.

                                   Approximately 26.31% of the home loans were made to borrowers that had credit scores of less than 600.


The note rate on the               The note rate on the Class A-1 notes will be a floating rate
Class A-1 notes is                 based on LIBOR, subject to a maximum rate of 10.00% per annum.
capped.                            Consequently, if LIBOR rises, you could receive interest at a rate that is less than LIBOR plus the specified margin due to this limitation.

                                      S-14







The rate of prepayments            Since mortgagors can generally prepay their home loans at
on the home loans will             any time, the rate and timing of principal payments on the
vary depending on                  notes are highly uncertain. Generally, when market interest
future market conditions           rates increase, mortgagors are less likely to prepay their
and other factors.                 home loans. This could result in a slower return of
                                   principal to you at a time when you might have been able to reinvest those funds at a higher rate of interest than the note rate. On the other hand, when market interest rates
                                   decrease, borrowers are generally more likely to prepay
                                   their home loans. This could result in a faster return of
                                   principal to you at a time when you might not be able to
                                   reinvest those funds at an interest rate as high as the note rate.

                                   Refinancing programs, which may involve soliciting all or
                                   some of the mortgagors to refinance their home loans, may
                                   increase the rate of prepayments on the home loans.

                                   Approximately 55.85% of the home loans provide for payment of a prepayment charge during a specified period. Prepayment charges may reduce the rate of prepayment on the home loans until the end of the prepayment charge period. See
                                   "Description of the Home Loans" in this prospectus
                                   supplement.


Amounts left in the pre-           Any amounts remaining in the pre-funding account at the end
funding account at the             of the pre-funding period will be distributed as a
end of the pre-funding             prepayment of principal on the notes. As a result, the yield
period will be used to             to maturity on your investment may be adversely affected.
prepay the notes.


Risks Associated With The Home Loans

The return on your notes           Although the home loans are secured by liens on mortgaged
may be reduced by                  properties, this collateral may not give assurance of
losses on the home                 repayment of the home loans comparable to the assurance of
loans, which are more              repayment that many first lien lending programs provide, and
likely because they are            the home loans, especially those with high combined
junior liens.                      loan-to-value ratios, may have risk of repayment
                                   characteristics more similar to unsecured consumer loans.

                                   Approximately 99.87% of the initial home loans are secured by second mortgages that are subordinate to the rights of
                                   the mortgagee under a senior mortgage or mortgages. Proceeds from liquidation of the mortgaged properties will be
                                   available to satisfy the home loans only if the claims of
                                   any senior mortgages have been satisfied in full. When it is uneconomical to foreclose on a mortgaged property or engage in other loss mitigation procedures, the servicer may write off

                                      S-15







                                   the entire outstanding balance of the home loan as a bad
                                   debt. These are risks particularly applicable to home loans secured by second liens that have high combined
                                   loan-to-value ratios or have small balances relative to the total indebtedness of the borrower because it is more likely that the servicer would determine foreclosure to be
                                   uneconomical than for first lien home loans with low
                                   loan-to-value ratios. As of the cut-off date, the weighted average combined loan-to-value ratio of the home loans is
                                   104.73%, and approximately 81.08% of the home loans will
                                   have combined loan-to-value ratios in excess of 100%. These losses will be borne by noteholders if the applicable credit enhancement is insufficient to absorb them.

                                   In addition, we cannot assure you that the values of the
                                   mortgaged properties have remained or will remain at their levels on the dates of origination of the related home
                                   loans. If the residential real estate market experiences an overall decline in value, this could extinguish the value of any interest of a junior mortgagee in the mortgaged
                                   property.


Legal considerations               The home loans are secured by mortgages. Home loans secured
present certain risks.             by junior mortgages are entitled to proceeds that remain
                                   from the sale of the related mortgaged property after any
                                   senior mortgage loans and prior statutory liens have been
                                   satisfied. If these proceeds are insufficient to satisfy
                                   these senior loans and prior liens in the aggregate, the
                                   issuer, and accordingly, the noteholders, will bear the risk of delay in distributions while the servicer obtains a
                                   deficiency judgment, to the extent available in the related state, against the related mortgagor, and also bear the risk of loss if the servicer cannot obtain or realize upon that deficiency judgment. See "Certain Legal Aspects of the
                                   Loans" in the prospectus.


There may be variations            Each subsequent home loan will satisfy the eligibility
in the subsequent home             criteria referred to in this prospectus supplement at the
loans from the initial             time a seller transfers it to the issuer. These subsequent
home loans.                        home loans may present different risks than the initial home loans. Thus, after the transfer of subsequent home loans to the issuer, the aggregate characteristics of the home loans that are part of the trust estate may vary from those of the initial home loans. See "Description of the Home
                                   Loans--Conveyance of Subsequent Home Loans".

                                      S-16







Delays in payment on               The servicer is not obligated to advance scheduled monthly
your notes may result              payments of principal and interest on home loans that are
because the servicer is            delinquent or in default. The rate of delinquency of second
not required to advance            home loans may be greater than that of home loans secured by
payments.                          first liens on comparable properties.


The return on your notes           Home loans similar to those included in the home loan pool
may be reduced in an               have been originated only for a limited period of time.
economic downturn.                 During this time, economic conditions nationally and in most regions of the country have been generally favorable.
                                   However, a deterioration in economic conditions could
                                   adversely affect the ability and willingness of mortgagors to repay their loans. No prediction can be made as to the
                                   effect of an economic downturn on the rate of delinquencies and losses on the home loans.


Origination disclosure             Approximately 89.28% of the initial home loans are subject
practices for the home             to special rules, disclosure requirements and other
loans could create                 regulatory provisions because they are "high cost loans",
liabilities that may affect        subject to the provisions of the Home Ownership and Equity
your notes.                        Protection Act of 1994, referred to as the Homeownership Act.
                                   Purchasers or assignees of these high cost loans, including the trust, could be exposed to all claims and defenses that the mortgagors could assert against the originators of the home loans. Remedies available to a mortgagor include
                                   monetary penalties, as well as rescission rights if the
                                   appropriate disclosures were not given as required. See
                                   "Description of the Home Loans--High Cost Loans" in this
                                   prospectus supplement and "Certain Legal Aspects of the
                                   Loans" in the prospectus.

                                   Several putative class action lawsuits have been brought in various states making claims against assignees of high cost loans for violations of state law allegedly committed by the originator. Named defendants in these cases include numerous participants within the secondary mortgage market, including some securitization trusts.

                                      S-17







The underwriting                   The underwriting standards under which the home loans were
standards for the home             underwritten are analogous to credit lending, rather than
loans are more sensitive           mortgage lending, since underwriting decisions were based
to risks relating to               primarily on the borrower's credit history and capacity to
borrower credit-                   repay rather than on the appraised value of the collateral.
worthiness and less                The underwriting standards allow loans to be approved with
sensitive to risks relating        combined loan-to-value ratios of up to 110%, subject to
to collateral value                exceptions for compensating factors. See "Description of the
compared to first lien             Home Loans -- Underwriting Standards" in this prospectus
loans.                             supplement. Because of the relatively high combined
                                   loan-to-value ratios of the home loans and the fact that
                                   substantially all of the home loans are secured by junior
                                   liens, losses on the home loans will likely be higher than on first lien home loans.

                                   Future changes in the borrower's economic circumstances will have a significant effect on the likelihood of repayment.
                                   These changes may result from a variety of unforeseeable
                                   personal factors, including loss of employment, reduction in income, illness and divorce. In addition, changes in the
                                   payment terms of any related senior mortgage loan may
                                   adversely affect the borrower's ability to pay principal and interest on the home loan.


The return on your notes           The concentration of the related mortgaged properties in one
may be particularly                or more geographic regions may increase the risk of loss on
sensitive to changes in            the notes. Approximately 18.24% of the cut-off date
real estate markets in             principal balance of the home loans are located in
specific regions.                  California. If the regional economy or housing market
                                   weakens in California, or in any other region having a
                                   significant concentration of the properties underlying the home loans, the home loans related to properties in that
                                   region may experience increased rates of delinquency, which may result in losses on the home loans. A region's economic condition and housing market may be adversely affected by a variety of events, including natural disasters such as
                                   earthquakes, hurricanes, floods and eruptions, and civil
                                   disturbances such as riots.


Debt incurred by the               With respect to home loans which were used for debt
borrowers in addition to           consolidation, there can be no assurance that the borrower
the home loans could               will not incur further debt in addition to the home loan.
increase your risk.                This additional debt could impair the ability of borrowers to repay their debts, which in turn could result in higher rates of delinquency and loss on the home loans.

                                      S-18







Servicing Practices

Loss mitigation                    The servicer may use a wide variety of practices to limit
practices or the release           losses on defaulted home loans, including writing off part
of a lien may increase             of the debt, reducing future payments, and deferring the
your risk.                         collection of past due payments. The servicing agreement
                                   also permits the servicer to release the lien on a mortgaged property under specified circumstances. See "The
                                   Agreements--The Servicing Agreement" in this prospectus
                                   supplement.


Limited Obligations

Payments on the home               Credit enhancement will be provided for the notes in the
loans, together with the           form of:
funds in the pre-funding
account and the                    o    excess interest collections, if available;
capitalized interest
account, are the sole              o    overcollateralization; and
source of payments on
your notes.                        o    subordination provided by the Class B notes to the
                                        Class M notes and the Class A notes, subordination
                                        provided by the Class M-2 notes to the Class M-1 notes
                                        and the Class A notes and subordination provided by the
                                        Class M-1 notes to the Class A notes.

                                   None of the sellers, the depositor, the servicer, the
                                   indenture trustee, the owner trustee or any of their
                                   respective affiliates will have any obligation to replace
                                   this credit enhancement, or to take any other action to
                                   maintain any rating of the notes. If any losses are incurred on the home loans that are not covered by this credit
                                   enhancement, the holders of the notes will bear the risk of these losses.

                                   You will have no recourse against the depositor, either
                                   seller, the servicer, or any of their respective affiliates, if any required distribution on the notes is not made or for any default. The only obligations of the sellers with
                                   respect to the related trust or the notes would result from a breach of the representations and warranties that the such seller may make concerning the trust assets.


Limitations on the                 We cannot assure you that, at any particular time, a seller
repurchase or                      will be able, financially or otherwise, to repurchase or
replacement of defective           replace defective home loans as described in this prospectus
home loans by the seller.          supplement. Events relating to a seller and its operations could occur that would adversely affect the financial
                                   ability of the seller to repurchase defective home loans
                                   from the issuer, including the termination of

                                      S-19







                                   borrowing arrangements that provide the seller with funding for its operations, or the sale or other disposition of all or any significant portion of the seller's assets. If the
                                   sellers do not repurchase or replace a defective home loan, then the servicer, on behalf of the issuer, will try to
                                   recover the maximum amount possible with respect to that
                                   defective home loan, and any resulting delay or loss will be borne by the noteholders, to the extent that the related
                                   credit enhancement does not cover this delay or loss.


The limited assets of the          The notes will be payable solely from the assets of the
trust for making                   trust. There can be no assurance that the market value of
payments on the notes              the assets in the trust will be equal to or greater than the
may not be sufficient to           total principal amount of the notes outstanding, plus
distribute all payments            accrued interest. Moreover, if the assets of the trust are
due on the notes.                  ever sold, the sale proceeds will be applied first to
                                   reimburse the indenture trustee and the servicer for their unpaid fees and expenses before any remaining amounts are
                                   distributed to noteholders.

                                   In addition, at the times specified in this prospectus
                                   supplement, home loans may be released to the holders of the
                                   GMACM Home Loan-Backed Certificates, Series 2001-CL1. Once
                                   released, those assets will no longer be available to make payments to noteholders.


Liquidity Risks

You may have to hold               A secondary market for your notes may not develop. Even if a
your notes to maturity if          secondary market does develop, it may not continue, or it
their marketability is             may be illiquid. Illiquidity means you may not be able to
limited.                           find a buyer to buy your securities readily or at prices
                                   that will enable you to realize a desired yield. Illiquidity can have an adverse effect on the market value of your
                                   notes.


The recording of                   The mortgages or assignments of mortgage for substantially
mortgages in the name              all of the home loans are recorded in the name of Mortgage
of MERS may affect the             Electronic Registration Systems, Inc, or MERS, solely as
yield on the notes.                nominee for the originator and its successors and assigns.
                                   Subsequent assignments of those mortgages are registered
                                   electronically through the MERS'r' System. The recording of mortgages in the name of MERS is a new practice in the
                                   mortgage lending industry. Public recording officers and
                                   others may have limited, if any, experience with lenders
                                   seeking to foreclose mortgages, assignments of which are
                                   registered with MERS. Accordingly, delays and additional
                                   costs in commencing, prosecuting and completing foreclosure proceedings and conducting foreclosure sales of the
                                   mortgaged properties could result. Those delays and
                                   additional costs could in turn delay the distribution of
                                   liquidation proceeds to noteholders and increase the amount of losses

                                      S-20







                                   on the home loans. For additional information regarding MERS and the MERS'r' System, see "Description of the Home Loan
                                   Pool--Mortgage Pool Characteristics" and "Certain Yield and
                                   Prepayment Considerations" in this prospectus supplement and
                                   "Description of the Securities--Assignment of Loans" in the
                                   prospectus.


The return on your notes           In response to the terrorist attacks on September 11, 2001
may be affected by                 in New York City and Arlington, Virginia, the servicer has
forbearance granted to             announced that it will implement special servicing
borrowers affected by              procedures for borrowers who have been personally or
the terrorist attacks on           financially affected by such attacks. Certain government
September 11, 2001.                agencies, government sponsored entities and private
                                   financial institutions have implemented similar procedures

                                   The special servicing procedures implemented by the
                                   servicer, on a case by case basis, include:

                                   o    A moratorium on the commencement of foreclosure
                                        proceedings and a suspension of any current foreclosure
                                        proceedings, with regard to borrowers who have been
                                        personally affected by the terrorist attacks;

                                   o    Increased use of repayment plans that will seek to cure
                                        delinquencies without imposing undue hardship on the
                                        affected borrower;

                                   o    Extending due dates for mortgage payments;

                                   o    Waiving or reducing late payment fees or similar fees;
                                        and

                                   o    Suspending the submission of reports to credit bureaus
                                        for affected borrowers that have delinquent home loans.

                                   The servicer does not know at this time how many of the
                                   borrowers of the home loans may have been affected by the
                                   terrorist attacks. However, as a result of the terrorist
                                   attacks and the special servicing procedures that have been implemented, the rate of delinquencies and losses on home
                                   loans may be adversely affected.

                                      S-21







The return on your notes           The Soldiers' and Sailors' Civil Relief Act of 1940, or
could be reduced by                Relief Act, provides relief to borrowers who enter active
shortfalls due to the              military service and to borrowers in reserve status who are
Soldiers' and Sailors'             called to active duty after the origination of their home
Civil Relief Act                   loan. The response of the United States to the terrorist
                                   attacks on September 11, 2001 has included rescue efforts
                                   and military operations that will increase the number of
                                   citizens who are in active military service, including
                                   persons in reserve status who have been called or will be
                                   called to active duty. The Relief Act provides generally
                                   that a borrower who is covered by the Relief Act may not be charged interest on a home loan in excess of 6% per annum
                                   during the period of the borrower's active duty. Any
                                   resulting interest shortfalls are not required to be paid by the borrower at any future time. The servicer is not
                                   required to advance these shortfalls as delinquent payments.
                                   Interest shortfalls on the home loans due to the application of the Relief Act or similar legislation or regulations will be covered only to the extent that excess interest is
                                   available to cover the shortfall. Interest Shortfalls due to the application of the Relief Act or similar legislation or regulations may remain unpaid on the final payment date.

                                   The Relief Act also limits the ability of the servicer to
                                   foreclose on a home loan during the borrower's period of
                                   active duty and, in some cases, during an additional three month period thereafter. As a result, there may be delays in payment and increased losses on the home loans.

                                   We do not know how many home loans have been or may be
                                   affected by the application of the Relief Act. See "Certain
                                   Legal Aspects of the Loans--Soldiers' and Sailors' Civil
                                   Relief Act of 1940" in the prospectus.


                                      S-22








                                  Introduction

         The trust will be formed under the trust agreement, to be dated as of the closing date, between the depositor and the owner trustee. The issuer will issue $152,239,000 of GMACM Home Loan-Backed Term Notes, Series 2001-CL1. These notes will be issued under the indenture, to be dated as of the closing date, between the issuer and the indenture trustee. Under the trust agreement, the issuer will issue one class of GMACM Home Loan-Backed Certificates, Series 2001-CL1. The notes and the certificates are collectively referred to in this prospectus supplement as the securities. Only the notes are offered by this prospectus supplement.

         On the closing date, the depositor will deposit into the trust fund a group of home loans that will constitute a mortgage pool. All of the home loans will be sold by the sellers to the depositor, which will then transfer the home loans to the trust pursuant to the home loan purchase agreement, or purchase agreement. The trust will be entitled to all payments of principal and interest in respect of the home loans received on or after the cut-off date.

         We have defined certain significant terms in the section titled "Description of the Securities--Glossary of Terms" in this prospectus supplement. Capitalized terms used in this prospectus supplement but not defined in this prospectus supplement shall have the meanings assigned to them in the accompanying prospectus. The term "Payment Account" used in the prospectus corresponds to the term "Note Payment Account" as described in this prospectus supplement. The conveyance of the home loans to the trust and the issuance of the notes described in this prospectus supplement is a "Designated Seller Transaction" as that term is used in the prospectus.

                          Description of the Home Loans

General

         The statistical information presented in this prospectus supplement relates to the home loans conveyed to the trust on the closing date, or initial home loans. Unless otherwise indicated, all percentages set forth in this prospectus supplement are approximate and are based upon the outstanding principal balances of the initial home loans as of the cut-off date.

         Home loans conveyed to the trust after the closing date, or subsequent home loans, will be selected using generally the same criteria as that used to select the initial home loans, and generally the same representations and warranties will be made with respect thereto. See "Description of the Home Loans--Conveyance of Subsequent Home Loans" in this prospectus supplement.

Initial Home Loans

         The pool of initial home loans will be conveyed to the trust on the closing date. On or prior to February 27, 2002, the issuer may purchase subsequent home loans having an unpaid principal balance up to the initial amount deposited into the Pre-Funding Account. All of the home loans will be closed-end, fixed-rate loans which are not insured or guaranteed by any governmental agency and the related proceeds of which were used to:

         o  finance property improvements,

         o finance the acquisition of personal property such as home appliances or furnishings,

         o  finance debt consolidation,

         o  finance the partial refinancing of residential properties,


                                      S-23







         o  provide cash to the borrower for unspecified purposes, or

         o  a combination of the foregoing.

         The home loans will be secured by mortgages, deeds of trust and security deeds on various types of residences, including one- to four-family residences, condominium units and townhouses, that are primarily second in priority to a senior lien on the related mortgaged properties.

         All of the home loans were originated by GMACM through its ditech.com division. GMACM acquired the assets of DiTech Funding Corporation in April 1999 and utilizes those assets in its ditech.com division.

         GMACM, through its ditech.com division, solicits mortgages directly from borrowers through its extensive telemarketing and advertising programs. All of the home loans will have been underwritten or reviewed to determine whether such home loans comply with the underwriting standards of the seller. For a description of the underwriting criteria applicable to the home loans, see "Description of the Home Loans--Underwriting Standards" in this prospectus supplement.

         All of the home loans provide for a rebate to the borrower of 5% of the original loan amount following timely payment of the first 24 monthly payments on the home loan and satisfaction of certain other conditions. Any amount rebated to the borrower will be paid by GMACM and will not be applied to reduce the outstanding principal balance of the home loan.

         As of the cut-off date, 81.08% of the home loans will be secured by liens on mortgaged properties in which the borrowers have no equity in the mortgaged properties, i.e., the related combined loan-to-value ratios exceeded 100% at the time of origination of such home loans. For any home loan secured by a junior lien on the related mortgaged property, the combined loan-to-value ratio, in most cases, will be the ratio, expressed as a percentage, of (A) the sum of (1) the original principal balance of the home loan, and (2) the principal balance of any related senior mortgage loan at origination of the home loan together with any home loan subordinate to it, to (B) the appraised value of the related mortgaged property.

         All of the home loans will be sold by the sellers to the depositor, which will then transfer the home loans to the trust pursuant to the purchase agreement. The trust will be entitled to all payments of principal and interest in respect of the home loans received after the cut-off date.

         As to any date, the pool balance will be equal to the aggregate of the principal balances of all home loans owned by the trust as of that date, plus any amounts on deposit in the pre-funding account. The principal balance of a home loan, other than a liquidated home loan, on any day is equal to its principal balance as of the cut-off date, minus all collections credited against the principal balance of the home loan in accordance with the related mortgage note prior to that day. The principal balance of a liquidated home loan after final recovery of substantially all of the related liquidation proceeds which the servicer reasonably expects to receive will be zero.

Payments on the Home Loans

         Interest on each home loan is payable monthly on the outstanding principal balance thereof and is serviced under an "actuarial interest" method in which interest is charged to the related borrowers, and payments are due from such borrowers as of a scheduled day each month which is fixed at the time of origination with payments received after a grace period following such scheduled day subject to a late charge. Each regular scheduled payment made by the borrower is, therefore, treated as containing a


                                      S-24







predetermined amount of interest and principal. Scheduled monthly payments made by the borrowers on the home loans either earlier or later than the scheduled due dates thereof will not affect the amortization schedule or the relative application of such payments to principal and interest. Interest accrued on each home loan will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

         As of the cut-off date, 55.85% of the home loans provide for payment of a prepayment charge, if these home loans prepay within a specified time period. The prepayment charge, in most cases, is the maximum amount permitted under applicable state law. However, some state laws restrict the imposition of prepayment charges even when the home loans expressly provide for the collection of those charges. Although the Alternative Mortgage Transactions Parity Act permits the collection of prepayment charges in connection with some types of eligible home loans preempting any contrary state law prohibitions, some states may not recognize the preemptive authority of the Parity Act. As a result, it is possible that prepayment charges may not be collected even on home loans that provide for the payment of these charges. The servicer will be entitled to all prepayment charges and late payment charges received on the home loans and these amounts will not be available for payment on the notes.

High Cost Loans

         As of the cut-off date, 89.28% of the home loans were "high cost loans", subject to the provisions of the Home Ownership and Equity Protection Act of 1994, referred to as the Homeownership Act. Purchasers or assignees of any high cost loan, including the trust, could be liable for all claims and subject to all defenses that the borrower could assert against the originator of the high cost loan. Remedies available to the borrower include monetary penalties, as well as recission rights if appropriate disclosures were not given as required. The maximum damages that may be recovered under these provisions from an assignee, including the trust, is the remaining amount of indebtedness plus the total amount paid by the borrower in connection with the home loan. See "Risk Factors--Risks Associated with the Home Loans" in this prospectus supplement and "Certain Legal Aspects of the Loans--The Mortgage Loans--Anti-Deficiency Legislation and Other Limitations on Lenders" in the prospectus.

         GMACM will represent and warrant, as of the date of issuance of the notes, that each home loan at the time it was made complied in all material respects with applicable local, state and federal laws. As a result of this representation and warranty, GMACM will be required to repurchase or substitute for any home loan that violated the Homeownership Act at the time of origination, if that violation materially and adversely affects the interests of the noteholders in that home loan.

         GMACM is opposed to predatory lending practices, as a matter of corporate policy. GMACM maintains policies and procedures that are designed to verify that as to each high cost loan,

         o none of the proceeds were used to finance the purchase of single premium credit insurance policies,

         o none of the loans contain prepayment penalties that extend beyond five years after the date of origination and no prepayment penalty will be charged if the source of the prepayment funds is a refinancing by GMACM or an affiliate of GMACM or at origination the borrower's total monthly debt service (including amounts owed under the loan) exceeds 50% of the borrower's monthly gross income, as verified by the consumer's signed financial statement, a credit report, and payment records for employment income,

         o the borrower, taking into account the borrower's current and expected income, current obligations and employment status, is expected to be able to make the scheduled payment to repay the loan,


                                      S-25







         o  the loan does not have a balloon payment feature,

         o the loan does not have a negative amortization feature, where by only making the regular periodic payments, the principal balance of the loan would increase, and

         o the loan does not contain any provision for an increase of the interest rate after default.

However, there can be no assurance that these policies and procedures will assure that these requirements are satisfied as to each and every home loan.

         In addition to the Homeownership Act, a number of legislative proposals have been introduced at both the federal and state level that are designed to discourage predatory lending practices. Some states have enacted, or may enact, laws or regulations generally similar to the Homeownership Act that prohibit inclusion of some provisions in home loans that have interest rates or origination costs in excess of prescribed levels, and require that the borrowers be given certain disclosures or receive credit counseling prior to the consummation of the home loans. In some cases state law may impose requirements and restrictions greater than those in the Homeownership Act. For example, North Carolina has enacted a law effective with respect to residential closed-end loans originated on or after July 1, 2000 that have interest rates, origination costs or prepayment penalties in excess of certain prescribed levels. The originators' failure to comply with any of these laws that are applicable could subject the trust, and other assignees of the home loans, to monetary penalties and could result in the borrowers' rescinding the home loans against either the trust or subsequent holders of the home loans. However, GMACM will be required to repurchase or substitute for any home loan that violated any applicable law at the time of origination, if that violation materially and adversely affects the interests of the noteholders in that home loan.

Characteristics of the Initial Home Loans

         The statistical information set forth below does not take into account any of the subsequent home loans that may be sold to the trust during the pre-funding period through the application of amounts on deposit in the pre-funding account.

         The home loans have the following characteristics as of the cut-off date:

         o The home loans consisted of 4,890 home loans with an aggregate principal balance totaling $126,208,229.09.

         o The home loans bear interest at fixed rates which range from 6.000% per annum to 17.990% per annum and have a weighted average loan rate of approximately 15.863% per annum.

         o The principal balances of the home loans range from $2,491.50 to $50,000.00 and average $25,809.45.

         o The weighted average remaining term to stated maturity of the home loans was approximately 239 months and the weighted average number of months that have elapsed since origination was four months.

         o The weighted average combined loan-to-value ratio of the home loans was approximately 104.73%, with the highest combined loan-to-value ratio being 110.00%.

         o Approximately 81.08% of the home loans had a combined loan-to-value ratio in excess of 100%.


                                      S-26








         o All of the home loans are fully amortizing loans having original stated maturities of not more than 25 years.

         o  No home loan is scheduled to mature later than November, 2026.

         o All of the home loans were home loans secured by mortgaged properties located in 46 states.

         o All of the home loans were secured by mortgaged properties represented by the related borrowers to be owner-occupied.

         o Approximately 0.13% of the home loans were secured by first liens on the related mortgaged property and approximately 99.87% of the home loans were secured by second liens on the related mortgaged property.

         o The documentation type for all of the home loans was full documentation.

         o None of the home loans were 30 or more days delinquent.

As used in this prospectus supplement, a home loan is considered to be "30 to 59 days" or "30 or more days" delinquent when a payment due on any due date remains unpaid as of the close of business on the next following monthly due date. However, since the determination as to whether a home loan falls into this category is made as of the close of business on the last business day of each month, a home loan with a payment due on November 1 that remained unpaid as of the close of business on November 30 would still be considered current as of November 30. If that payment remained unpaid as of the close of business on December 31, the home loan would then be considered to be 30 to 59 days delinquent. Delinquency information presented in this prospectus supplement as of the cut-off date is determined and prepared as of the close of business on the last business day immediately prior to the cut-off date.

Additional Initial Home Loan Characteristics

         Set forth below is a description of some additional characteristics of the initial home loans which are given as of the cut-off date unless otherwise indicated. All percentages of the initial home loans are approximate percentages unless otherwise indicated by the cut-off date balance. The sum of the dollar amounts and percentages in the following tables may not equal the totals due to rounding.

                        Initial Home Loan Characteristics

                           Property Type of Home Loans

                                                                                                Percentage of
                                                                                                Cut-Off Date
                                                  Number of           Aggregate Unpaid       Aggregate Principal
Property Type                                Initial Home Loans       Principal Balance             Balance
----------------------                       ------------------       -----------------      -------------------
Single Family............................          4,255               $109,630,666.05               86.86%
Condominium..............................            311                  7,810,897.36                6.19
Planned Unit Development.................            278                  7,430,249.02                5.89
Two-to-Four Family ......................             46                  1,336,416.66                1.06
                                                   -----               ---------------              ------
                                    Total         4,890                $126,208,229.09              100.00%

                                      S-27







                  Outstanding Principal Balances of Home Loans

                                                                                        Percentage of
                                                                                        Cut-Off Date
Range of Outstanding Principal           Number of           Aggregate Unpaid        Aggregate Principal
Balances ($)                         Initial Home Loans      Principal Balance             Balance
-------------------------------      ------------------      -----------------       -------------------
    $0.01   to   $25,000.00                 2,824              $53,387,375.69               42.30%
$25,000.01   to   $50,000.00                2,066               72,820,853.40               57.70
                                            -----             ---------------              ------
                              Total         4,890             $126,208,229.09              100.00%


o The average principal balance of the initial home loans as of the cut-off date is approximately $25,809.45.



                         Original Balances of Home Loans

                                                                                         Percentage of
                                                                                         Cut-Off Date
                                            Number of         Aggregate Unpaid        Aggregate Principal
Range of Original Balances ($)        Initial Home Loans      Principal Balance             Balance
------------------------------        ------------------      -----------------       -------------------
     $0.01   to   $25,000.00                2,789               $52,542,879.36                41.63%
$25,000.01   to   $50,000.00                2,101                73,665,349.73                58.37
                                           ------              ---------------               ------
                               Total         4,890             $126,208,229.09               100.00%

o The average original balance of the initial home loans as of the cut-off date is approximately $25,924.88.


                   Combined Loan-To-Value Ratios of Home Loans



                                                                                       Percentage of
                                                                                       Cut-Off Date
Range of Combined                     Number of            Aggregate Unpaid         Aggregate Principal
Loan-to-Value Ratios (%)          Initial Home Loans       Principal Balance              Balance
------------------------          ------------------       -----------------        -------------------
    0.01%   to   40.00%                     3                    $79,980.83                 0.06%
   40.01%   to   50.00%                     5                     93,098.02                 0.07
   50.01%   to   60.00%                     6                     97,761.54                 0.08
   60.01%   to   70.00%                    12                    303,522.34                 0.24
   70.01%   to   80.00%                    54                  1,180,212.44                 0.94
   80.01%   to   90.00%                   148                  3,683,343.77                 2.92
   90.01%   to   100.00%                  723                 18,440,676.15                14.61
  100.01%   to   105.00%                  836                 22,062,488.12                17.48
  105.01%   to   110.00%                3,103                 80,267,145.88                63.60
                                        -----               ---------------               ------
                         Total          4,890               $126,208,229.09               100.00%


o The minimum and maximum combined loan-to-value ratios of the initial home loans as of the cut-off date are approximately 15.60% and 110.00%, respectively, and the weighted average combined loan-to-value ratio of the initial home loans as of the cut-off date is approximately 104.73%.


                                      S-28







                    Geographical Distributions of Home Loans



                                                                                       Percentage of
                                                                                       Cut-Off Date
                                      Number of            Aggregate Unpaid         Aggregate Principal
Location                          Initial Home Loans       Principal Balance              Balance
------------------------          ------------------       -----------------        -------------------
California                               818                  $23,022,612.91               18.24%
Florida                                  356                    8,679,435.75                6.88
Virginia                                 315                    8,282,702.97                6.56
New York                                 218                    6,435,588.19                5.10
Ohio                                     277                    6,435,410.24                5.10
New Jersey                               230                    6,413,102.98                5.08
Michigan                                 219                    5,251,344.27                4.16
Illinois                                 203                    4,997,522.30                3.96
North Carolina                           155                    4,803,517.19                3.81
Maryland                                 190                    4,777,142.10                3.79
Georgia                                  182                    4,507,937.35                3.57
Pennsylvania                             182                    4,376,445.39                3.47
Washington                               159                    4,173,150.53                3.31
Arizona                                  162                    3,803,018.72                3.01
Colorado                                 111                    3,056,121.55                2.42
Nevada                                   119                    2,980,281.02                2.36
Connecticut                              103                    2,711,300.61                2.15
Other                                    891                   21,501,595.02               17.04
                                       -----                 ---------------               -----
                           Total       4,890                 $126,208,229.09              100.00%

o   "Other" includes states with under 2.00% concentrations individually.


          Junior Ratios of Home Loans Secured by Second Liens(1)(2)(3)



                                                                                       Percentage of
                                                                                       Cut-Off Date
                                      Number of            Aggregate Unpaid         Aggregate Principal
Range of Junior Ratios(%)         Initial Home Loans       Principal Balance              Balance
-------------------------         ------------------       -----------------        -------------------
    0.001%   to   5.000%                    4                    $60,874.93                 0.05%
    5.001%   to   10.000%                 369                  6,533,812.97                 5.18
   10.001%   to   15.000%               1,623                 34,361,794.71                27.26
   15.001%   to   20.000%               1,395                 36,891,464.50                29.27
   20.001%   to   25.000%                 842                 25,658,510.50                20.36
   25.001%   to   30.000%                 377                 12,863,802.35                10.21
   30.001%   to   35.000%                 156                  5,403,663.70                 4.29
   35.001%   to   40.000%                  68                  2,441,327.00                 1.94
   40.001%   to   45.000%                  27                    989,130.84                 0.78
   45.001%   to   50.000%                   8                    286,637.99                 0.23
   50.001%   to   55.000%                   8                    269,940.89                 0.21
   55.001%   to   60.000%                   4                    170,960.88                 0.14
   60.001%   to   65.000%                   1                     50,000.00                 0.04
   65.001%   to   70.000%                   2                     62,794.07                 0.05
                                        -----               ---------------               ------
                             Total      4,884               $126,044,715.33               100.00%


         (1) The junior ratio of a home loan is the ratio (expressed as a percentage) of the outstanding balance of such home loan to the sum of such outstanding balance and the outstanding balance of any senior mortgage computed as of the date such home loan is underwritten.

         (2) The weighted average junior ratio of the initial home loans secured by second liens as of the cut-off date is approximately 19.15%.

         (3)  Includes only the initial home loans secured by second liens.


                                      S-29







                            Loan Rates of Home Loans



                                                                                       Percentage of
                                                                                       Cut-Off Date
                                      Number of            Aggregate Unpaid         Aggregate Principal
Range of Loan Rates(%)            Initial Home Loans       Principal Balance              Balance
-------------------------         ------------------       -----------------        -------------------
  6.000%   to   6.999%                      3                    $70,295.43                  0.06%
  9.000%   to   9.999%                      2                     35,438.07                  0.03
 10.000%   to   10.999%                     2                     17,460.74                  0.01
 11.000%   to   11.999%                     1                     22,024.35                  0.02
 12.000%   to   12.999%                   264                  7,205,330.45                  5.71
 13.000%   to   13.999%                   204                  5,951,236.47                  4.72
 14.000%   to   14.999%                   987                 25,816,406.78                 20.46
 15.000%   to   15.999%                 1,786                 46,279,257.52                 36.67
 16.000%   to   16.999%                 1,130                 28,051,671.25                 22.23
 17.000%   to   17.999%                   511                 12,759,108.03                 10.11
                                        -----               ---------------                ------
                          Total         4,890               $126,208,229.09                100.00%


o The weighted average loan rate of the initial home loans as of the cut-off date is approximately 15.863%.


              Months Remaining to Scheduled Maturity of Home Loans



                                                                                       Percentage of
                                                                                       Cut-Off Date
Range of Remaining Term                Number of            Aggregate Unpaid         Aggregate Principal
(months)                          Initial Home Loans       Principal Balance              Balance
-------------------------         ------------------       -----------------        -------------------
      0   to    60                          1                     $2,491.50                 0.00%*
     61   to    120                        20                    436,124.16                 0.35
    121   to    180                     2,376                 56,738,054.06                44.96
    181   to    240                       169                  4,832,310.24                 3.83
    241   to    300                     2,324                 64,199,249.13                50.87
                                        -----               ---------------               ------
                        Total           4,890               $126,208,229.09               100.00%


o The weighted average months remaining to scheduled maturity of the initial home loans as of the cut-off date is approximately 239 months.

*   Less than 0.005% but greater than 0.000%.


                           Lien Priority of Home Loans



                                                                                       Percentage of
                                                                                       Cut-Off Date
                                      Number of            Aggregate Unpaid         Aggregate Principal
Lien Position                     Initial Home Loans       Principal Balance              Balance
-------------------------         ------------------       -----------------        -------------------
Second                                  4,884               $126,044,715.33                99.87%
First                                       6                    163,513.76                 0.13
                                        -----               ---------------                -----
                          Total         4,890               $126,208,229.09               100.00%


                                      S-30







                       Debt-to-Income Ratios of Home Loans

                                                                                               Percentage of
                                                                                               Cut-Off Date
                                              Number of            Aggregate Unpaid         Aggregate Principal
Range of Debt-to-Income Ratios(%)         Initial Home Loans       Principal Balance              Balance
---------------------------------         ------------------       -----------------        -------------------
       10.000% to 14.999%                            5                   $91,845.06                 0.07%
       15.000% to 19.999%                           41                   822,175.14                 0.65
       20.000% to 24.999%                          122                 2,867,869.99                 2.27
       25.000% to 29.999%                          331                 7,932,691.55                 6.29
       30.000% to 34.999%                          772                18,680,103.46                14.80
       35.000% to 39.999%                        1,210                30,220,052.72                23.94
       40.000% to 44.999%                        2,053                53,839,096.24                42.66
       45.000% to 49.999%                          345                11,380,974.94                 9.02
       50.000% to 54.999%                           11                   373,419.99                 0.30
                                                 -----              ---------------               ------
                                 Total           4,890              $126,208,229.09               100.00%


o The weighted average debt-to-income ratio of the initial home loans as of the cut-off date is approximately 38.99%.


                        Documentation Type of Home Loans



                                                                                       Percentage of
                                                                                       Cut-Off Date
                                      Number of            Aggregate Unpaid         Aggregate Principal
Documentation Level               Initial Home Loans       Principal Balance              Balance
-------------------------         ------------------       -----------------        -------------------
Full Documentation                       4,890              $126,208,229.09               100.00%
                                         -----              ---------------               -------
                           Total         4,890              $126,208,229.09               100.00%


                          Occupancy Types of Home Loans



                                                                                       Percentage of
                                                                                       Cut-Off Date
Occupancy                             Number of            Aggregate Unpaid         Aggregate Principal
(as indicated by Borrower)        Initial Home Loans       Principal Balance              Balance
--------------------------        ------------------       -----------------        -------------------
 Owner Occupied                           4,890             $126,208,229.09                  100.00%
                                          -----             ---------------                  -------
                          Total           4,890             $126,208,229.09                  100.00%



                           Loan Purpose of Home Loans



                                                                                       Percentage of
                                                                                       Cut-Off Date
                                      Number of            Aggregate Unpaid         Aggregate Principal
Loan Purpose                      Initial Home Loans       Principal Balance              Balance
-------------------------         ------------------       -----------------        -------------------
Debt Consolidation*                       2,688              $71,055,790.61                56.30%
Debt Consolidation /Cash Out*             1,292               31,576,822.02                25.02
Rate/Term Refinance                         389               12,644,796.58                10.02
Cash Out*                                   521               10,930,819.88                 8.66
                                          -----            ----------------               ------
                              Total       4,890             $126,208,229.09               100.00%



* A portion of the proceeds of some of these initial home loans may have been used for refinancing.


                                      S-31







                      Disposable Income of Borrowers(1)(2)



                                                                                                 Percentage of
                                                                                                 Cut-Off Date
Range of Disposable Monthly Income of           Number of            Aggregate Unpaid         Aggregate Principal
Borrowers($)                                Initial Home Loans       Principal Balance              Balance
-------------------------------------       ------------------       -----------------        -------------------
  $2,000.01    to       $3,000.00                2,028                 $45,954,399.92                 36.41%
  $3,000.01    to       $4,000.00                1,640                  43,162,362.33                 34.20
  $4,000.01    to       $5,000.00                  708                  20,215,030.91                 16.02
  $5,000.01    to       $6,000.00                  291                   9,323,997.91                  7.39
  $6,000.01    to       $7,000.00                  124                   4,058,079.30                  3.22
  $7,000.01    and        greater                   99                   3,494,358.72                  2.77
                                                 -----                ---------------                ------
                                   Total         4,890                $126,208,229.09                100.00%


         (1) Determined on a pretax basis by subtracting the borrower's monthly debt service on outstanding debt from the borrower's monthly income.

         (2) The weighted average disposable monthly income of the borrower of the initial home loans as of the cut off date is approximately $3,666.84.


          Credit Scores as of the Date of Origination of the Home Loans



                                                                                                 Percentage of
                                                                                                 Cut-Off Date
Range of Credit Scores as of the                Number of            Aggregate Unpaid         Aggregate Principal
Date of Origination of the Home Loans       Initial Home Loans       Principal Balance              Balance
-------------------------------------       ------------------       -----------------        -------------------
           580 to 599                              1,284               $33,201,894.19                26.31%
           600 to 619                              1,481                38,193,895.91                30.26
           620 to 639                              1,439                37,200,357.37                29.48
           640 to 659                                576                14,672,308.84                11.63
           660 to 679                                 77                 2,040,072.67                 1.62
           680 to 699                                 21                   599,470.94                 0.47
           700 to 719                                  5                    99,218.63                 0.08
           720 to 739                                  4                    96,160.11                 0.08
           740 to 759                                  3                   104,850.43                 0.08
                                                   -----              ----------------              ------
                                     Total         4,890              $126,208,229.09               100.00%


o The weighted average credit score of the borrowers of the initial home loans as of the cut-off date is approximately 616.


                                      S-32








Underwriting Standards

         All of the initial home loans have been, and the subsequent home loans are expected to be, underwritten by GMACM pursuant to its loan origination program referred to in this prospectus supplement as the "ditech.com Reward Loan program." Generally, the underwriting standards of the ditech.com Reward Loan program place a greater emphasis on the creditworthiness of the borrower than on the underlying collateral in evaluating the likelihood that a borrower will be able to repay a loan.

         The ditech.com Reward Loan program is designed for homeowners who may have little or no equity in their property, but who possess average to good credit histories and provable income and use the proceeds for home improvements, debt consolidation and/or other consumer purposes. Under the ditech.com Reward Loan program, the seller uses its own credit evaluation criteria to classify the loans by risk class based in significant part on credit score. The credit scores, which are obtained from the credit reports of three major national credit reporting organizations, are numerical representations of borrowers' estimated default probabilities, and generally range from a low of 200 to a high of 900. The ditech.com Reward Loan program provides that the credit report reflecting the median credit score is used by the seller in evaluating each applicant. Generally, the applicant will have a credit score consistent with the applicable program guidelines. The principal amount of the loan originated or purchased by the seller generally does not exceed program guidelines. The seller generally does not permit the ratio of total monthly debt obligations to monthly gross income, or the debt-to-income ratio, to exceed certain program guidelines. Other than on an exception basis, the loans originated under the ditech.com Reward Loan program will not have a combined loan-to-value ratio in excess of 110%. In general, the loan is secured by a second lien on the related property. In most instances the property is improved with an owner-occupied (based on the borrower's statement at origination) one- to four-family residence.

         Below is a brief summary of the ditech.com Reward Loan program's guidelines.

                           Reward Loan Program Summary

--------------------------------------------------------------------------------
Minimum Credit Score:                                      580
--------------------------------------------------------------------------------
Maximum Loan Amount:                                     $50,000
--------------------------------------------------------------------------------
Maximum Debt-to-Income Ratio:                              50%
--------------------------------------------------------------------------------


         The following pretax disposable income requirements are applicable on the loans in the ditech.com Reward Loan program.

--------------------------------------------------------------------------------
Loan Amount:                                        $15,000 - $50,000
--------------------------------------------------------------------------------
Minimum Residual Income:                                $2,000/mo
--------------------------------------------------------------------------------


         A credit report reflecting the applicant's complete credit history is required. The credit report typically contains information reflecting delinquencies, repossessions, judgments, foreclosures, bankruptcies and similar instances of adverse credit that can be discovered by a search of public records. An applicant's recent credit report is used to evaluate the borrower's payment record and must be current at the time of application.


                                      S-33







         In addition to credit score and debt-to-income ratio parameters, GMACM also requires that each loan applicant be a generally acceptable credit risk. In addition, GMACM requires full income verification on each loan. Existing home loans are required to be current at the time the application is submitted. In addition, applicants may not have had any mortgages or rent payments 60 or more days past due and not more than three payments 30 to 59 days past due their respective due dates during the 12 months preceding the application. For existing non-mortgage credit, minor to moderate derogatory items are acceptable. In some cases, letters of explanation may be required in explaining derogatory items. Any co-applicant that is being relied upon for income qualification must have a credit score equal to or greater than 520. GMACM does not recognize income from co-applicants who possess credit scores less than 520. On a case by case basis, GMACM will allow for deviation from these parameters if satisfactory letters of explanation are obtained.

         With respect to valuation of prospective mortgaged properties, the ditech.com Reward Loan program requires independent verification of property values, which includes a standard appraisal, drive-by appraisal or electronic appraisal on all loans. Generally, the seller bases the loan decision on the creditworthiness of the borrower, rather than the underlying collateral.

         Generally, GMACM requires a title report by an approved title company or an attorney's title opinion on all property securing loans it originates or purchases. Title reports indicate the lien position of any related senior mortgage loans. The underwriting guidelines of GMACM do not require borrowers to obtain title insurance in connection with a home loan.

         Under GMACM's origination policies, upon the sale of the related property securing a borrower's loan, the borrower may qualify for a new loan in an identical amount with respect to the borrower's new property upon the satisfaction of all criteria applicable to such loan as if it were a new origination. In the case of home loans included in the trust, the servicer will enforce any related "due-on-sale" clauses and the new loan will not be transferred to the trust.

Conveyance of Subsequent Home Loans

         The purchase agreement permits the issuer to acquire subsequent home loans from the sellers. Accordingly, the statistical characteristics of the home loans upon the acquisition of the subsequent home loans may vary somewhat from the statistical characteristics of the initial home loans as of the cut-off date as presented in this prospectus supplement.

         Each subsequent home loan will have been underwritten substantially in accordance with the criteria set forth in this prospectus supplement under "Description of the Home Loans--Underwriting Standards." Subsequent home loans will be transferred to the issuer pursuant to subsequent transfer agreements. In connection with the purchase of subsequent home loans on such dates of transfer, referred to as subsequent transfer dates, the issuer will be required to pay to GMACM from amounts on deposit in the pre-funding account a cash purchase price of 100% of the principal balance of the home loan purchased. In each instance in which subsequent home loans are transferred to the trust pursuant to a subsequent transfer agreement, the issuer will designate a cut-off date, referred to as a subsequent cut-off date, with respect to the subsequent home loans acquired on that date. The amount paid from the pre-funding account on each subsequent transfer date will not include accrued interest on the subsequent home loans. Following each subsequent transfer date, the aggregate principal balance of the home loans will increase by an amount equal to the aggregate principal balance of the subsequent home loans so acquired and the amount in the pre-funding account will decrease accordingly.


                                      S-34







         The purchase of subsequent home loans on any subsequent transfer date is subject to the following requirements:

         (1) such home loan may not be 30 or more days delinquent at the date of purchase;

         (2) the original term to maturity of such home loan may not exceed 300 months;

         (3) such home loan must be secured by a mortgage in a first or second lien position;

         (4) such home loan must not have a mortgage interest rate less than 6.000%;

         (5)   the principal balance of such home loan may not exceed $50,000;

         (6)   no home loan shall have a credit score less than 580;

         (7) such home loan must have a combined loan-to-value ratio not in excess of 110%; and

         (8) such home loan must comply with the representations and warranties in the purchase agreement.

         Subsequent home loans with characteristics materially varying from those set forth above may be purchased by the issuer and included in the trust if GMACM has obtained confirmation from each rating agency that the variance will not cause the reduction or withdrawal by the rating agency of the then-current rating on any class of notes.

The Pre-Funding Account

         The indenture trustee will establish the pre-funding account and deposit approximately $31,552,056.91 therein on the closing date from the net proceeds of the sale of the securities. Monies in the pre-funding account will be applied during the pre-funding period to purchase subsequent home loans from the sellers. The pre-funding account will be part of the trust, but monies on deposit therein will not be available to cover losses on or in respect of the home loans. Any amounts remaining on deposit in the pre-funding account at the end of the pre-funding period will be applied to prepay the notes on the next payment date. Monies on deposit in the pre-funding account may be invested in permitted investments as provided in the servicing agreement. Net income on investment of funds in the pre-funding account will be deposited into or credited to the Note Payment Account. There can be no assurance that a sufficient number of subsequent home loans will be available for application of the entire amount on deposit in the pre-funding account.

                            The Sellers and Servicer

General

         GMACM is the originator of all of the home loans. GMACM will be the seller of most of the initial home loans and most of the subsequent home loans. The remainder of the initial home loans and subsequent home loans will be sold to the depositor by a trust established by an affiliate of GMACM, which in turn acquired or will acquire the home loans from GMACM. GMACM will also be the servicer of all the home loans. GMACM is an indirect wholly-owned subsidiary of General Motors Acceptance Corporation and is one of the nation's largest mortgage bankers. GMACM is engaged in the mortgage banking business, including the origination, purchase, sale and servicing of residential loans.

         The notes do not represent an interest in or an obligation of the sellers or the servicer. The sellers' only obligations with respect to the notes will be pursuant to certain limited representations and warranties made by the sellers or as otherwise provided in this prospectus supplement.

         GMACM maintains its executive and principal offices at 100 Witmer Road, Horsham, Pennsylvania 19044. Its telephone number is (215) 682-1000.


                                      S-35







         GMACM, as servicer, will be responsible for servicing the home loans in accordance with its program guide and the terms of the servicing agreement. On the closing date, the custodian will be Escrow Bank USA, which is an affiliate of GMACM and the depositor. The depositor will cause the mortgage notes for the home loans to be delivered to the custodian as agent for the indenture trustee on behalf of the noteholders. All other legal documents relating to the home loans will be held by the servicer as agent for the indenture trustee on behalf of noteholders.

         For information regarding collection and other servicing procedures, including foreclosure procedures, see "The Agreements--The Servicing Agreement--Collection and Other Servicing Procedures; Loss Mitigation" in this prospectus supplement. Servicing and charge-off policies and collection practices may change over time in accordance with the servicer's business judgment, changes in the servicer's portfolio of real estate secured revolving credit line loans that it services for its clients and applicable laws and regulations, and other considerations.

Delinquency Experience

         The following tables summarize the delinquency and loss experience for all closed end, fixed rate, primarily second lien home equity loans originated by GMACM under the ditech.com Reward Program. The data presented in the following tables is for illustrative purposes only, and there is no assurance that the delinquency and loss experience of the home loans in the mortgage pool will be similar to that set forth below.

         The information in the tables below has not been adjusted to eliminate the effect of the significant growth in the size of the servicer's Reward Program loan portfolio during the periods shown. Accordingly, loss and delinquency as percentages of aggregate principal balance of the home equity loans serviced for each period would be higher than those shown if certain of the home equity loans were artificially isolated at a point in time and the information showed the activity only with respect to those home equity loans.

                        Portfolio Delinquency Experience

=======================================================================================================================
                            At September 30, 2001             At December 31, 2000            At December 31, 1999
                             $ Loans       % by $          $ Loans            % by $           $ Loans       % by $
                             -------       ------          -------            ------           -------       ------
Number of Loans                        17,650                        15,314                                695
Total Portfolio.......        456,410,207   100.00%         401,650,733   100.00%               17,505,472    100.00%

Period of Delinquency:
   30-59 Days.........         10,934,389     2.40%           3,586,666     0.89%                  133,450      0.76%
   60-89 Days.........          5,338,087     1.17%           2,213,719     0.55%                   94,394      0.54%
   90+ Days..........           7,961,345     1.74%           3,721,895     0.93%                   62,608      0.36%
Total Loans...........         24,233,822     5.31%           9,522,281     2.37%                  290,452      1.66%

Foreclosure...........            419,151     0.09%              14,997     0.00%                       --      0.00%
Foreclosed (REO                        --     0.00%                  --     0.00%                       --      0.00%
Property).............
Total Loans in
Foreclosure...........            419,151     0.09%              14,997     0.00%                       --      0.00%

Total Delinquent Loans         24,652,973     5.40%           9,537,278     2.37%                  290,452      1.66%
=======================================================================================================================

                                      S-36







                    Portfolio Loss and Foreclosure Experience

=======================================================================================================================
                              At September 30, 2001            At December 31, 2000          At December 31, 1999
                             $ Loans           % by $        $ Loans            % by $        $ Loans         % by $
                             -------           ------        -------            ------        -------         ------
Number of Loans                           17,650                          15,314                          695
Total Portfolio.........        456,410,207    100.00%         401,650,733       100.00%       17,505,472     100.00%

Total Loans in
Foreclosure.............            419,151      0.09%              14,997         0.00%               --       0.00%

Net Chargeoffs for
Period..................          1,691,857      0.37%              23,469         0.01%               --       0.00%
=======================================================================================================================

         o Performing loans in bankruptcy are not included in delinquency statistics.

Servicing and Other Compensation and Payment of Expenses

         The servicing fee for each home loan is payable out of the interest payments on that home loan. The servicing fee rate for each home loan is 0.50% per annum. The compensation to the servicer consists of:

         o the servicing fee payable to the servicer in respect of its servicing activities; and

         o     other related compensation.

         The servicer, or, if specified in the servicing agreement, the indenture trustee on behalf of the trust, will pay or cause to be paid certain ongoing expenses associated with the trust and incurred by it in connection with its responsibilities under the servicing agreement, including, without limitation, payment of the fees and disbursements of the indenture trustee, the owner trustee, the custodian, the note registrar and any paying agent, and payment of expenses incurred in enforcing the obligations of the sellers. If the servicer is not the same person as, or an affiliate of, a seller, the servicer will be entitled to reimbursement of expenses incurred in enforcing the obligations of that seller under certain limited circumstances. In addition, the servicer will be entitled to reimbursements for certain expenses incurred by it in connection with liquidated home loans and in connection with the restoration of mortgaged properties, that right of reimbursement being prior to the rights of noteholders to receive any related liquidation proceeds, including insurance proceeds.

                                   The Issuer

         The GMACM Home Loan Trust 2001-CL1 is a business trust established under the laws of the State of Delaware, and will be created and governed by the trust agreement for the purposes described in this prospectus supplement. The trust agreement will constitute the "governing instrument" of the issuer under the laws of the State of Delaware relating to business trusts. The issuer will not engage in any activity other than:

         o acquiring and holding the home loans and the other assets comprising the trust and proceeds therefrom;

         o     issuing the notes and the certificates;

         o     making payments on the notes and the certificates; and

         o engaging in other activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith.

         The Issuer's principal offices are at Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890-0001, in care of Wilmington Trust Company, as owner trustee.


                                      S-37







                                The Owner Trustee

         Wilmington Trust Company will be the owner trustee under the trust agreement. The owner trustee is a Delaware banking corporation, and its principal offices are located in Wilmington, Delaware.

         Neither the owner trustee nor any director, officer or employee of the owner trustee will be under any liability to the issuer or the securityholders for taking any action or for refraining from the taking of any action in good faith pursuant to the trust agreement, or for errors in judgment; provided, that none of the owner trustee or any director, officer or employee thereof will be protected against any liability that would otherwise be imposed upon them by reason of their willful malfeasance, bad faith or negligence in the performance of their duties, or by reason of their reckless disregard of their obligations and duties under the trust agreement. All persons into which the owner trustee may be merged or with which it may be consolidated, or any entity resulting from a merger or consolidation, will be the successor owner trustee under the trust agreement.

         The commercial bank or trust company serving as owner trustee may have normal banking relationships with the depositor, the sellers and/or their respective affiliates.

         The owner trustee may resign at any time, in which event the indenture trustee will be obligated to appoint a successor owner trustee as set forth in the trust agreement and the indenture. The indenture trustee may also remove the owner trustee if the owner trustee ceases to be eligible to continue as owner trustee under the trust agreement or if the owner trustee becomes insolvent. Upon becoming aware of such circumstances, the indenture trustee will be obligated to appoint a successor owner trustee. Any resignation or removal of the owner trustee and appointment of a successor owner trustee will not become effective until acceptance of the appointment by the successor owner trustee.

                              The Indenture Trustee

         Bank One, National Association, will be the indenture trustee under the indenture. The principal offices of the indenture trustee are located at 1 Bank One Plaza, Suite IL1-0126, Chicago, Illinois 60670-0126, with offices also located at 55 Water Street, 1st Floor, New York, New York 10041.

         The indenture trustee may have normal banking relationships with the depositor, the sellers and/or their respective affiliates.

         The indenture trustee may resign at any time, in which event the owner trustee will be obligated to appoint a successor indenture trustee as set forth in the indenture. The owner trustee as set forth in the indenture may also remove the indenture trustee if the indenture trustee ceases to be eligible to continue as indenture trustee under the indenture or if the indenture trustee becomes insolvent. Upon becoming aware of such circumstances, the owner trustee will be obligated to appoint a successor indenture trustee. If so specified in the indenture, the indenture trustee may also be removed at any time by the holders of a majority principal balance of the notes. Any resignation or removal of the indenture trustee and appointment of a successor indenture trustee will not become effective until acceptance of the appointment by the successor indenture trustee.


                                      S-38







                          Description of the Securities

General

         The notes will be issued pursuant to the indenture. The certificates will be issued pursuant to the trust agreement.

         The following summaries describe certain provisions of the securities, the indenture and the trust agreement. These summaries do not purport to be complete and are subject to, and qualified in their entirety by reference to, the provisions of the applicable agreements. Only the notes are being offered by this prospectus supplement.

         The notes will be secured by the trust, which will be pledged by the issuer to the indenture trustee pursuant to the indenture. The trust will consist of, without limitation:

         o     the home loans, including any subsequent home loans;

         o all amounts on deposit in the Custodial Account, the Note Payment Account, the Distribution Account, the Capitalized Interest Account and the Pre-Funding Account; and

         o     all proceeds of the foregoing.

Book-Entry Notes

         The notes will initially be issued as book-entry notes. Note Owners may elect to hold their notes through The Depository Trust Company, or DTC, in the United States, or Clearstream or the Euroclear System in Europe if they are Participants in those systems, or indirectly through organizations that are Participants in those systems. The book-entry notes will be issued in one or more securities that equal the aggregate Note Balance of the notes, and will initially be registered in the name of Cede & Co., the nominee of DTC. Clearstream and the Euroclear System will hold omnibus positions on behalf of their Participants through customers' securities accounts in the names of Clearstream and the Euroclear System on the books of their respective depositaries, which in turn will hold such positions in customers' securities accounts in the depositaries' names on the books of DTC. Investors may hold beneficial interests in the book-entry notes in minimum denominations of $25,000 with respect to the Class A notes and the Class M-1 notes, and $250,000 with respect to the Class M-2 notes and Class B notes, and in integral multiples of $1,000 in excess thereof. Except as described below, no beneficial owner will be entitled to receive a definitive note. Unless and until definitive notes are issued, it is anticipated that the only "Holder" of the notes will be Cede & Co., as nominee of DTC. Note Owners will not be "Holders" or "Noteholders" as those terms are used in the indenture.

         A beneficial owner's ownership of a book-entry note will be recorded on the records of the Securities Intermediary that maintains the beneficial owner's account for such purpose. In turn, the Securities Intermediary's ownership of the book-entry notes will be recorded on the records of DTC, or of a Participating firm that acts as agent for the Securities Intermediary, the interest of which will in turn be recorded on the records of DTC, if the Note Owner's Securities Intermediary is not a DTC Participant, and on the records of Clearstream or the Euroclear System, as appropriate.

         Note Owners will receive all payments of principal of and interest on the notes from the indenture trustee through DTC and DTC Participants. Except under the circumstances described below, while the notes are outstanding, under the DTC Rules, DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the notes and is required to receive and transmit payments of principal of and interest on the notes. Participants and indirect Participants with which Note


                                      S-39







Owners have accounts with respect to notes are similarly required to make book-entry transfers and receive and transmit payments on behalf of their respective Note Owners. Accordingly, although Note Owners will not possess physical certificates, the DTC Rules provide a mechanism by which Note Owners will receive payments and will be able to transfer their interests.

         Note Owners will not receive or be entitled to receive definitive notes representing their respective interests in the notes, except under the limited circumstances described below. Unless and until definitive notes are issued, Note Owners that are not Participants may transfer ownership of their notes only through Participants and indirect Participants by instructing the Participants and indirect Participants to transfer the notes, by book-entry transfer, through DTC for the account of the purchasers of the notes, which account is maintained with the related Participants. Under the DTC Rules and in accordance with DTC's normal procedures, transfers of ownership of the notes will be executed through DTC, and the accounts of the respective Participants at DTC will be debited and credited. Similarly, the Participants and indirect Participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing Note Owners.

         Under a book-entry format, Note Owners of the book-entry notes may experience some delay in their receipt of payments, since such payments will be forwarded by the indenture trustee to Cede & Co. Payments with respect to notes held through Clearstream or the Euroclear System will be credited to the cash accounts of Clearstream Participants or Euroclear System Participants in accordance with the relevant system's rules and procedures, to the extent received by the related Depositary. Such payments will be subject to tax reporting in accordance with relevant United States tax laws and regulations. Because DTC can only act on behalf of financial intermediaries, the ability of a Note Owner to pledge book-entry notes to persons or entities that do not participate in the Depositary system, or otherwise take actions in respect of such book-entry notes, may be limited due to the lack of physical certificates for such book-entry notes. In addition, the issuance of the notes in book-entry form may reduce the liquidity thereof in the secondary market, since certain potential investors may be unwilling to purchase securities for which they cannot obtain physical certificates.

         DTC has advised the indenture trustee that, unless and until definitive notes are issued, DTC will take any action permitted to be taken by the holders of the book-entry notes under the indenture only at the direction of one or more Financial Intermediaries to the DTC accounts of which the book-entry notes are credited, to the extent that such actions are taken on behalf of Financial Intermediaries the holdings of which include such book-entry notes. Clearstream or the Euroclear System operator, as the case may be, will take any other action permitted to be taken by Note Owners under the indenture on behalf of a Clearstream Participant or Euroclear System Participant only in accordance with its relevant rules and procedures and subject to the ability of the related Depositary to effect such actions on its behalf through DTC.

         Definitive notes will be issued to Note Owners or their nominees, rather than to DTC, if:

         o the indenture trustee determines that the DTC is no longer willing, qualified or able to properly discharge its responsibilities as nominee and depository with respect to the book-entry notes and the indenture trustee is unable to locate a qualified successor;

         o the indenture trustee elects to terminate the book-entry system through DTC; or

         o after the occurrence of an Event of Default, Note Owners representing percentage interests aggregating at least a majority of the Note Balances of the notes advise DTC through the Financial Intermediaries and the DTC Participants in writing that the continuation of the book-entry system through DTC, or a successor thereto, is no longer in the best interests of Note Owners.


                                      S-40







         Upon the occurrence of any of the events described in the immediately preceding paragraph, the indenture trustee will be required to notify all Note Owners of the occurrence of such event and the availability through DTC of definitive notes. Upon surrender by DTC of the global certificate or certificates representing the book-entry notes and instructions for re-registration, the indenture trustee will issue and authenticate definitive notes, and thereafter the indenture trustee will recognize the holders of those definitive notes as "Holders" and "Noteholders" under the indenture.

         Although DTC, Clearstream and the Euroclear System have agreed to the foregoing procedures in order to facilitate transfers of notes between and among Participants of DTC, Clearstream and the Euroclear System, they will be under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. See Risk Factors--Book-Entry Registration" in this prospectus supplement and "Description of the Securities--Form of Securities" in the prospectus.

         Clearstream was incorporated in 1970 as "Cedel S.A.," a company with limited liability under Luxembourg law, or a societe anonyme. Cedel S.A. subsequently changed its name to Cedelbank. On January 10, 2000, Cedelbank's parent company, Cedel International, societe anonyme ("CI") merged its clearing, settlement and custody business with that of Deutsche Borse Clearing AG ("DBC"). The merger involved the transfer by CI of substantially all of its assets and liabilities (including its shares in CB) to a new Luxembourg company, New Cedel International, societe anonyme ("New CI"), which is 50% owned by CI and 50% owned by DBC's parent company Deutsche Borse AG. The shareholders of these two entities are banks, securities dealers and financial institutions. Cedel International currently has 92 shareholders, including U.S. financial institutions or their subsidiaries. No single entity may own more than 5 percent of Cedel International's stock.

         Further to the merger, the Board of Directors of New Cedel International decided to re-name the companies in the group in order to give them a cohesive brand name. The new brand name that was chosen is "Clearstream." Effective January 14, 2000 New CI has been renamed "Clearstream International, societe anonyme." On January 18, 2000, Cedelbank was renamed "Clearstream Banking, societe anonyme," and Cedel Global Services was renamed "Clearstream Services, societe anonyme."

         On January 17, 2000 DBC was renamed "Clearstream Banking AG." This means that there are now two entities in the corporate group headed by Clearstream International which share the name "Clearstream Banking," the entity previously named "Cedelbank" and the entity previously named "Deutsche Borse Clearing AG."

         Clearstream holds securities for its customers and facilitates the clearance and settlement of securities transactions between Clearstream customers through electronic book-entry changes in accounts of Clearstream customers, thereby eliminating the need for physical movement of certificates. Transactions may be settled by Clearstream in any of 36 currencies, including United States Dollars. Clearstream provides to its customers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream also deals with domestic securities markets in over 30 countries through established depository and custodial relationships. Clearstream is registered as a bank in Luxembourg, and as such is subject to regulation by the Commission de Surveillance du Secteur Financier, `CSSF', which supervises Luxembourg banks. Clearstream's customers are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Clearstream's U.S. customers are limited to securities brokers and dealers, and banks. Currently, Clearstream has approximately 2,000 customers located in over 80 countries, including all major European countries, Canada, and the United States. Indirect access to Clearstream is available to other institutions that clear through or maintain a custodial relationship with an account holder of Clearstream. Clearstream has established an electronic bridge with Euroclear Bank S.A./N.V., as the Operator of the Euroclear System (EOB/EOC) to facilitate settlement of trades between Clearstream, Luxembourg and EOB/EOC.


                                      S-41







Payments on the Notes

         Payments on the notes will be made by the indenture trustee or the paying agent on the 25th day of each month, or if such day is not a business day, the next business day, commencing in December 2001. Payments on the notes will be made to the persons in the names of which such notes are registered at the close of business on the related Record Date. See "Description of the Securities--Form of Securities" in the prospectus. Payments will be made by wire transfer, check or money order mailed to the address of the person entitled thereto, which, in the case of book-entry notes, will be DTC or its nominee, as it appears on the note register, in the amounts calculated as described in this prospectus supplement on the related Determination Date. However, the final payment in respect of the notes, if the notes are no longer book-entry notes, will be made only upon presentation and surrender thereof at the office or the agency of the indenture trustee specified in the notice to noteholders of such final payment. The paying agent will initially be the indenture trustee.

Interest Payments on the Notes

         Interest payments will accrue on each class of notes at the Note Rate for that class. The Note Rate on the Class A-3 notes, the Class M notes and the Class B notes will increase by 0.50% per annum beginning with the first Interest Period for such class of notes commencing after the Step-up Date.

         Interest on the notes relating to any payment date will accrue for the related Interest Period on the related note balance. Interest for the Class A-1 notes will be calculated on the basis of the actual number of days in the related Interest Period and a 360-day year. Interest for the Class A-2 notes, the Class A-3 notes, the Class M notes and the Class B notes will be calculated on the basis of a 30-day month and a 360-day year. Interest payments on the notes will be funded from payments on the home loans.

         LIBOR will be established by the indenture trustee as of the second LIBOR Business Day prior to each Interest Period for the Class A-1 notes. The establishment of LIBOR as to each Interest Period by the indenture trustee and the indenture trustee's calculation of the rate of interest applicable to the notes for the related Interest Period will, in the absence of manifest error, be final and binding.

Capitalized Interest Account

         On the closing date, a cash deposit will be made into the Capitalized Interest Account from the proceeds of the sale of the notes. On each payment date during the pre-funding period, the indenture trustee will transfer from the Capitalized Interest Account to the Note Payment Account an amount equal to the excess, if any, of:

         (1) the amount of interest accrued at the weighted average of the applicable Note Rates on the amount on deposit in the Pre-Funding Account as of the preceding payment date, or as of the closing date, in the case of the first payment date;

         over

         (2) the amount of reinvestment earnings on funds on deposit in the Pre-Funding Account;

to the extent amounts available in the Note Payment Account to pay interest on the notes are insufficient.

         In addition, the indenture trustee will transfer from the Capitalized Interest Account to the Note Payment Account, on the first payment date, one month's interest on any home loans for which the first monthly payment is due after the Collection Period for that payment date.



                                      S-42







         On the payment date following the end of the pre-funding period, the indenture trustee will distribute to GMACM any amounts remaining in the Capitalized Interest Account after taking into account withdrawals therefrom on that payment date. The Capitalized Interest Account will be closed following that payment.

Principal Payments on the Notes

         On each payment date, other than the Final Payment Date, principal payments will be due and payable on the notes in an amount equal to the aggregate of the following:

         o     the Principal Collection Distribution Amount, and

         o     the Overcollateralization Increase Amount.

         In addition, Excess Spread, if available, will be paid to the notes in respect of Liquidation Loss Amounts incurred during the related Collection Period or allocated to the notes on any previous payment date and not previously paid.

         On the Final Payment Date, principal will be due and payable on each class of notes in an amount equal to the unpaid Note Balance. In no event will principal payments on the notes on any payment date exceed the Note Balance on that date.

Allocation of Payments on the Home Loans

         The indenture trustee on behalf of the trust will establish a Note Payment Account into which the servicer will deposit Principal Collections and Interest Collections for each payment date from the custodial account on the business day prior to that payment date. The Note Payment Account will be an eligible account and amounts on deposit in the Note Payment Account will be invested in permitted investments.

         On each payment date, Principal Collections and Interest Collections will be allocated from the Note Payment Account in the following order of priority:

         o first, to pay accrued and unpaid interest due on the note balances of the notes as follows:

               o (i) first, to the Class A-1 notes, the Class A-2 notes and the Class A-3 notes, on a pro rata basis in accordance with the amount of accrued interest due thereon;

               o  (ii) second, to the Class M-1 notes;

               o  (iii) third, to the Class M-2 notes and

               o  (iv) fourth, to the Class B notes;

         o second, to pay as principal on the notes, in an amount equal to the Principal Collection Distribution Amount for that payment date as follows:

               o (i) first, the amount necessary to reduce the aggregate Note Balance of the Class A notes to the Class A Optimal Principal Balance, to the Class A-1 notes, Class A-2 notes and Class A-3 notes, in that order, in each case until the respective Note Balance of that class of notes is reduced to zero;


                                      S-43







               o (ii) second, to the Class M-1 notes, the amount necessary to reduce the Note Balance of the Class M-1 notes to the Class M-1 Optimal Principal Balance;

               o (iii) third, to the Class M-2 notes, the amount necessary to reduce the Note Balance of the Class M-2 notes to the Class M-2 Optimal Principal Balance; and

               o (iv) fourth, to the Class B notes, the amount necessary to reduce the Note Balance of the Class B notes to the Class B Optimal Principal Balance;

         o third, to pay to the Class A-1 notes, Class A-2 notes and Class A-3 notes, in that order, in each case until the respective Note Balance of that class of notes is reduced to zero, until the aggregate Note Balance of the Class A notes has been reduced to the Class A Optimal Principal Balance, an amount equal to any Liquidation Loss Amounts incurred on the home loans during the related Collection Period and, without regard to the Class A Optimal Principal Balance, any Liquidation Loss Amounts allocated to the Class A notes on any previous payment date and not previously paid, plus interest on any previously unpaid amount;

         o fourth, to pay to the Class M-1 notes, until the Note Balance of the Class M-1 notes has been reduced to the Class M-1 Optimal Principal Balance, an amount equal to any Liquidation Loss Amounts incurred on the home loans during the related Collection Period and not previously paid to the holders of the Class A notes under clause third above;

         o fifth, to pay to the Class M-2 notes, until the Note Balance of the Class M-2 notes has been reduced to the Class M-2 Optimal Principal Balance, an amount equal to any Liquidation Loss Amounts incurred on the home loans during the related Collection Period and not previously paid to the holders of the Class A notes under clause third above and the Class M-1 notes under clause fourth above;

         o sixth, to pay to the Class B notes, until the Note Balance of the Class B notes has been reduced to the Class B Optimal Principal Balance, an amount equal to any Liquidation Loss Amounts incurred on the home loans during the related Collection Period and not previously paid to the holders of the Class A notes under clause third above, the Class M-1 notes under clause fourth above or the Class M-2 notes under clause fifth above;

         o seventh, to the holders of the certificates, through and including the payment date in February 2002, 100% of the remaining available funds;

         o eighth, to pay to the Class A notes, the Overcollateralization Increase Amount, if any, until the aggregate Note Balance of the Class A notes has been reduced to the Class A Optimal Principal Balance, to the Class A-1 notes, Class A-2 notes and Class A-3 notes, in that order, in each case until the respective Note Balance of that class of notes is reduced to zero;

         o ninth, to pay to the Class M-1 notes, the Overcollateralization Increase Amount, if any, to the extent not previously distributed to the Class A notes pursuant to clause eighth above, until the Note Balance of the Class M-1 notes has been reduced to the Class M-1 Optimal Principal Balance;

         o tenth, to pay to the Class M-2 notes, the Overcollateralization Increase Amount, if any, to the extent not previously distributed to the Class A notes pursuant to clause eighth above or the Class M-1 notes pursuant to clause ninth above, until the Note Balance of the Class M-2 notes has been reduced to the Class M-2 Optimal Principal Balance;


                                      S-44







         o eleventh, to pay to the Class B notes, the Overcollateralization Increase Amount, if any, to the extent not previously distributed to the Class A notes pursuant to clause eighth above, or the Class M-1 notes pursuant to clause ninth above or the Class M-2 notes pursuant to clause tenth above, until the Note Balance of the Class B notes has been reduced to the Class B Optimal Principal Balance;

         o twelfth, to pay to the Class M-1 notes, any Liquidation Loss Amounts allocated to the Class M-1 notes on any previous payment date and not previously paid, plus interest thereon;

         o thirteenth, to pay to the Class M-2 notes, any Liquidation Loss Amounts allocated to the Class M-2 notes on any previous payment date and not previously paid, plus interest thereon;

         o fourteenth, to pay to the Class B notes, any Liquidation Loss Amounts allocated to the Class B notes on any previous payment date and not previously paid, plus interest thereon;

         o fifteenth, to pay the indenture trustee any unpaid expenses and other reimbursable amounts owed to the indenture trustee; and

         o sixteenth, any remaining amounts to the holders of the certificates.

         For at least three years after the closing date, no principal payments will be distributed to the Class M notes or the Class B notes, unless the principal balances of all of the Class A notes have been reduced to zero. In addition, if on any payment date the Lockout Cumulative Loss Test and the Delinquency Test are not satisfied, amounts otherwise payable on that payment date to the Class M or Class B notes with respect to principal will be allocated to the Class A notes.

Overcollateralization

         The cashflow mechanics of the trust are intended to create overcollateralization by using a portion or all of the Excess Spread to make principal payments on the notes in an amount equal to the Overcollateralization Increase Amount. The application of Excess Spread will continue until the Overcollateralization Amount equals the Required Overcollateralization Amount at which point the application of Excess Spread will cease unless necessary on a later payment date to increase the amount of overcollateralization to the target level. In addition, the Required Overcollateralization Amount may be permitted to step down in the future, in which case a portion of the Excess Spread and/or Principal Collections on the home loans will not be paid to the holders of the notes but may instead be distributed to the holders of the certificates. The Required Overcollateralization Amount may increase if either an Excess Spread Trigger or the Cumulative Loss Trigger is in effect. As a result of these mechanics, the weighted average lives of the notes will be different than they would have been in the absence of these mechanics.

         To the extent that the protection provided by the application of Excess Spread and the availability of overcollateralization are exhausted, noteholders may incur a loss on their investments.

         On the closing date, the Overcollateralization Amount will be approximately $5,521,286.

Allocation of Losses on the Home Loans

         On each payment date, Liquidation Loss Amounts incurred on the home loans in the related Collection Period, to the extent not covered by Excess Spread or a reduction in the Overcollateralization Amount on such payment date, will be allocated first to reduce the note balance of the Class B notes, until the outstanding note balance has been reduced to zero, second to reduce the Note Balance of the Class M-2 notes, until the outstanding Note Balance has been reduced to zero, third to reduce the Note Balance of


                                      S-45







the Class M-1 notes, until the outstanding Note Balance has been reduced to zero, and last to reduce the Note Balance of the Class A notes until the outstanding Note Balances have been reduced to zero. Liquidation Loss Amounts allocated to the Class A notes shall be allocated on a pro rata basis.

         The reduction of the note balances of any class of notes by application of Liquidation Loss Amounts will entitle such class to reimbursement for such amount, with interest thereon, in accordance with the payment priorities specified in this prospectus supplement. Payment of that reimbursement amount will not further reduce the note balance of the applicable class. Further, after the Note Balance of any class has been reduced to zero, that class will no longer be entitled to reimbursement.

The Paying Agent

         The paying agent will initially be the indenture trustee. The paying agent will have the revocable power to withdraw funds from the Note Payment Account for the purpose of making payments to the noteholders.

Maturity and Optional Redemption

         The notes will be payable in full on the Final Payment Date, to the extent of the aggregate outstanding Note Balance on that date, if any. In addition, a principal payment may be made in redemption of the notes upon the exercise by the servicer of its option to purchase the home loans together with the related assets of the trust after the Pool Balance is reduced to an amount less than 10% of the initial Pool Balance. The purchase price of the home loans that are not REO Loans will be the sum of the outstanding principal balance of the home loans and accrued and unpaid interest thereon, at the weighted average of the loan rates of the home loans through the day preceding the payment date on which the purchase occurs. The purchase price of the REO Loans will be the sum of the fair market values of the REO Loans on the payment date on which the purchase occurs.

         Distributions on the notes relating to any optional redemption will be paid, first, to the Class A notes, on a pro rata basis, second, to the Class M notes in the order of their payment priority and, third, to the Class B notes. The proceeds of any such distribution may not be sufficient to distribute the full amount to each class of notes if the purchase price is based in part on the fair market value of the underlying mortgaged property and the fair market value is less than 100% of the unpaid principal balance of the related home loan.

Optional Transfers of Home Loans to Holders of Certificates

         Subject to the conditions specified in the servicing agreement, on any payment date the issuer may, but will not be obligated to, direct the servicer to remove certain home loans from the trust without prior notice to the noteholders. Home Loans so designated will be removed only upon satisfaction of certain conditions specified in the servicing agreement, including, among other things, that:

         o with respect to each payment date, after giving effect to the removal of the applicable home loans, the Overcollateralization Amount will equal or exceed the Required Overcollateralization Amount;

         o     the home loans to be removed are selected at random; and

         o     notice of the removal of home loans is given to the Rating
               Agencies.



                                      S-46







Glossary of Terms

         Below are abbreviated definitions of significant capitalized terms used in this prospectus supplement. Capitalized terms used in this prospectus supplement but not defined in this prospectus supplement shall have the meanings assigned to them in the accompanying prospectus. The servicing agreement, indenture and trust agreement may each contain more complete definitions of the terms used in this prospectus supplement and reference should be made to those agreements for a more complete understanding of these terms.

         "Capitalized Interest Account" means an account established and held by the indenture trustee designated the "capitalized interest account."

         "Class A notes" means the Class A-1, Class A-2 and Class A-3 notes.

         "Class A Optimal Principal Balance" means, with respect to any payment date prior to the Step-down Date or after the Step-down Date if the Lockout Cumulative Loss Test and the Delinquency Test have not been satisfied, zero; and with respect to any other payment date, an amount equal to the Pool Balance as of the end of the preceding Collection Period minus the sum of (a) approximately 47.00% of the Pool Balance as of the end of the preceding Collection Period and
(b) the Required Overcollateralization Amount for such payment date.

         "Class B Optimal Principal Balance" means, with respect to any payment date prior to the Step-down Date, zero; and with respect to any other payment date, the Pool Balance as of the end of the preceding Collection Period minus the sum of (a) the aggregate principal balance of the Class A notes, the Class M-1 notes and the Class M-2 notes (after taking into account any payments made on such payment date in reduction of such principal balances) and (b) the Required Overcollateralization Amount for such payment date; provided, however, that the Class B Optimal Principal Balance will not be reduced below the Class B Optimal Principal Balance on the prior payment date unless the Lockout Cumulative Loss Test and the Delinquency Test are satisfied.

         "Class M notes" shall mean the Class M-1 notes and the Class M-2 notes.

         "Class M-1 Optimal Principal Balance" means, with respect to any payment date prior to the Step-down Date, zero; and with respect to any other payment date, the Pool Balance as of the end of the preceding Collection Period minus the sum of (a) the aggregate principal balance of the Class A notes (after taking into account payments made on such payment date in reduction of such principal balances), (b) approximately 27.00% of the Pool Balance as of the end of the preceding Collection Period, and (c) the Required Overcollateralization Amount for such payment date; provided, however, that the Class M-1 Optimal Principal Balance will not be reduced below the Class M-1 Optimal Principal Balance on the prior payment date unless the Lockout Cumulative Loss Test and the Delinquency Test are satisfied.

         "Class M-2 Optimal Principal Balance" means, with respect to any payment date prior to the Step-down Date, zero; and with respect to any other payment date, the Pool Balance as of the end of the preceding Collection Period minus the sum of (a) the aggregate principal balance of the Class A notes and the Class M-1 notes (after taking into account payments made on such payment date in reduction of such principal balances), (b) approximately 12.00% of the Pool Balance as of the end of the preceding Collection Period, and (c) the Required Overcollateralization Amount for such payment date; provided, however, that the Class M-2 Optimal Principal Balance will not be reduced below the Class M-2 Optimal Principal Balance on the prior payment date unless the Lockout Cumulative Loss Test and the Delinquency Test are satisfied.

         "Clearstream" means Clearstream Banking, societe anonyme, 67 Bd Grande-Duchesse Charlotte, L-2967 Luxembourg.


                                      S-47







         "Collection Period" means, with respect to any home loan and payment date, the calendar month preceding the month of that payment date.

         "Cumulative Loss Trigger" means a trigger that is in effect if the aggregate cumulative Liquidation Loss Amounts on the home loans, as a percentage of the initial Pool Balance, at any time during the period (expressed as calendar months following the month in which the Closing Date occurs) listed in the following table, are greater than the corresponding percentage in the following table:

                  Months            Cumulative Liquidation Loss Amounts
                  ------            -----------------------------------
                  24 - 36                            10.00%
                  37 - 48                            14.00%
                  49 - 60                            16.00%
                  61 and after                       18.00%

         "Deleted Loan" means a defective home loan that has been removed from the trust pursuant to the terms of the purchase agreement.

         "Delinquency Percentage" means as to any Collection Period, the percentage obtained by dividing (a) the aggregate principal balance of the home loans delinquent by 60 days or more as of the end of such Collection Period (including home loans in bankruptcy, foreclosure and REO Properties but excluding any Liquidated Home Loans) by (b) the Pool Balance as of the end of such Collection Period.

         "Delinquency Test" means a test which is satisfied for any payment date if the average of the Delinquncy Percentages for each of the preceding six Collection Periods is less than 6%.

         "Depositary" means DTC.

         "Determination Date" means the 20th day of each month, or if the 20th day is not a business day, the next succeeding business day.

         "Distribution Account" means the account established pursuant to the trust agreement for the deposit of amounts distributable to the holders of the certificates.

         "DTC Rules" means the rules, regulations and procedures creating and affecting DTC and its operations.

         "Eligible Substitute Loan" means a home loan substituted by a seller for a Deleted Loan, which home loan must, on the date of the substitution:

         o have an outstanding principal balance, or in the case of a substitution of more than one home loan for a Deleted Loan, an aggregate outstanding principal balance, not in excess of the principal balance of the related Deleted Loan;

         o have a loan rate and Net Loan Rate no lower than and not more than 1% in excess of the loan rate and Net Loan Rate, respectively, of the related Deleted Loan;

         o have a combined loan-to-value ratio at the time of substitution no higher than that of the Deleted Loan at the time of substitution;

         o have a remaining term to maturity not more than one year earlier and not later than the remaining term to maturity of the Deleted Loan;

         o comply with each representation and warranty as to each home loan set forth in the purchase agreement, deemed to be made as of the date of substitution;


                                      S-48







         o be ineligible for inclusion in a REMIC if the Deleted Loan was a REMIC ineligible loan, which is generally because (a) the value of the real property securing the Deleted Loan was not at least equal to 80% of the original principal balance of the Deleted Loan, calculated by subtracting the amount of any liens that are senior to the home loan and a proportionate amount of any lien of equal priority from the value of the property when the home loan was originated and (b) substantially all of the proceeds of the Deleted Loans were not used to acquire, improve or protect an interest in the real property securing the home loan; and

         o     satisfy certain other conditions specified in the indenture.

         "Excess Spread" means, with respect to any payment date, the excess, if any, of:

         o Interest Collections for the related Collection Period with respect to home loans;

         over

         o the amounts paid on that payment date to the holders of the notes on account of interest.

         "Excess Spread Trigger" an Excess Spread Trigger shall be in effect, if either an Excess Spread Trigger (3%) or an Excess Spread Trigger (4%) is in effect.

         "Excess Spread Trigger (3%)" means, as to any payment date, a trigger that is in effect if the average of the Excess Spread for such payment date and the preceding two payment dates as a percentage of the Pool Balance as of the end of the related Collection Period is less than 3%.

         "Excess Spread Trigger (4%)" means, as to any payment date, a trigger that is in effect if the average of the Excess Spread for such payment date and the preceding two payment dates as a percentage of the Pool Balance as of the end of the related Collection Period is less than 4% (but equal to or more than 3%).

         "Final Payment Date" means the payment date in May 2027.

         "GMACM" means GMAC Mortgage Corporation.

         "Initial Mortgage Documents" means with respect to the home loans, the related mortgage notes, the mortgages and other related documents.

         "Interest Collections" means, as to any payment date, an amount equal to the sum of:

               o the portion allocable to interest of all scheduled monthly payments on the home loans received during the related Collection Period, minus the servicing fees,

               o the portion of all Net Liquidation Proceeds allocated to interest under the terms of the mortgage notes, reduced by the servicing fees for that Collection Period, and

               o the interest portion of the Repurchase Price for any Deleted Loans and the cash purchase price paid in connection with any optional purchase of the home loans by the servicer.

         "Interest Period" means, as to the Class A-1 notes and any payment date other than the first payment date, the period commencing on the payment date in the month immediately preceding the month in which such payment date occurs and ending on the day preceding such payment date, based on the actual number of days elapsed during the related Interest Period and a 360-day year, and in the case of


                                      S-49







the first payment date, the period commencing on November 29, 2001 and ending on the day preceding the first payment date; and as to the Class A-2 notes, the Class A-3 notes, the Class M notes and the Class B notes and any payment date, the calendar month (such month assumed to consist of 30 days in a year of 360 days) preceding the month in which such payment date occurs.

         "LIBOR" means, with respect to any Interest Period other than the first Interest Period, a rate equal to the rate for United States dollar deposits for one month that appears on the Telerate Screen Page 3750 as of 11:00 a.m., London, England time, on the second LIBOR Business Day prior to the first day of that Interest Period. With respect to the first Interest Period, LIBOR means a rate equal to the rate for United States dollar deposits for one month that appears on the Telerate Screen Page 3750 as of 11:00 a.m., London, England time, two LIBOR Business Days prior to the closing date. If no such rate appears, LIBOR will be the Reference Bank Rate determined by the indenture trustee. If no such rate appears and the indenture trustee is unable to determine a Reference Bank Rate, LIBOR will be LIBOR applicable to the preceding Interest Period.

         "LIBOR Business Day" means any day other than:

              o   a Saturday or a Sunday; or

              o a day on which banking institutions in the city of London, England are required or authorized by law to be closed.

         "Liquidated Home Loan" means, with respect to any payment date, any home loan which the servicer has determined, based on the servicing procedures specified in the servicing agreement, as of the end of the preceding Collection Period that all liquidation proceeds which it reasonably expects to recover in connection with the disposition of the related mortgaged property have been recovered.

         "Liquidation Loss Amount" means, with respect to any payment date and any Liquidated Home Loan, the unrecovered principal balance of the Liquidated Home Loan and any of its unpaid accrued interest at the end of the related Collection Period in which the home loan became a Liquidated Home Loan, after giving effect to the Net Liquidation Proceeds for that home loan.

         "Lockout Cumulative Loss Test" means a test that will be satisfied for any payment date if the aggregate cumulative Liquidation Loss Amounts on the home loans prior to any payment date occurring in the first, second, third or fourth year (or any year after the fourth year) after the Step-down Date are less than 6.50%, 7.50%, 8.50% and 12.00%, respectively, of the initial Pool Balance.

         "Net Liquidation Proceeds" means, with respect to any Liquidated Home Loan, the proceeds received in connection with the liquidation of that home loan, whether through trustee's sale, foreclosure sale or otherwise, reduced by related expenses, but not including the portion, if any, of the amount that exceeds the principal balance of, plus accrued and unpaid interest on, the home loan at the end of the Collection Period immediately preceding the Collection Period in which the home loan became a Liquidated Home Loan.
         "Net Loan Rate" means, with respect to any home loan, the loan rate of the home loan, net of the rate of the fee of the servicer.

         "Note Balance" means, with respect to any date of determination and any class of notes, the principal balance of such class of notes on the closing date less the sum of (i) any amounts actually distributed as principal thereon on all prior payment dates, and (ii) any Liquidation Loss Amounts previously allocated to such class of notes as described in this prospectus supplement under "-Allocation of Losses on the Home Loans".

         "Note Owners" means Persons acquiring beneficial ownership interests in the notes.


                                      S-50







         "Note Payment Account" means the account established pursuant to the indenture for the deposit of amounts distributable to the holders of the notes.

         "Note Rate" means, with respect to each Interest Period, (i) for the Class A-1 notes, the lesser of:

         o     LIBOR plus a margin of 0.25% per annum, and

         o     10.00% per annum;

         (ii) for the Class A-2 notes, 4.99% per annum;

         (iii) for the Class A-3 notes, 6.39% per annum;

         (iv) for the Class M-1 notes, 7.06% per annum;

         (v) for the Class M-2 notes, 7.41% per annum; and

         (vi) for the Class B notes, 7.90% per annum.

         Notwithstanding the foregoing, the Note Rate on the Class A-3 notes, the Class M-1 notes, the Class M-2 notes and the Class B notes will increase by 0.50% per annum beginning with the first Interest Period for each such class of notes commencing after the Step-up Date.

         "Overcollateralization Amount" means, with respect to any payment date, the amount, if any, by which the outstanding principal balance of the home loans as of the close of business on the last day of the related Collection Period, after applying payments received in that Collection Period, plus amounts on deposit in the Pre-Funding Account, exceeds the Note Balance of the notes on that payment date, after taking into account the payment of the Principal Collection Distribution Amount and the Liquidation Loss Amounts for such payment date.

         "Overcollateralization Increase Amount" means, with respect to any payment date, the amount necessary to increase the Overcollateralization Amount to the Required Overcollateralization Amount.

         "Overcollateralization Release Amount" means, with respect to any date of determination, the excess, if any, of the Overcollateralization Amount over the Required Overcollateralization Amount.

         "Participants" means participants in the DTC, Euroclear or Clearstream systems.

         "Plan" means any pension, profit-sharing or other employee benefit plan as well as an individual retirement account and certain types of Keogh Plans.

         "Pool Balance" means, with respect to any date, the aggregate of the sum of the principal balances of all home loans conveyed to the trust as of that date and amounts, if any, on deposit in the Pre-Funding Account.

         "Pre-Funding Account" means the account established by the indenture trustee in its name designated the "pre-funding account."

         "Pre-Funding Period" means the period from the closing date to the earliest of:

         o the date on which the amount on deposit in the Pre-Funding Account is less than $50,000;

         o     February 27, 2002; or

         o the occurrence of a servicing default under the servicing agreement.


                                      S-51







         "Principal Collections" means, with respect to any payment date, an amount equal to the sum of:

         o the amount collected during the related Collection Period, including Net Liquidation Proceeds, allocated to principal of the home loans pursuant to the terms of the related mortgage notes;

         o the principal portion of the Repurchase Price for any Deleted Loans, including any amounts required to be deposited in the Custodial Account by the seller pursuant to the purchase agreement;

         o the cash purchase price paid in connection with any optional purchase of the home loans by the servicer; and

         o amounts remaining in the Pre-Funding Account at the end of the Pre-Funding Period.

         "Principal Collection Distribution Amount" means, with respect to any payment date, the total Principal Collections for that payment date less any Overcollateralization Release Amount for such payment date.

         "Rating Agencies" means Moody's Investors Service, Inc., Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., and Fitch, Inc.

         "Record Date" means, with respect to the Class A-1 notes and any payment date, unless the Class A-1 notes are no longer held in book-entry form, the close of business on the last business day preceding that payment date, and with respect to the Class A-2 notes, Class A-3 notes, Class M-1 notes, Class M-2 notes and Class B notes, and the Class A-1 notes if such notes are no longer held in book-entry form, the last day of the calendar month preceding that payment date.

         "Reference Bank" means each of Barclays Bank plc, National Westminster Bank and Deutsche Bank, A.G.

         "Reference Bank Rate" means, with respect to any Interest Period, the arithmetic mean (rounded upwards, if necessary, to the nearest one sixteenth of one percent) of the offered rates for United States dollar deposits for one month which are offered by the Reference Banks as of 11:00 a.m., London, England time, on the second LIBOR Business Day prior to the first day of such Interest Period to prime banks in the London interbank market in amounts approximately equal to the outstanding Note Balance of the Class A-1 notes; provided, that at least two Reference Banks provide that rate. If fewer than two such rates are provided, the Reference Bank Rate will be the arithmetic mean of the rates quoted by one or more major banks in New York City, selected by the indenture trustee after consultation with the servicer, as of 11:00 a.m., New York time, on that date for loans in U.S. Dollars to leading European banks for a period of one month in amounts approximately equal to the aggregate Note Balance of the Class A-1 notes.

         "Relief Act Shortfalls" means current interest shortfalls resulting from the application of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended.

         "REO Loan" means a home loan where title to the related mortgaged property has been obtained by the trustee or its nominee on behalf of the noteholders of the related series.

         "Repurchase Price" means, with respect to any home loan, the amount equal to the principal balance of that home loan at the time of the removal, plus accrued and unpaid interest on that home loan to the date of removal.


                                      S-52







         "Required Overcollateralization Amount" means, as to any payment date prior to the Step-down Date, an amount equal to 5.50% of the initial Pool Balance; provided, however, if an Excess Spread Trigger (4%) is in effect with respect to such payment date, the Required Overcollateralization Amount for the related payment date will be equal to 7.00% of the initial Pool Balance; and provided, further, that if an Excess Spread Trigger (3%) or a Cumulative Loss Trigger is in effect with respect to such payment date, the Required Overcollateralization Amount for the related payment date will be equal to 9.00% of the initial Pool Balance. As to any payment date on or after the Step-down Date, the Required Overcollateralization Amount will be equal to the lesser of
(a) the Required Overcollateralization Amount as of the initial payment date and
(b) 11.00% of the current Pool Balance (after applying payments received in the related Collection Period), but not lower than approximately $788,801, which is 0.50% of the initial Pool Balance; provided, however, that if an Excess Spread Trigger (4%) is in effect with respect to such payment date, the Required Overcollateralization Amount will be the lesser of (a) and (b) above, except that 11.00% shall become 14.00%; and provided, further, that if an Excess Spread Trigger (3%) or a Cumulative Loss Trigger is in effect with respect to such payment date, the Required Overcollateralization Amount will be the lesser of
(a) and (b) above, except that 11.00% shall become 18.00%. In addition, the Required Overcollateralization Amount may be reduced if the rating agencies have confirmed that the reduction will not cause the reduction or withdrawal of the ratings on the notes.

         "Securities Intermediary" means, with respect to each Note Owner, the brokerage firm, bank, thrift institution or other securities intermediary that maintains that Note Owner's account.

         "Step-down Date" means the first payment date occurring after the payment date in November 2004 as to which the aggregate Note Balance of the Class A notes (after applying payments received in the related Collection Period) will be able to be reduced on such payment date (such determination to be made by the Servicer prior to the Indenture Trustee making actual distributions on such payment date) to an amount equal to the excess, if any, of
(a) the Pool Balance as of such payment date (after applying payments received in the related Collection Period) over (b) the greater of (i) approximately 47.00% of the Pool Balance as of the end of the related Collection Period, and
(ii) 0.50% of the initial Pool Balance.

         "Step-up Date" means the first payment date on which the Pool Balance is less than 10% of the initial aggregate Pool Balance.

         "Telerate Screen Page 3750" means the display page so designated on the Telerate Capital Markets Report, or such other page as may replace page 3750 on such service for the purpose of displaying London interbank offered rates of major banks, or, if such service is no longer offered, such other service for displaying London interbank offered rates or comparable rates as may be selected by the indenture trustee after consultation with the servicer.

         "Trust Estate" means the home loans included in the assets of the issuer.

         "Underwriting Agreement" means the underwriting agreement, dated the date of this prospectus supplement, between Bear, Stearns & Co. Inc. and the depositor.


                                      S-53







                       Yield and Prepayment Considerations

         The yield to maturity and the aggregate amount of distributions on the notes will be affected by the rate and timing of principal payments on the home loans and the amount and timing of mortgagor defaults resulting in Liquidation Loss Amounts. The rate of default of home loans secured by second liens may be greater than that of home loans secured by first liens. In addition, yields may be adversely affected by a higher or lower than anticipated rate of principal payments on the home loans. The rate of principal payments on the home loans will in turn be affected by the amortization schedules of the home loans, the rate and timing of principal prepayments on the home loans by the mortgagors, liquidations of defaulted home loans and repurchases of home loans due to breaches of representations and warranties.

         The timing of changes in the rate of prepayments, liquidations and repurchases of the home loans may significantly affect the yield to an investor, even if the average rate of principal payments experienced over time is consistent with an investor's expectation. Since the rate and timing of principal payments on the home loans will depend on future events and on a variety of factors, as further described in this prospectus supplement, no assurance can be given as to the rate or the timing of principal payments on the notes.

         The home loans may be prepaid by the mortgagors at any time. However, approximately 55.85% of the home loans will be subject to a prepayment charge. In addition, the home loans generally will contain due-on-sale provisions permitting the mortgagee to accelerate the maturity of the home loan upon sale or certain transfers by the borrower of the underlying mortgaged property. The servicer will generally enforce any due-on-sale clause to the extent it has knowledge of the conveyance or proposed conveyance of the underlying mortgaged property and it is entitled to do so under applicable law. The extent to which home loans are assumed by purchasers of the mortgaged properties rather than prepaid by the related borrowers in connection with the sales of the mortgaged properties may affect the weighted average life of the notes. See "The Agreements--The Servicing Agreement--Collection and Other Servicing Procedures; Loss Mitigation" in this prospectus supplement for a description of certain provisions of the servicing agreement that may affect the prepayment experience on the home loans and may result in a prepayment experience on the home loans that differs from that on other conventional home loans.

         The servicer may allow the refinancing of a home loan in the trust by accepting prepayments thereon and permitting a new loan to the same borrower secured by a mortgage on the same property, which may be originated by the servicer or by an unrelated entity. In the event of such a refinancing, the new loan would not be included in the trust and, therefore, such refinancing would have the same effect as a prepayment in full of the related home loan. The servicer may, from time to time, implement programs designed to encourage refinancing. Such programs may include, without limitation, modifications of existing loans, general or targeted solicitations, the offering of pre-approved applications, reduced origination fees or closing costs, or other financial incentives. Targeted solicitations may be based on a variety of factors, including the credit of the borrower or the location of the mortgaged property. In addition, the servicer may encourage refinancing of home loans, including defaulted home loans, under which creditworthy borrowers assume the outstanding indebtedness of such home loans which may be removed from the trust. As a result of such programs, (i) the rate of principal prepayments of the home loans may be higher than would otherwise be the case, and (ii) in some cases, the average credit or collateral quality of the home loans remaining in the trust may decline.

         Prepayments, liquidations and purchases of the home loans will result in distributions to holders of the notes of principal amounts which would otherwise be distributed over the remaining terms of the home loans. Factors affecting prepayment, including defaults and liquidations, of home loans include changes in mortgagors' housing needs, job transfers, unemployment, mortgagors' net equity in the mortgaged properties, changes in the value of the mortgaged properties, mortgage market interest rates, solicitations and servicing decisions. In addition, if prevailing mortgage rates fell significantly below the loan rates on the home loans, the rate of prepayments, including refinancings, would be expected to

                                      S-54







increase. Conversely, if prevailing mortgage rates rose significantly above the loan rates on the home loans, the rate of prepayments on the home loans would be expected to decrease. Prepayment of the related first lien may also affect the rate of prepayments on the home loans.

         On October 31, 2001, the United States Treasury Department announced that it was suspending issuance of its 30-year bonds. It is possible that this development could lead to generally lower home loan interest rates and a resulting increased level of home loan refinancings, which could accelerate the rates of prepayments on the home loans over previously experienced levels.

         For at least three years after the closing date, no principal payments will be distributed to the Class M notes or the Class B notes, unless the principal balances of all of the Class A notes have been reduced to zero. In addition, if on any payment date the Lockout Cumulative Loss Test and the Delinquency Test are not satisfied, amounts otherwise payable on that payment date to the Class M or Class B notes with respect to principal will be allocated to the Class A notes.

         The yield to investors on the Class A-1 notes will be sensitive to fluctuations in the level of LIBOR. The Note Rate on the Class A-1 notes will be capped at 10.00% per annum.

         Amounts on deposit in the Pre-Funding Account may be used during the Pre-Funding Period to acquire subsequent home loans. In the event that, on the last day in the Pre-Funding Period, any amounts on deposit in the Pre-Funding Account have not been used to acquire subsequent home loans, then the notes will be prepaid in part with such amounts on the next payment date.

         There can be no assurance that Interest Collections (including the portion thereof constituting Excess Spread) and Principal Collections on the home loans will be sufficient on any payment date to pay any Liquidation Loss Amounts allocated to the notes or the Overcollateralization Increase Amount for that payment date after such amounts have been used to make payments of interest and principal on the notes and to make the other payments with a higher payment priority in accordance with the indenture.

         The servicing agreement permits the issuer, at its option, subject to the satisfaction of certain conditions specified in the servicing agreement, to direct the servicer to remove certain home loans from the trust at any time during the life of the trust, so long as the aggregate amount of home loans, after giving effect to the removal of the applicable home loans, is not less than the Required Overcollateralization Amount. Removals of home loans may affect the rate at which principal is distributed to noteholders by reducing the overall Pool Balance and thus the amount of Principal Collections. See "Description of the Securities--Optional Transfers of Home Loans to Holders of Certificates" in this prospectus supplement.

         The recording of mortgages in the name of MERS is a new practice in the mortgage lending industry. While the depositor expects that the servicer will be able to commence foreclosure proceedings on the mortgaged properties, when necessary and appropriate, public recording officers and others, however, may have limited, if any, experience with lenders seeking to foreclose mortgages, assignments of which are registered with MERS. Accordingly, delays and additional costs in commencing, prosecuting and completing foreclosure proceedings, defending litigation commenced by third parties and conducting foreclosure sales of the mortgaged properties could result. Those delays and additional costs could in turn delay the distribution of liquidation proceeds to the noteholders and increase the amount of Liquidation Loss Amounts on the home loans. In addition, if, as a result of MERS discontinuing or becoming unable to continue operations in connection with the MERS'r' System, it becomes necessary to remove any home loan from registration on the MERS'r' System and to arrange for the assignment of the related mortgages to the indenture trustee, then any related expenses shall be reimbursable by the trust to the servicer, and if such amounts are not covered by excess interest and overcollateralization, may reduce the amount available to pay principal of and interest on the outstanding class or classes of notes with the lowest payment priority. For additional information regarding the recording of mortgages in the name of

                                      S-55







MERS see "Description of the Mortgage Pool--Mortgage Pool Characteristics" in this prospectus supplement and "Description of the Securities--Assignment of Loans" in the prospectus.

         The rate of defaults on the home loans will also affect the rate and timing of principal payments on the home loans. In general, defaults on home loans are expected to occur with greater frequency in their early years. As a result of the underwriting standards applicable to the home loans, the home loans are likely to experience rates of delinquency, foreclosure, bankruptcy and loss that are higher, and that may be substantially higher, than those experienced by home loans underwritten in accordance with the standards applied by other home loan purchase programs. Borrowers on the home loans may have imperfect credit histories, low credit scores and other debt that represents a large portion of his or her income. Because of these underwriting criteria and their likely effect on the delinquency, foreclosure, bankruptcy and loss experience of the home loans, the home loans will generally be serviced in a manner intended to result in a faster exercise of remedies, which may include foreclosure, in the event home loan delinquencies and defaults occur, than would be the case if the home loans were serviced in accordance with those other programs. The rate of default of home loans secured by second liens is likely to be greater than that of home loans secured by first liens on comparable properties. The rate of default on home loans which are refinance home loans, and on home loans with high combined loan-to-value ratios, may be higher than for other types of home loans. Furthermore, the rate and timing of prepayments, defaults and liquidations on the home loans will be affected by the general economic condition of the region of the country in which the related mortgaged properties are located. The risk of delinquencies and loss is greater and prepayments are less likely in regions where a weak or deteriorating economy exists, as may be evidenced by, among other factors, increasing unemployment or falling property values.

         The priority in which distributions are made on the notes provides additional credit enhancement for certain classes of notes. This priority in distribution ensures that any shortfalls in amounts payable on the notes will be allocated first to the Class B notes, then to the Class M-2 notes, then to the Class M-1 notes and then to the Class A notes. In addition, losses allocated to the notes not covered by Excess Spread or the Overcollateralization Amount, will be allocated first to the Class B notes, then to the Class M-2 notes, then to the Class M-1 notes and then to the Class A notes.

         Because the loan rates on the home loans and the note rate on the Class A-2 notes, Class A-3 notes, Class M notes and Class B notes are fixed, these rates will not change in response to changes in market interest rates. Accordingly, if market interest rates or market yields for securities similar to the notes were to rise, the market value of the Class A-2 notes, Class A-3 notes, Class M notes and Class B notes may decline. The note rate on the Class A-1 notes is variable and will change in response to changes in the LIBOR rate, subject to a maximum rate. Investors in the Class A-1 notes should be aware that LIBOR may not change consistently with other market indices. A number of factors affect the performance of an index and may cause an index to move in a manner different from other indices. To the extent LIBOR may reflect changes in the general level of interest rates less quickly than other indices, in a period of rising interest rates, increases in the yield to the holders of the Class A-1 notes due to the rising interest rates may occur later than that which would be produced by other indices, and in a period of declining rates, LIBOR may decline more quickly than other market interest rates which may adversely affect the yield on the Class A-1 notes.

         In addition, the yield to maturity on the notes will depend on, among other things, the price paid by the holders of the notes. The extent to which the yield to maturity of a note is sensitive to prepayments will depend, in part, upon the degree to which it is purchased at a discount or premium. In most cases, if notes are purchased at a premium and principal distributions on the notes occur at a rate faster than assumed at the time of purchase, the investor's actual yield to maturity will be lower than that anticipated at the time of purchase. Conversely, if notes are purchased at a discount and principal distributions on the notes occur at a rate slower than that assumed at the time of purchase, the investor's actual yield to maturity will be lower than that anticipated at the time of purchase.

                                      S-56







         The final scheduled maturity date for each class of notes as shown on the chart on page S-6 of this prospectus supplement is the payment date on which the principal balance of that class of notes will be reduced to zero, based on certain assumptions. For the Class A-1 notes and Class A-2 notes, it was assumed that no losses or delinquencies occur on the home loans, that none of the home loans are prepaid, that the Required Overcollateralization Amount is $0 and certain other assumptions contained in this prospectus supplement. For the Class A-3 notes, the Class M notes and the Class B notes, it was assumed that the final payment date would be the payment date in the sixth month following the latest possible maturity date of any initial home loan. Due to losses and prepayments on the home loans, the actual final payment on each class of notes may occur substantially earlier than final scheduled maturity date for each class. In addition, the actual final payment on the Class A-3, Class M-1, Class M-2 and Class B notes may occur later, and the actual final payment on the Class A-1 notes and Class A-2 notes may occur substantially later, than the final scheduled maturity date for each class.

         "Weighted average life" refers to the average amount of time that will elapse from the date of issuance of a security to the date of distribution to the investor thereof of each dollar distributed in reduction of principal of that security, assuming no losses. The weighted average life of the notes will be influenced by, among other things, the rate at which principal of the home loans is paid, which may be in the form of scheduled amortization, prepayments or liquidations.

         The primary source of information available to investors concerning the notes will be the monthly statements discussed in this prospectus supplement under "The Agreements--The Trust Agreement and the Indenture--Reports to Noteholders," which will include information as to the outstanding Note Balance. There can be no assurance that any additional information regarding the notes will be available through any other source. In addition, the depositor is not aware of any source through which price information about the notes will be generally available on an ongoing basis. The limited nature of information regarding the notes may adversely affect the liquidity of the notes, even if a secondary market for the notes becomes available.

         The prepayment model used in this prospectus supplement, or prepayment assumption, represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of home loans. A 100% prepayment assumption assumes a constant prepayment rate of 0% per annum of the then outstanding principal balance of the home loans in the first month of the life of the home loans and an additional approximately 0.8696% (precisely 20/23%) per annum in each month thereafter until the twenty-fourth month. Beginning in the twenty-fourth month and in each month thereafter during the life of the home loans, a 100% prepayment assumption assumes a constant prepayment rate of 20% per annum each month. As used in the table below, a 50% prepayment assumption assumes prepayment rates equal to 50% of the prepayment assumption. Correspondingly, a 150% prepayment assumption assumes prepayment rates equal to 150% of the prepayment assumption, and so forth. The prepayment assumption does not purport to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of home loans, including the home loans.

                                      S-57







         The tables below have been prepared on the basis of assumptions regarding the performance of the home loans set forth in the following paragraph and further assume, among other things, that the home loans have the following characteristics:

                            Gross         Net         Original Term       Remaining Term          Assumed
       Balance               WAC          WAC           (months)             (months)             Delivery
       -------               ---          ---           -------              -------              --------
      $436,124.16          15.902%      15.402%            120                 117                Closing
   $56,708,380.60          15.944%      15.444%            180                 176                Closing
    $4,861,983.70          15.736%      15.236%            240                 236                Closing
   $64,201,740.63          15.800%      15.300%            300                 296                Closing
       $38,678.95          15.902%      15.402%            120                 120             December 2001
    $4,724,438.63          15.944%      15.444%            180                 180             December 2001
      $403,929.10          15.736%      15.236%            240                 240             December 2001
    $5,350,305.62          15.800%      15.300%            300                 300             December 2001
       $38,678.95          15.902%      15.402%            120                 120              January 2002
    $4,724,438.63          15.944%      15.444%            180                 180              January 2002
      $403,929.10          15.736%      15.236%            240                 240              January 2002
    $5,350,305.62          15.800%      15.300%            300                 300              January 2002
       $38,678.95          15.902%      15.402%            120                 120             February 2002
    $4,724,438.63          15.944%      15.444%            180                 180             February 2002
      $403,929.10          15.736%      15.236%            240                 240             February 2002
    $5,350,305.63          15.800%      15.300%            300                 300             February 2002

         o the scheduled monthly payment for each home loan has been based on its outstanding balance, interest rate and remaining term to maturity, so that the home loan will amortize in amounts sufficient for its repayment over its remaining term to maturity;

         o none of the seller, the servicer or the depositor will repurchase any home loan and the servicer does not exercise its option to purchase all of the home loans and therefore cause a termination of the trust, except as indicated in the tables below;

         o there are no delinquencies or Liquidation Loss Amounts on the home loans;

         o principal payments on the home loans will be timely received together with prepayments, if any, on the last day of the month and at the respective constant percentages of the prepayment assumption in the tables;

         o the home loans pay on the basis on a 30-day month and a 360-day year;

         o   LIBOR will remain constant at 2.10% per annum;

         o payments on the notes will be made on the 25th day of each month, commencing in December 2001;

         o the Pre-Funding Account accrues reinvestment income at a rate of 2.10% per annum based on the assumed delivery of the home loans as set forth in the table above; and

         o   the notes will be purchased on November 29, 2001.

                                      S-58







         The actual characteristics and performance of the home loans will differ from the assumptions used in constructing the tables below, which are hypothetical in nature and are provided only to give a general sense of how the principal cash flows might behave under varying prepayment scenarios. For example, it is very unlikely that the home loans will prepay at a constant level of the prepayment assumption until maturity or that all of the home loans will prepay at the same level of the prepayment assumption. Moreover, the diverse remaining terms to maturity of the home loans could produce slower or faster principal distributions than indicated in the tables at the various constant percentages of the prepayment assumption specified, even if the weighted average remaining term to maturity of the home loans is as assumed. Any difference between the assumptions and the actual characteristics and performance of the home loans, or actual prepayment or loss experience, will affect the percentage of initial note balance outstanding over time and the weighted average life of the notes.

         Subject to the foregoing discussion and assumptions, the following tables indicate the weighted average life of the notes, and list the percentage of the initial note balance of each class of notes that would be outstanding after each of the payment dates shown at various percentages of the prepayment assumption.

                                      S-59








               Percentage of Initial Class A-1 Note Balance(1)(2)


Payment Date                                                   Percentage of Balance
                                            ---------------------------------------------------------
Percentage of Prepayment Assumption                0%      50%      75%     100%     125%       150%
                                            ---------------------------------------------------------
Initial...................................        100      100      100      100      100        100
November 2002.............................         92       82       77       72       67         62
November 2003.............................         89       57       42       28       13          0
November 2004.............................         85       31        7        0        0          0
November 2005.............................         80        7        0        0        0          0
November 2006.............................         75        0        0        0        0          0
November 2007.............................         68        0        0        0        0          0
November 2008.............................         61        0        0        0        0          0
November 2009.............................         53        0        0        0        0          0
November 2010.............................         43        0        0        0        0          0
November 2011.............................         31        0        0        0        0          0
November 2012.............................         17        0        0        0        0          0
November 2013.............................          1        0        0        0        0          0
November 2014.............................          0        0        0        0        0          0
November 2015.............................          0        0        0        0        0          0
November 2016.............................          0        0        0        0        0          0
November 2017.............................          0        0        0        0        0          0
November 2018.............................          0        0        0        0        0          0
November 2019.............................          0        0        0        0        0          0
November 2020.............................          0        0        0        0        0          0
November 2021.............................          0        0        0        0        0          0
November 2022.............................          0        0        0        0        0          0
November 2023.............................          0        0        0        0        0          0
November 2024.............................          0        0        0        0        0          0
November 2025.............................          0        0        0        0        0          0
November 2026.............................          0        0        0        0        0          0
Weighted Average Life to 10% call (years).       7.47     2.29     1.78     1.50     1.32       1.19
Weighted Average Life to maturity (years).       7.47     2.29     1.78     1.50     1.32       1.19

         (1) Assumes (i) except where indicated, that no optional termination is exercised and (ii) the percentage of the pricing prepayment assumption disclosed above.

         (2)  All percentages are rounded to the nearest 1%.

                                      S-60







               Percentage of Initial Class A-2 Note Balance(1)(2)


Payment Date                                                   Percentage of Balance
                                            ---------------------------------------------------------
Percentage of Prepayment Assumption                0%      50%      75%     100%     125%       150%
                                            ---------------------------------------------------------
Initial...................................        100      100      100      100      100        100
November 2002.............................        100      100      100      100      100        100
November 2003.............................        100      100      100      100      100         98
November 2004.............................        100      100      100       45        0          0
November 2005.............................        100      100       17        0        0          0
November 2006.............................        100       48        0        0        0          0
November 2007.............................        100        0        0        0        0          0
November 2008.............................        100        0        0        0        0          0
November 2009.............................        100        0        0        0        0          0
November 2010.............................        100        0        0        0        0          0
November 2011.............................        100        0        0        0        0          0
November 2012.............................        100        0        0        0        0          0
November 2013.............................        100        0        0        0        0          0
November 2014.............................         38        0        0        0        0          0
November 2015.............................          0        0        0        0        0          0
November 2016.............................          0        0        0        0        0          0
November 2017.............................          0        0        0        0        0          0
November 2018.............................          0        0        0        0        0          0
November 2019.............................          0        0        0        0        0          0
November 2020.............................          0        0        0        0        0          0
November 2021.............................          0        0        0        0        0          0
November 2022.............................          0        0        0        0        0          0
November 2023.............................          0        0        0        0        0          0
November 2024.............................          0        0        0        0        0          0
November 2025.............................          0        0        0        0        0          0
November 2026.............................          0        0        0        0        0          0
Weighted Average Life to 10% call (years).      12.85     5.01     3.71     3.00     2.55       2.25
Weighted Average Life to maturity (years).      12.85     5.01     3.71     3.00     2.55       2.25

         (1) Assumes (i) except where indicated, that no optional termination is exercised and (ii) the percentage of the pricing prepayment assumption disclosed above.

         (2)  All percentages are rounded to the nearest 1%.

                                      S-61







               Percentage of Initial Class A-3 Note Balance(1)(2)


Payment Date                                                   Percentage of Balance
                                            ---------------------------------------------------------
Percentage of Prepayment Assumption                0%      50%      75%     100%     125%       150%
                                            ---------------------------------------------------------
Initial...................................        100      100      100      100      100        100
November 2002.............................        100      100      100      100      100        100
November 2003.............................        100      100      100      100      100        100
November 2004.............................        100      100      100      100       89         61
November 2005.............................        100      100      100       77       63         50
November 2006.............................        100      100       77       60       46         35
November 2007.............................        100       91       64       47       34         24
November 2008.............................        100       75       53       36       24         16
November 2009.............................        100       65       43       28       18         11
November 2010.............................        100       56       35       21       13          7
November 2011.............................        100       48       28       16        9          5
November 2012.............................        100       40       22       12        6          3
November 2013.............................        100       33       17        9        4          2
November 2014.............................        100       27       13        6        3          1
November 2015.............................         84       21       10        4        2          0
November 2016.............................         71       16        7        3        1          0
November 2017.............................         67       13        6        2        *          0
November 2018.............................         62       11        5        2        0          0
November 2019.............................         57        9        4        1        0          0
November 2020.............................         52        8        3        *        0          0
November 2021.............................         45        6        2        0        0          0
November 2022.............................         38        5        1        0        0          0
November 2023.............................         30        3        *        0        0          0
November 2024.............................         21        2        0        0        0          0
November 2025.............................         10        *        0        0        0          0
November 2026.............................          0        0        0        0        0          0
Weighted Average Life to 10% call (years).      18.80    10.13     7.87     6.31     5.22       4.40
Weighted Average Life to maturity (years).      18.92    10.82     8.42     6.79     5.65       4.78

         (1) Assumes (i) except where indicated, that no optional termination is exercised and (ii) the percentage of the pricing prepayment assumption disclosed above.

         (2)  All percentages are rounded to the nearest 1%.

           *  less than 0.50% but greater than 0.

                                      S-62








               Percentage of Initial Class M-1 Note Balance(1)(2)


Payment Date                                                   Percentage of Balance
                                            ---------------------------------------------------------
Percentage of Prepayment Assumption                0%      50%      75%     100%     125%       150%
                                            ---------------------------------------------------------
Initial...................................        100      100      100      100      100        100
November 2002.............................        100      100      100      100      100        100
November 2003.............................        100      100      100      100      100        100
November 2004.............................        100      100      100      100      100        100
November 2005.............................        100      100      100       93       76         61
November 2006.............................        100      100       94       73       56         42
November 2007.............................        100      100       78       57       41         29
November 2008.............................        100       91       64       44       30         20
November 2009.............................        100       79       53       34       21         13
November 2010.............................        100       68       43       26       15          9
November 2011.............................        100       58       34       20       11          6
November 2012.............................        100       49       27       15        8          4
November 2013.............................        100       40       21       11        5          2
November 2014.............................        100       32       16        8        4          0
November 2015.............................        100       25       12        5        2          0
November 2016.............................         86       19        9        4        0          0
November 2017.............................         81       16        7        3        0          0
November 2018.............................         76       14        5        1        0          0
November 2019.............................         70       11        4        0        0          0
November 2020.............................         63        9        3        0        0          0
November 2021.............................         55        7        2        0        0          0
November 2022.............................         46        6        *        0        0          0
November 2023.............................         37        4        0        0        0          0
November 2024.............................         25        2        0        0        0          0
November 2025.............................         12        0        0        0        0          0
November 2026.............................          0        0        0        0        0          0
Weighted Average Life to 10% call (years).      19.87    11.02     8.61     6.90     5.70       4.92
Weighted Average Life to maturity (years).      20.02    11.85     9.26     7.46     6.20       5.36

         (1) Assumes (i) except where indicated, that no optional termination is exercised and (ii) the percentage of the pricing prepayment assumption disclosed above.

         (2)  All percentages are rounded to the nearest 1%.

           *  less than 0.50% but greater than 0.

                                      S-63







               Percentage of Initial Class M-2 Note Balance(1)(2)


Payment Date                                                  Percentage of Balance
                                            ---------------------------------------------------------
Percentage of Prepayment Assumption                0%      50%      75%     100%     125%       150%
                                            ---------------------------------------------------------
Initial...................................        100      100      100      100      100        100
November 2002.............................        100      100      100      100      100        100
November 2003.............................        100      100      100      100      100        100
November 2004.............................        100      100      100      100      100        100
November 2005.............................        100      100      100       93       76         61
November 2006.............................        100      100       94       73       56         42
November 2007.............................        100      100       78       57       41         29
November 2008.............................        100       91       64       44       30         20
November 2009.............................        100       79       53       34       21         13
November 2010.............................        100       68       43       26       15          9
November 2011.............................        100       58       34       20       11          6
November 2012.............................        100       49       27       15        8          3
November 2013.............................        100       40       21       11        5          0
November 2014.............................        100       32       16        8        2          0
November 2015.............................        100       25       12        5        0          0
November 2016.............................         86       19        9        3        0          0
November 2017.............................         81       16        7        *        0          0
November 2018.............................         76       14        5        0        0          0
November 2019.............................         70       11        4        0        0          0
November 2020.............................         63        9        2        0        0          0
November 2021.............................         55        7        0        0        0          0
November 2022.............................         46        6        0        0        0          0
November 2023.............................         37        3        0        0        0          0
November 2024.............................         25        0        0        0        0          0
November 2025.............................         12        0        0        0        0          0
November 2026.............................          0        0        0        0        0          0
Weighted Average Life to 10% call (years).      19.87    11.02     8.61     6.90     5.70       4.89
Weighted Average Life to maturity (years).      20.02    11.82     9.22     7.42     6.18       5.30

         (1) Assumes (i) except where indicated, that no optional termination is exercised and (ii) the percentage of the pricing prepayment assumption disclosed above.

         (2)  All percentages are rounded to the nearest 1%.

           *  less than 0.50% but greater than 0.

                                      S-64







                Percentage of Initial Class B Note Balance(1)(2)


Payment Date                                                  Percentage of Balance
                                            ---------------------------------------------------------
Percentage of Prepayment Assumption                0%      50%      75%     100%     125%       150%
                                            ---------------------------------------------------------
Initial...................................        100      100      100      100      100        100
November 2002.............................        100      100      100      100      100        100
November 2003.............................        100      100      100      100      100        100
November 2004.............................        100      100      100      100      100        100
November 2005.............................        100      100      100       93       76         61
November 2006.............................        100      100       94       73       56         42
November 2007.............................        100      100       78       57       41         29
November 2008.............................        100       91       64       44       30         20
November 2009.............................        100       79       53       34       21         13
November 2010.............................        100       68       43       26       15          9
November 2011.............................        100       58       34       20       11          3
November 2012.............................        100       49       27       15        6          0
November 2013.............................        100       40       21       11        2          0
November 2014.............................        100       32       16        6        0          0
November 2015.............................        100       25       12        2        0          0
November 2016.............................         86       19        8        0        0          0
November 2017.............................         81       16        5        0        0          0
November 2018.............................         76       14        2        0        0          0
November 2019.............................         70       11        0        0        0          0
November 2020.............................         63        9        0        0        0          0
November 2021.............................         55        6        0        0        0          0
November 2022.............................         46        2        0        0        0          0
November 2023.............................         37        0        0        0        0          0
November 2024.............................         25        0        0        0        0          0
November 2025.............................         12        0        0        0        0          0
November 2026.............................          0        0        0        0        0          0
Weighted Average Life to 10% call (years).      19.87    11.02     8.61     6.90     5.70       4.88
Weighted Average Life to maturity (years).      20.01    11.74     9.10     7.34     6.10       5.22

         (1) Assumes (i) except where indicated, that no optional termination is exercised and (ii) the percentage of the pricing prepayment assumption disclosed above.

         (2)  All percentages are rounded to the nearest 1%.


                                      S-65







                                 The Agreements

                             The Purchase Agreement

     The initial home loans to be transferred to the issuer by the depositor were or will be purchased by the depositor from the sellers pursuant to the home loan purchase agreement, or purchase agreement, dated as of the cut-off date, among the sellers, the depositor, the issuer and the indenture trustee. The following summary describes certain terms of the purchase agreement. The summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the purchase agreement. See "The Agreements" in the prospectus.

Purchase of Home Loans

     Under the purchase agreement, the sellers have agreed to transfer and assign, without recourse, to the depositor the initial home loans and the Initial Mortgage Documents. Pursuant to an assignment by the depositor executed on the closing date, upon the transfer to the depositor, the initial home loans will be transferred, without recourse, by the depositor to the issuer, as well as the depositor's rights in, to and under the purchase agreement. The owner trustee, on behalf of the trust, will, concurrently with the assignment, grant a security interest in the trust to the indenture trustee to secure the notes. Subsequent home loans are intended to be purchased by the issuer from the sellers on or before February 27, 2002, as set forth in the purchase agreement, from funds on deposit in the Pre-Funding Account. The purchase agreement will provide that the subsequent home loans must conform to certain specified characteristics described above under "Description of the Home Loans--Conveyance of Subsequent Home Loans." For a general description of the sellers, see "The Sellers and Servicer" in this prospectus supplement. The purchase price of the initial home loans is a specified amount payable by the depositor, as provided in the purchase agreement. The purchase price paid for any subsequent home loans by the indenture trustee, at the direction of the issuer, from amounts on deposit in the Pre-Funding Account shall be one hundred percent (100%) of the aggregate principal balances of the subsequent home loans as of the date so transferred, as identified on the schedule attached to the related subsequent transfer agreement provided by GMACM.

     The purchase agreement will require that, within a specified time period, GMACM deliver to a custodian, as agent for the indenture trustee, the mortgage notes with respect to each of the home loans, endorsed without recourse in blank. The remainder of the Initial Mortgage Documents will be held by the servicer, as agent for the indenture trustee on behalf of the noteholders. The remainder of the Initial Mortgage Documents held by the servicer will include the following:

     (1) the mortgage, or a copy of the mortgage certified by an officer of the servicer for any mortgage not returned from the public recording office, with evidence of recording indicated thereon;

     (2) except with respect to home loans registered in the name of MERS, an assignment in recordable form of the mortgage; and

     (3) if applicable, any riders or modifications to the mortgage note and mortgage, together with certain other documents at the times as set forth in the related agreement.

Representations and Warranties

     The respective seller or GMACM, in its capacity as servicer, will represent and warrant to the issuer with respect to any subsequent home loans, that, among other things, as of the closing date and the related subsequent transfer date with respect to any subsequent home loans:

     o as of the cut-off date, with respect to the initial home loans, or related subsequent transfer date, with respect to any subsequent home loans, the information set forth in a schedule


                                      S-66








          of the related home loans is true and correct in all material respects as of the date or dates respecting which the information is furnished;

     o immediately prior to the sale of the initial home loans to the depositor and the subsequent home loans to the issuer, the respective seller was the sole owner and holder of the home loans free and clear of any and all liens and security interests;

     o the purchase agreement constitutes a valid transfer and assignment of all right, title and interest of the sellers in and to the initial home loans or the subsequent home loans, as applicable, and the proceeds thereof;

     o to the best of GMACM's knowledge, each home loan complied in all material respects with all applicable local, state and federal laws;

     o no home loan is 30 days or more delinquent in payment of principal and interest; and

     o to the best of GMACM's knowledge, there is no delinquent recording or other tax or fee or assessment lien against any related mortgaged property.

     The depositor will assign to the issuer all of its right, title and interest in the purchase agreement, insofar as the purchase agreement relates to the representations and warranties made by the sellers in respect of the initial home loans and any remedies provided for with respect to any breach of the representations and warranties. The representations and warranties of the sellers will be assigned by the issuer to the indenture trustee for the benefit of the noteholders, and therefore a breach of the representations and warranties of the sellers will be enforceable on behalf of the trust. If a seller cannot cure a breach of any representation or warranty made by it in respect of a home loan which materially and adversely affects the interests of the noteholders in that home loan, within 90 days after notice from the servicer, such seller will be obligated to repurchase the home loan at the Repurchase Price.

     As to any home loan required to be purchased by a seller as provided above, rather than purchase the home loan, the seller may, at its sole option, remove the Deleted Loan from the trust and substitute in its place an Eligible Substitute Loan.

Review of Home Loans

     Escrow Bank USA, an affiliate of GMACM and the depositor, will be the custodian with respect to the mortgage notes pursuant to a custodial agreement and will maintain possession of the mortgage notes as the agent of the indenture trustee or, following payment in full of the notes and discharge of the indenture, the owner trustee.

     The custodian will hold the mortgage notes relating to the home loans in trust for the benefit of the holders of the securities. Within 90 days of the closing date or within 90 days of the related subsequent transfer date with respect to any subsequent home loans, the custodian will review or cause to be reviewed the mortgage note with respect each home loan. In addition, if any Initial Mortgage Document is found to be defective in any material respect which may materially and adversely affect the value of the related home loan or the interests of the indenture trustee, as pledgee of the trust or the securityholders in that home loan and the defect is not cured within 90 days following notification thereof to the seller and the issuer by the custodian or the servicer, the seller will be obligated under the purchase agreement to deposit the Repurchase Price into the Custodial Account. In lieu of any deposit into the Custodial Account, the seller may substitute an Eligible Substitute Loan. Any purchase or substitution will result in the removal of the defective home loan from the trust. The obligation of the seller to remove


                                      S-67








a Deleted Loan from the trust is the sole remedy regarding any defects in the home loans and Initial Mortgage Documents available to the issuer, the certificateholders, or the owner trustee on behalf of the certificateholders, and the noteholders, or the indenture trustee on behalf of the noteholders, against the sellers. Any home loan not so purchased or substituted for shall remain in the trust.

                             The Servicing Agreement

     The following summary describes certain terms of the servicing agreement. The summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the servicing agreement. See "The Agreements" in the prospectus.

     All of the home loans will initially be serviced by the servicer, but may be subserviced by one or more subservicers designated by the servicer pursuant to subservicing agreements between the servicer and any future subservicers. For a general description of the servicer and its activities, and certain information concerning the servicer's delinquency experience on some home loans, see "The Sellers and Servicer--Delinquency and Loss Experience of the Servicer's Portfolio" in this prospectus supplement.

Principal Collections and Interest Collections

     All collections on the home loans will generally be allocated in accordance with the related mortgage notes between amounts collected in respect of interest and amounts collected in respect of principal.

     The servicer will be required to establish and maintain the Custodial Account. On each Determination Date, the servicer will determine the aggregate amounts required to be withdrawn from the Custodial Account and deposited into the Note Payment Account and the Distribution Account prior to the close of business on the business day next succeeding each Determination Date.

     The servicer will make withdrawals from the Custodial Account, including but not limited to the following, and deposit the withdrawn amounts as follows:

     o to pay to itself or the sellers various reimbursement amounts and other amounts as provided in the servicing agreement; and

     o to the Note Payment Account, an amount equal to the Principal Collections and Interest Collections remaining on the business day prior to each payment date.

Collection and Other Servicing Procedures; Loss Mitigation

     The servicer will make reasonable efforts to collect all payments called for under the home loans and will, consistent with the servicing agreement, follow such collection procedures which shall be normal and usual in its general mortgage servicing activities with respect to home loans comparable to the home loans. The servicer is authorized to engage in a wide variety of loss mitigation practices with respect to the home loans, including waivers, modifications, payment forbearances, partial forgiveness, entering into repayment schedule arrangements, and capitalization of arrearages; provided in any case that the servicer determines that the action is not materially adverse to the interests of the noteholders and is generally consistent with the servicer's policies with respect to similar loans; and provided further that some modifications, including reductions in the loan rate, partial forgiveness or a maturity extension, may only be taken if the home loan is in default or if default is reasonably foreseeable. For home loans that come into and continue in default, the servicer may take a variety of actions including foreclosure upon the mortgaged property, writing off the balance of the home loan as bad debt, taking a deed in lieu of foreclosure, accepting a short sale, permitting a short refinancing, arranging for a repayment plan, modifications as described above, or taking an unsecured note. See "Description of the Securities--Servicing and Administration of Loans" in the prospectus. In making the determination, the


                                      S-68








loss that might result if the home loan were liquidated would be taken into account. Any modifications may have the effect of reducing the loan rate or extending the final maturity date of the home loan. Any modified home loan may remain in the trust, and the reduction in collections resulting from the modification may result in reduced distributions of interest, or other amounts, on, or may extend the final maturity of, the notes. The servicer may elect to treat any home loan that is 180 days or more delinquent as being finally liquidated.

     In any case in which mortgaged property subject to a home loan is being conveyed by the mortgagor, the servicer shall in general be obligated, to the extent it has knowledge of the conveyance, to exercise its rights to accelerate the maturity of the home loan under any due-on-sale clause applicable thereto, but only if the exercise of those rights is permitted by applicable law and only to the extent it would not adversely affect or jeopardize coverage under any applicable credit enhancement arrangements. If the servicer is prevented from enforcing the due-on-sale clause under applicable law or if the servicer determines that it is reasonably likely that a legal action would be instituted by the related mortgagor to avoid enforcement of the due-on-sale clause, the servicer will enter into an assumption and modification agreement with the person to whom the property has been or is about to be conveyed, pursuant to which that person will become liable under the related credit line agreement subject to certain specified conditions. The original mortgagor may be released from liability on a home loan if the servicer has determined in good faith that the release will not adversely affect the ability to make full and timely collections on the related home loan. Any fee collected by the servicer for entering into an assumption or substitution of liability agreement will be retained by the servicer as additional servicing compensation. In connection with any assumption, the loan rate borne by the related credit line agreement may not be altered.

     Mortgagors may, from time to time, request partial releases of the mortgaged properties, easements, consents to alteration or demolition and other similar matters. The servicer may approve such a request if it has determined, exercising its good faith business judgment in the same manner as it would if it were the owner of the related home loan, that the approval will not adversely affect the security for, and the timely and full collectability of, the related home loan. Any fee collected by the servicer for processing the request will be retained by the servicer as additional servicing compensation.

     The servicer, at its option and in its sole discretion, may make advances by depositing into the Custodial Account amounts representing installments of principal of and/or interest on any home loan that is delinquent as of the end of the related Collection Period if the servicer believes that the advances will be recoverable from payments on, or other proceeds of, that home loan. If the servicer makes any optional advances of delinquent principal and/or interest, the servicer shall be entitled to reimburse itself by withdrawing those amounts from the Custodial Account prior to any distribution of amounts on deposit therein to the noteholders.

     The servicer is required to maintain a fidelity bond and errors and omissions policy with respect to its officers and employees and other persons acting on behalf of the servicer in connection with its activities under the servicing agreement.

Release of Lien; Refinancing of Senior Lien

     The servicing agreement permits the servicer to release the lien on the mortgaged property securing a home loan under limited circumstances if the home loan is current in payment. A release may be made in any case where:

     o the borrower simultaneously delivers a mortgage on a substitute mortgaged property, if the combined loan-to-value ratio is not increased;


                                      S-69








     o in connection with a simultaneous substitution of the mortgaged property, if the combined loan-to-value ratio would be increased to not more than the lesser of (a) 125% and (b) 105% times the combined loan-to-value ratio previously in effect, if the servicer determines that appropriate compensating factors are present; or

     o no substitute mortgaged property is provided, causing the home loan to become unsecured, subject to limitations in the servicing agreement.

     At the time of the release, some terms of the home loan may be modified, including a loan rate increase or a maturity extension, and the terms of the home loan may be further modified in the event that the borrower subsequently delivers a mortgage on a substitute mortgaged property.

     The servicer may be subject to certain restrictions under the servicing agreement with respect to the refinancing of a lien senior to a home loan secured by a lien on the related mortgaged property, including in some circumstances, the requirement that after the refinancing of the senior lien the combined loan-to-value ratio is increased by no more than 10% of the original combined loan-to-value ratio. In addition, if a mortgaged property did not have a lien senior to the related home loan as of the cut-off date, then the servicer may not consent to the placing of a lien senior to the home loan on the related mortgaged property.

Realization Upon Defaulted Loans

     With respect to a home loan secured by a lien on a mortgaged property in default, the servicer will decide whether to foreclose upon the mortgaged property or with respect to any such home loan, write off the principal balance of the home loan as a bad debt or take an unsecured note, provided, however, that if the servicer has actual knowledge that any mortgaged property is affected by hazardous or toxic wastes or substances and that the acquisition of the mortgaged property would not be commercially reasonable, then the servicer shall not cause the issuer or the indenture trustee to acquire title to that mortgaged property in a foreclosure or similar proceeding. In connection with that decision, the servicer will, following usual practices in connection with senior and junior mortgage servicing activities or repossession and resale activities, estimate the proceeds expected to be received and the expenses expected to be incurred in connection with the foreclosure or repossession and resale to determine whether a foreclosure proceeding or a repossession and resale is appropriate. To the extent that a home loan secured by a lien on a mortgaged property is junior to another lien on the related mortgaged property, following any default thereon, unless foreclosure proceeds for that home loan are expected to at least satisfy the related senior home loan in full and to pay foreclosure costs, it is likely that the home loan will be written off as bad debt with no foreclosure proceeding. See "Risk Factors--The mortgaged properties might not be adequate security for the home loans" in this prospectus supplement. In the event that title to any mortgaged property is acquired in foreclosure or by deed in lieu of foreclosure, the deed or certificate of sale will be issued to the indenture trustee or to its nominee on behalf of the noteholders. Notwithstanding any acquisition of title and cancellation of the related home loan, the REO Loan will be considered for most purposes to be an outstanding home loan held in the trust fund until such time as the home loan becomes a liquidated home loan. Any income, net of expenses and fees and other than gains described below, received by the servicer on the related mortgaged property prior to its disposition will be deposited in the Custodial Account upon receipt and will be available at that time for making payments to noteholders. The foregoing is subject to the proviso that the servicer shall not be required to expend its own funds in connection with any foreclosure or attempted foreclosure which is not completed or towards the correction of any default on a related senior home loan or restoration of any property unless it shall determine that the expenditure will increase the related Net Liquidation Proceeds.

     With respect to a home loan secured by a lien on a mortgaged property in default, the servicer may pursue foreclosure, or similar remedies, subject to any senior lien positions and certain other restrictions pertaining to junior loans concurrently with pursuing any remedy for a breach of a


                                      S-70








representation and warranty made by a seller. However, the servicer is not required to continue to pursue both remedies if it determines that one remedy is more likely to result in a greater recovery. Upon the first to occur of final liquidation and a repurchase or substitution pursuant to a breach of a representation and warranty, the related home loan will be removed from the trust fund. The servicer may elect to treat a defaulted home loan as having been finally liquidated if substantially all amounts expected to be received in connection therewith have been received. However, the servicer may continue to pursue recovery on the home loans. In that case, the servicer will continue to be entitled to receive a servicing fee for that home loan and any additional liquidation expenses relating to that home loan thereafter incurred will be reimbursable to the servicer from any amounts otherwise payable to the noteholders, or may be offset by any subsequent recovery related to that home loan. Alternatively, for purposes of determining the amount of related liquidation proceeds to be paid to noteholders, the amount of any loss or the amount required to be drawn under any applicable form of credit enhancement, the servicer may take into account minimal amounts of additional receipts expected to be received, as well as estimated additional liquidation expenses expected to be incurred in connection with the defaulted home loan.

Non-Recordation of Assignments; Possession of Mortgages

     Subject to the conditions described in the servicing agreement, GMACM will not be required to record assignments of the mortgages to the indenture trustee in the real property records of the states in which the related mortgaged properties are located. In the case of home loans registered in the name of MERS, assignments of mortgages will be registered electroncially on the MERS(R) System. In the case of home loans not registered in the name of MERS, GMACM will retain record title to the mortgages on behalf of the indenture trustee and the securityholders. Although the recordation of the assignments of the mortgages in favor of the indenture trustee is not necessary to effect a transfer of the home loans to the indenture trustee, if GMACM were to sell, assign, satisfy or discharge any of those home loans prior to recording the related assignment in favor of the indenture trustee, the other parties to the sale, assignment, satisfaction or discharge may have rights superior to those of the indenture trustee. In some states, including Florida and Maryland, in the absence of recordation of the assignments of the mortgages, the transfer to the indenture trustee of the home loans may not be effective against certain creditors or purchasers from the sellers or a trustee in bankruptcy thereof. If those other parties, creditors or purchasers have rights to the home loans that are superior to those of the indenture trustee, securityholders could lose the right to future payments of principal and interest to the extent that those rights are not otherwise enforceable in favor of the indenture trustee under the applicable mortgage documents.

     The indenture trustee will not have physical possession of the mortgages related to the home loans in the trust. Instead, GMAC Mortgage Corporation, in its capacity as servicer, will retain possession of the mortgages, and the mortgages will not be stamped or otherwise marked to reflect the assignment to the depositor, then to the owner trustee and then to the indenture trustee. If a subsequent purchaser were able to take physical possession of the mortgages without knowledge of those assignments, the interests of the indenture trustee in the mortgages could be defeated. In that event, distributions to noteholders may be adversely affected.

Optional Repurchase of Defaulted Home Loans

     Under the servicing agreement, the servicer will have the option to purchase from the trust any home equity loan which is 90 days or more delinquent at a purchase price equal to its principal balance plus accrued interest.


                                      S-71








Events of Default; Rights Upon Event of Default

     A servicing default under the servicing agreement generally will include:

     o any failure by the servicer to deposit to the Custodial Account, Distribution Account or the Note Payment Account any required payment which continues unremedied for five (5) business days after the date upon which written notice of the failure shall have been given to the servicer by the issuer or the indenture trustee;

     o any failure by the servicer duly to observe or perform in any material respect any other of its covenants or agreements in the servicing agreement which continues unremedied for 45 days after the date upon which written notice of the failure shall have been given to the servicer by the Issuer or the indenture trustee;

     o certain events of insolvency, bankruptcy, readjustment of debt, marshalling of assets and liabilities or similar proceedings regarding the servicer and certain actions by the servicer indicating its insolvency or inability to pay its obligations; and

     o    certain other events relating to the servicer.

     So long as a servicing default under the servicing agreement remains unremedied, either the depositor or the indenture trustee may, by written notification to the servicer and to the issuer or the indenture trustee, as applicable, terminate all of the rights and obligations of the servicer under the servicing agreement, other than any right of the servicer as securityholder and other than the right to receive servicing compensation and expenses for servicing the home loans during any period prior to the date of termination, and reimbursement of other amounts the servicer is entitled to withdraw from the Custodial Account, whereupon the indenture trustee, in accordance with the terms of the servicing agreement, will succeed to all responsibilities, duties and liabilities of the servicer under the servicing agreement, other than the obligation to purchase home loans under certain circumstances, and will be entitled to the same compensation arrangements that the servicer would have been entitled to if no termination had occurred. In the event that the indenture trustee would be obligated to succeed the servicer but is unwilling so to act, it may appoint, or if it is unable so to act, it shall appoint, or petition a court of competent jurisdiction for the appointment of an approved mortgage servicing institution with a net worth of at least $10,000,000 to act as successor to the servicer under the servicing agreement; provided that any successor servicer will not result in the qualification, reduction or withdrawal of the ratings assigned to the notes by the Rating Agencies. Pending the appointment of a successor servicer, the indenture trustee is obligated to act as servicer unless prohibited by law from so acting. The indenture trustee and the successor servicer may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation to the initial servicer under the servicing agreement.

Evidence as to Compliance

     The servicing agreement provides for delivery on or before a specified date in each year, to the depositor and the indenture trustee, of an annual statement signed by an officer of the servicer to the effect that the servicer has fulfilled in all material respects the minimum servicing standards set forth in the Uniform Single Attestation Program for Mortgage Bankers throughout the preceding year or, if there has been a material default in the fulfillment of any servicing obligation, the statement shall specify each known default and the nature and status thereof. The statement may be provided as a single form making the required statements as to the servicing agreement along with other similar agreements.

     The servicing agreement also provides that on or before a specified date in each year, beginning on the first date that is at least a specified number of months after the cut-off date, a firm of independent public accountants will furnish a statement to the depositor and the indenture trustee to the effect that, on the basis of an examination by that firm conducted substantially in compliance with the standards


                                      S-72








established by the American Institute of Certified Public Accountants, the servicing of home loans under the related agreements, including the servicing agreement, was conducted substantially in compliance with the minimum servicing standards set forth in the Uniform Single Attestation Program for Mortgage Bankers, to the extent that procedures in the Uniform Single Attestation Program for Mortgage Bankers are applicable to the servicing obligations set forth in the related agreements, except for any significant exceptions or errors in records that shall be reported in the statement.

     Copies of the annual statement of an officer of the servicer may be obtained by noteholders without charge upon written request to the servicer, at the address indicated in the monthly statement to noteholders.

Certain Matters Regarding the Servicer

     The servicing agreement provides that the servicer may not resign from its obligations and duties under the servicing agreement except upon a determination that performance of its obligations and duties is no longer permissible under applicable law or except in connection with a permitted transfer of servicing. No such resignation will become effective until the indenture trustee or a successor servicer has assumed the servicer's obligations and duties under the servicing agreement.

     The servicing agreement also provides that, except as set forth below, neither the servicer nor any director, officer, employee or agent of the servicer will be under any liability to the trust or the noteholders for any action taken or for refraining from the taking of any action in good faith pursuant to the servicing agreement, or for errors in judgment; provided, however, that neither the servicer nor any such person will be protected against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties thereunder. The servicing agreement further provides that the servicer and any director, officer, employee or agent of the servicer is entitled to indemnification by the trust and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the servicing agreement, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder. In addition, the servicing agreement provides that the servicer will not be under any obligation to appear in, prosecute or defend any legal or administrative action that is not incidental to its respective duties under the servicing agreement and which in its opinion may involve it in any expense or liability. The servicer may, however, in its discretion undertake any action which it may deem necessary or desirable with respect to the servicing agreement and the rights and duties of the parties thereto and the interests of the noteholders thereunder. In that event, the legal expenses and costs of the action and any liability resulting from the action will be expenses, costs and liabilities of the trust and the servicer will be entitled to be reimbursed out of funds otherwise payable to noteholders.

     Any person into which the servicer may be merged or consolidated, any person resulting from any merger or consolidation to which the servicer is a party or any person succeeding to the business of the servicer will be the successor of the servicer under the servicing agreement, provided that resulting entity meets the requirements set forth in the servicing agreement. In addition, notwithstanding the prohibition on its resignation, the servicer may assign its rights and delegate its duties and obligations under the servicing agreement to any person meeting the requirements set forth in the servicing agreement; provided, that consent to any assignment may not be unreasonably withheld. In the case of any assignment, the servicer will be released from its obligations under the servicing agreement, exclusive of liabilities and obligations incurred by it prior to the time of the assignment.


                                      S-73








Amendment

     The servicing agreement may be amended by the parties thereto, provided that any amendment be accompanied by a letter from each Rating Agency that the amendment will not result in the qualification, reduction or withdrawal of the rating then assigned to the notes, and provided further, that the consent of indenture trustee shall be obtained.

                      The Trust Agreement and the Indenture

     The following summary describes certain terms of the trust agreement and the indenture. This summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, the respective provisions of the trust agreement and the indenture. See "The Agreements" in the prospectus.

The Trust

     Simultaneously with the issuance of the notes, the issuer will pledge the trust to the indenture trustee as collateral for the notes. As pledgee of the home loans, the indenture trustee will be entitled to direct the issuer in the exercise of all rights and remedies of the trust against the sellers under the purchase agreement and against the servicer under the servicing agreement.

Reports To Noteholders

     The indenture trustee will, to the extent information is provided to it by the servicer pursuant to the terms of the servicing agreement, make available to each holder of the notes, at its address listed on the note register maintained with the indenture trustee, and each Rating Agency and the depositor, a report setting forth certain amounts relating to the notes for each payment date, including, among other things:

     (1) the amount of principal, if any, payable on that payment date to the holders of the notes;

     (2) the amount of interest payable on that payment date to the holders of the notes;

     (3) the aggregate Note Balance after giving effect to any payment of principal on that payment date;

     (4) the Principal Collections and Interest Collections for the related Collection Period;

     (5) the aggregate principal balance of the home loans as of the end of the preceding Collection Period;

     (6) the balance of the Pre-Funding Account as of the end of the preceding Collection Period;

     (7) the balance of the Capitalized Interest Account as of the end of the preceding Collection Period;

     (8) the aggregate principal balance of all subsequent home loans transferred pursuant to a subsequent transfer agreement since the closing date;

     (9)  the Overcollateralization Amount as of that payment date;

     (10) the weighted average of the Net Loan Rates for the home loans for the related Collection Period;

     (11) the number of home loans that are delinquent or that have been foreclosed;


                                      S-74








     (12) the aggregate Liquidation Loss Amounts for the related Collection Period and all Collection Periods to date; and

     (13) the number and aggregate principal balance of delinquent home loans repurchased during the related Collection Period.

In the case of information furnished pursuant to clauses (1) and (2) above, the amounts will be expressed as a dollar amount per $25,000 in face amount of notes.

     The indenture trustee will make the reports to holders of the notes, and, at its option, any additional files containing the same information in an alternative format, available each month to holders of the notes, and other parties to the indenture via the indenture trustee's internet website. The indenture trustee's internet website shall initially be located at www.abs.bankone.com. Assistance in using the website can be obtained by calling the indenture trustee's customer service desk at (800) 524-9472. Parties that are unable to use the website are entitled to have a paper copy mailed to them via first class mail by calling the customer service desk and indicating they would like to receive a paper copy. The indenture trustee shall have the right to change the way the reports to holders of the notes are distributed in order to make the distribution more convenient and/or more accessible and the indenture trustee shall provide timely and adequate notification to all above parties regarding any changes.

Certain Covenants

     The indenture will provide that the issuer may not consolidate or merge with or into any other entity, unless:

     (1) the entity formed by or surviving the consolidation or merger is organized under the laws of the United States, any state or the District of Columbia;

     (2) the surviving entity expressly assumes, by an indenture supplemental to the indenture, the issuer's obligation to make due and punctual payments upon the notes and the performance or observance of any agreement and covenant of the issuer under the indenture;

     (3) no event of default under the indenture shall have occurred and be continuing immediately after the merger or consolidation;

     (4) the issuer has been advised that the ratings of the notes then in effect would not be reduced or withdrawn by any Rating Agency as a result of the merger or consolidation;

     (5) any action that is necessary to maintain the lien and security interest created by the indenture has been taken;

     (6) the issuer has received an opinion of counsel to the effect that the consolidation or merger would have no material adverse tax consequence to the issuer or to any noteholder or certificateholder; and

     (7) the issuer has delivered to the indenture trustee an officer's certificate and an opinion of counsel each stating that the consolidation or merger and the supplemental indenture comply with the indenture and that all conditions precedent, as provided in the indenture, relating to the transaction have been complied with.

     The issuer will not, among other things:

     (1) except as expressly permitted by the indenture, sell, transfer, exchange or otherwise dispose of any of the assets of the issuer;

     (2) claim any credit on or make any deduction from the principal and interest payable in respect of the notes, other than amounts withheld under the Internal Revenue Code of 1986, as amended, or applicable state law, or assert any claim against any present or


                                      S-75








          former holder of notes because of the payment of taxes levied or assessed upon the issuer;

     (3) permit the validity or effectiveness of the indenture to be impaired or permit any person to be released from any covenants or obligations with respect to the notes under the indenture except as may be expressly permitted thereby; or

     (4) permit any lien, charge, excise, claim, security interest, mortgage or other encumbrance to be created on or extend to or otherwise arise upon or burden the assets of the issuer or any part thereof, or any interest therein or the proceeds thereof.

     The Issuer may not engage in any activity other than as specified under "The Issuer" in this prospectus supplement.

Events of Default; Rights Upon Event of Default

     An event of default under the indenture includes:

     (1) a default for five (5) days or more in the payment of any principal of or interest on any note;

     (2) there occurs a default in the observance or performance in any material respect of any covenant or agreement of the issuer made in the indenture, or any representation or warranty of the issuer made in the indenture or in any certificate delivered pursuant to or in connection with the indenture proving to have been incorrect in any material respect as of the time when the same shall have been made that has a material adverse effect on the noteholders, and the default shall continue or not be cured, or the circumstance or condition in respect of which the representation or warranty was incorrect shall not have been eliminated or otherwise cured, for a period of 30 days after there shall have been given, by registered or certified mail, to the issuer by the indenture trustee or to the issuer and the indenture trustee by the holders of at least 25% of the outstanding Note Balance of the notes, a written notice specifying the default or incorrect representation or warranty and requiring it to be remedied and stating that the notice is a notice of default under the indenture;

     (3) there occurs the filing of a decree or order for relief by a court having jurisdiction in the premises in respect of the issuer or any substantial part of the trust in an involuntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the issuer or for any substantial part of the trust, or ordering the winding-up or liquidation of the issuer's affairs, and the decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or

     (4) there occurs the commencement by the issuer of a voluntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or the consent by the issuer to the entry of an order for relief in an involuntary case under any such law, or the consent by the issuer to the appointment or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the issuer or for any substantial part of the assets of the trust, or the making by the issuer of any general assignment for the benefit of creditors, or the failure by the issuer generally to pay its debts as those debts become due, or the taking of any action by the issuer in furtherance of any of the foregoing.


                                      S-76








     If an event of default with respect to the notes at the time outstanding occurs and is continuing, either the indenture trustee, acting on the direction of at least 51% of the noteholders or the holders of notes representing a majority of the aggregate Note Balance, may declare all notes to be due and payable immediately. Such declaration may, under certain circumstances, be rescinded and annulled by the holders of notes representing a majority of the aggregate Note Balance.

     If, following an event of default with respect to the notes, the notes have been declared to be due and payable, the indenture trustee, acting on the direction of at least 51% of the noteholders, notwithstanding any acceleration, may elect to maintain possession of the collateral securing the notes and to continue to apply payments on the collateral as if there had been no declaration of acceleration if the collateral continues to provide sufficient funds for the payment of principal of and interest on the notes as they would have become due if there had not been a declaration. In addition, the indenture trustee may not sell or otherwise liquidate the collateral securing the notes following an event of default, unless:

          o    all noteholders consent to the sale;

          o the proceeds of the sale or liquidation are sufficient to pay in full the principal of and accrued interest, due and unpaid, on the outstanding notes at the date of the sale; or

          o the indenture trustee determines that the collateral would not be sufficient on an ongoing basis to make all payments on the notes as payments would have become due if the notes had not been declared due and payable, and the indenture trustee obtains the consent of the holders of notes representing 66 2/3% of the then aggregate Note Balance.

     In the event that the indenture trustee liquidates the collateral in connection with an event of default, the indenture provides that the indenture trustee will have a prior lien on the proceeds of any liquidation for unpaid fees and expenses. As a result, upon the occurrence of an event of default, the amount available for payments to the noteholders would be less than would otherwise be the case. However, the indenture trustee may not institute a proceeding for the enforcement of its lien except in connection with a proceeding for the enforcement of the lien of the indenture for the benefit of the noteholders after the occurrence of an event of default.

     In the event the principal of the notes is declared due and payable as described above, the holders of any notes issued at a discount from par may be entitled to receive no more than an amount equal to the unpaid principal amount of the related note less the amount of the discount that is unamortized.

     No noteholder generally will have any right under the indenture to institute any proceeding with respect to the indenture unless:

     (1) the holder previously has given to the indenture trustee written notice of default and the continuance thereof;

     (2) the holders of any notes evidencing not less than 25% of the aggregate Note Balance of the notes:

          o have made written request upon the indenture trustee to institute the proceeding in its own name as indenture trustee thereunder; and

          o    have offered to the indenture trustee reasonable indemnity;

     (3) the indenture trustee has neglected or refused to institute any proceeding for 60 days after receipt of the request and indemnity; and


                                      S-77








     (4) no direction inconsistent with the written request has been given to the indenture trustee during the 60 day period by the holders of a majority of the aggregate Note Balance of the notes.

However, the indenture trustee will be under no obligation to exercise any of the trusts or powers vested in it by the indenture or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the holders of the notes, unless the noteholders have offered to the indenture trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

Amendment and Modification of Trust Agreement and Indenture

     The trust agreement may be amended from time to time by the parties thereto provided that any amendment be accompanied by an opinion of counsel addressed to the owner trustee to the effect that the amendment:

     o    complies with the provisions of the trust agreement; and

     o    will not cause the trust to be subject to an entity level tax.

     With the consent of the holders of a majority of the Note Balances of each class of notes affected thereby, the issuer and the indenture trustee may execute a supplemental indenture to add provisions to, change in any manner or eliminate any provisions of, the indenture, or modify, except as provided below, in any manner the rights of the noteholders. However, without the consent of the holder of each outstanding note affected thereby, no supplemental indenture will:

     (1) change the due date of any installment of principal of or interest on any note or reduce the principal amount thereof, the interest rate specified thereon or change any place of payment where or the coin or currency in which any note or any interest thereon is payable;

     (2) impair the right to institute suit for the enforcement of certain provisions of the indenture regarding payment;

     (3) reduce the percentage of the aggregate Note Balance of the outstanding notes, the consent of the holders of which is required for any supplemental indenture or the consent of the holders of which is required for any waiver of compliance with certain provisions of the indenture or of certain defaults thereunder and their consequences as provided for in the indenture;

     (4) modify or alter the provisions of the indenture regarding the voting of notes held by the issuer, the depositor or an affiliate of any of them;

     (5) decrease the percentage of the aggregate Note Balance required to amend the sections of the indenture which specify the applicable percentage of the Note Balance necessary to amend the indenture or certain other related agreements;

     (6) modify any of the provisions of the indenture in a manner as to affect the calculation of the amount of any payment of interest or principal due on any note, including the calculation of any of the individual components of such calculation; or

     (7) permit the creation of any lien ranking prior to or, except as otherwise contemplated by the indenture, on a parity with the lien of the indenture with respect to any of the collateral for the notes or, except as otherwise permitted or contemplated in the indenture, terminate the lien of the indenture on any collateral or deprive the holder of any note of the security afforded by the lien of the indenture.


                                      S-78








     The issuer and the indenture trustee may also enter into supplemental indentures, without obtaining the consent of the noteholders, for the purpose of, among other things, curing any ambiguity or correcting or supplementing any provision in the indenture that may be inconsistent with any other provision in the indenture.

Termination; Redemption of Notes

     The obligations created by the trust agreement, other than certain limited payment and notice obligations of the owner trustee and the depositor, respectively, will terminate upon the payment to the related securityholders, including the notes issued pursuant to the indenture, of all amounts held by the servicer and required to be paid to the securityholders following the earliest of:

     o the final distribution of all moneys or other property or proceeds of the trust in accordance with the terms of the indenture and the trust agreement;

     o    the Final Payment Date; or

     o the purchase by the servicer of all home loans pursuant to the servicing agreement. See "Description of the Securities--Maturity and Optional Redemption" in this prospectus supplement.

     The indenture will be discharged, except with respect to certain continuing rights specified in the indenture, upon the distribution to noteholders of all amounts required to be distributed pursuant to the indenture.

Certain Matters Regarding the Indenture Trustee and the Issuer

     Neither the indenture trustee nor any director, officer or employee of the indenture trustee will be under any liability to the issuer or the noteholders for any action taken or for refraining from the taking of any action in good faith pursuant to the indenture or for errors in judgment; provided, however, that none of the indenture trustee and any director, officer or employee thereof will be protected against any liability which would otherwise be imposed by reason of willful malfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations and duties under the indenture. Subject to certain limitations set forth in the indenture, the indenture trustee and any director, officer, employee or agent of the indenture trustee will be indemnified by the issuer and held harmless against any loss, liability or expense incurred in connection with investigating, preparing to defend or defending any legal action, commenced or threatened, relating to the indenture other than any loss, liability or expense incurred by reason of willful malfeasance, bad faith or negligence in the performance of its duties under the indenture or by reason of reckless disregard of its obligations and duties under the indenture. All persons into which the indenture trustee may be merged or with which it may be consolidated or any person resulting from any merger or consolidation will be the successor of the indenture trustee under the indenture.

                                 Use of Proceeds

     The proceeds from the sale of the notes will be used, together with the proceeds from the transfer of the certificates, to purchase the initial home loans from the depositor and, subsequently, to purchase certain subsequent home loans as described in this prospectus supplement. However, the depositor will not receive any proceeds from any sale of the notes in market-making transactions by Newman & Associates, Inc., an affiliate of the depositor or another affiliate of the depositor. See "Underwriting" in this prospectus supplement.


                                      S-79








                   Material Federal Income Tax Considerations

     The following is a general discussion of anticipated material federal income tax consequences of the purchase, ownership and disposition of the notes offered under this prospectus supplement and the accompanying prospectus. This discussion has been prepared with the advice of Orrick, Herrington & Sutcliffe LLP as counsel to the depositor. This discussion is directed solely to noteholders that hold the notes as capital assets within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended, and does not purport to discuss all federal income tax consequences that may be applicable to particular categories of investors, some of which may be subject to special rules, including banks, insurance companies, foreign investors, tax-exempt organizations, dealers in securities or currencies, mutual funds, real estate investment trusts, natural persons, cash method taxpayers, S corporations, estates and trusts, investors that hold the notes as part of a hedge, straddle or, an integrated or conversion transaction, or holders whose "functional currency" is not the United States dollar. Also, it does not address alternative minimum tax consequences or the indirect effects on the holders of equity interests in a noteholder. Further, the authorities on which this discussion, and the opinion referred to below, are based are subject to change or differing interpretations, which could apply retroactively. Taxpayers and preparers of tax returns should be aware that under applicable Treasury regulations a provider of advice on specific issues of law is not considered an income tax return preparer unless the advice:

     o is given as to events that have occurred at the time the advice is rendered and is not given as to the consequences of contemplated actions; and

     o    is directly relevant to the determination of an entry on a tax return.

Accordingly, taxpayers should consult their tax advisors and tax return preparers regarding the preparation of any item on a tax return, even where the anticipated tax treatment has been discussed in this prospectus supplement and/or the accompanying prospectus.

     In addition to the federal income tax consequences described in this prospectus supplement and the accompanying prospectus, potential investors should consider the state and local tax consequences, if any, of the purchase, ownership and disposition of the notes. See "State and Other Tax Consequences" in this prospectus supplement. Noteholders are advised to consult their tax advisors concerning the federal, state, local or other tax consequences to them of the purchase, ownership and disposition of the notes offered under this prospectus.

     In the opinion of Orrick, Herrington & Sutcliffe LLP, special tax counsel to the depositor, for federal income tax purposes, the notes will be characterized as indebtedness, and neither the issuer nor any portion of the issuer will be characterized as an association, or a publicly traded partnership, taxable as a corporation or as a taxable mortgage pool within the meaning of Section 7701(i) of the Internal Revenue Code of 1986, as amended.

     The following discussion is based in part upon the rules governing original issue discount that are described in Sections 1271-1273 and 1275 of the Internal Revenue Code of 1986, as amended, and in the Treasury regulations issued under these sections, referred to as the "OID Regulations." The OID Regulations do not adequately address various issues relevant to, and in some instances provide that they are not applicable to, securities such as the notes. For purposes of this tax discussion, references to a "noteholder" or a "holder" are to the beneficial owner of a note.


                                      S-80








Status as Real Property Loans

     Notes held by a domestic building and loan association will not constitute "loans . . . secured by an interest in real property" within the meaning of
Section 7701(a)(19)(C)(v) of the Internal Revenue Code of 1986, as amended; and notes held by a real estate investment trust will not constitute "real estate assets" within the meaning of Section 856(c)(4)(A) of the Internal Revenue Code of 1986, as amended, and interest on notes will not be considered "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(B) of the Internal Revenue Code of 1986, as amended.

Original Issue Discount

     The notes are not expected to be considered issued with original issue discount since the principal amount of the notes will not exceed their issue price by more than a de minimis amount. The stated interest thereon will be taxable to a noteholder as ordinary interest income when received or accrued in accordance with the noteholder's method of tax accounting. Under the OID Regulations, a holder of a note issued with a de minimis amount of original issue discount must include the discount in income, on a pro rata basis, as principal payments are made on the note.

     The original issue discount, if any, on a note would be the excess of its stated redemption price at maturity over its issue price. The issue price of a particular class of notes will be the first cash price at which a substantial amount of notes of that class is sold, excluding sales to bond houses, brokers and underwriters, on the closing date. If less than a substantial amount of a particular class of notes is sold for cash on or prior to the closing date, the issue price of the class will be treated as the fair market value of that class on the closing date. Under the OID Regulations, the stated redemption price of a note is equal to the total of all payments to be made on the note other than "qualified stated interest." "Qualified stated interest" includes interest that is unconditionally payable at least annually at a single fixed rate, or in the case of a variable rate debt instrument, at a "qualified floating rate," an "objective rate," a combination of a single fixed rate and one or more "qualified floating rates" or one "qualified inverse floating rate," or a combination of "qualified floating rates" that typically does not operate in a manner that accelerates or defers interest payments on the note.

     In the case of notes bearing adjustable note rates, the determination of the total amount of original issue discount and the timing of the inclusion of original issue discount will vary according to the characteristics of the notes. In general terms original issue discount is accrued by treating the note rate of the notes as fixed and making adjustments to reflect actual note rate payments.

     Some classes of the notes may provide for the first interest payment on these notes to be made more than one month after the date of issuance, a period which is longer than the subsequent monthly intervals between interest payments. Assuming the "accrual period," as defined in the fourth paragraph below, for original issue discount is each monthly period that ends on a payment date, in some cases, as a consequence of this "long first accrual period," some or all interest payments may be required to be included in the stated redemption price of the note and accounted for as original issue discount.

     In addition, if the accrued interest to be paid on the first payment date is computed for a period that begins prior to the closing date, a portion of the purchase price paid for a note will reflect the accrued interest. In those cases, information returns to the noteholders and the IRS will be based on the position that the portion of the purchase price paid for the interest accrued during periods prior to the closing date is treated as part of the overall purchase price of the note, and not as a separate asset the purchase price of which is recovered entirely out of interest received on the next distribution date, and that portion of the interest paid on the first distribution date in excess of interest accrued for a number of days corresponding to the number of days from the closing date to the first distribution date should be included in the stated redemption price of the note. However, the OID Regulations state that all or some portion of the accrued


                                      S-81








interest may be treated as a separate asset the cost of which is recovered entirely out of interest paid on the first distribution date. It is unclear how an election to do so would be made under the OID Regulations and whether the election could be made unilaterally by a noteholder.

     Notwithstanding the general definition of original issue discount, original issue discount on a note will be considered to be de minimis if it is less than 0.25% of the stated redemption price of the note multiplied by its weighted average maturity. For this purpose, the weighted average maturity of the note is computed as the sum of the amounts determined, as to each payment included in the stated redemption price of the note, by multiplying (1) the number of complete years, rounding down for partial years, from the issue date until the payment is expected to be made, possibly taking into account a prepayment assumption, by (2) a fraction, the numerator of which is the amount of the payment, and the denominator of which is the stated redemption price at maturity of the note. Under the OID Regulations, original issue discount of only a de minimis amount, other than de minimis original issue discount attributable to a so-called "teaser" interest rate or an initial interest holiday, will be included in income as each payment of stated principal is made, based on the product of the total remaining amount of the de minimis original issue discount and a fraction, the numerator of which is the amount of the principal payment and the denominator of which is the outstanding stated principal amount of the note. The OID Regulations also would permit a noteholder to elect to accrue de minimis original issue discount into income currently based on a constant yield method. See "Material Federal Income Tax Considerations--Market Discount" in this prospectus supplement for a description of the election under the OID Regulations.

     If original issue discount on a note is in excess of a de minimis amount, the holder of the note must include in ordinary gross income the sum of the "daily portions" of original issue discount for each day during its taxable year on which it held the note, including the purchase date but excluding the disposition date. In the case of an original holder of a note, the daily portions of original issue discount will be determined as follows.

     As to each "accrual period," that is, each period that ends on a date that corresponds to a distribution date and begins on the first day following the immediately preceding accrual period, or in the case of the first period, begins on the closing date, a calculation will be made of the portion of the original issue discount that accrued during this accrual period. The portion of original issue discount that accrues in any accrual period will equal the excess, if any, of (1) the sum of (A) the present value, as of the end of the accrual period, of all of the distributions remaining to be made on the note, if any, in future periods and (B) the distributions made on the note during the accrual period of amounts included in the stated redemption price, over (2) the adjusted issue price of the note at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence will be calculated using a discount rate equal to the original yield to maturity of the notes, and possibly assuming that distributions on the note will be received in future periods based on the trust assets being prepaid at a rate equal to a prepayment assumption. For these purposes, the original yield to maturity of the note would be calculated based on its issue price and possibly assuming that distributions on the note will be made in all accrual periods based on the trust assets being prepaid at a rate equal to a prepayment assumption. The adjusted issue price of a note at the beginning of any accrual period will equal the issue price of the note, increased by the aggregate amount of original issue discount that accrued on the note in prior accrual periods, and reduced by the amount of any distributions made on the note in prior accrual periods of amounts included in its stated redemption price. The original issue discount accruing during any accrual period, computed as described above, will be allocated ratably to each day during the accrual period to determine the daily portion of original issue discount for that day. Although the issuer will calculate original issue discount, if any, based on its determination of the accrual periods, a noteholder may, subject to some restrictions, elect other accrual periods.


                                      S-82








     A subsequent purchaser of a note that purchases the note at a price, excluding any portion of the price attributable to accrued qualified stated interest, less than its remaining stated redemption price will also be required to include in gross income the daily portions of any original issue discount relating to the note. However, each daily portion will be reduced, if the cost is in excess of its "adjusted issue price," in proportion to the ratio that excess bears to the aggregate original issue discount remaining to be accrued on the note. The adjusted issue price of a note on any given day equals:

     o the adjusted issue price, or, in the case of the first accrual period, the issue price, of the note at the beginning of the accrual period which includes that day, plus

     o the daily portions of original issue discount for all days during the accrual period prior to that day, less

     o any principal payments made during the accrual period relating to the note.

Market Discount

     A noteholder that purchases a note at a market discount, that is, assuming the note is issued without original issue discount, at a purchase price less than its remaining stated principal amount, will recognize gain upon receipt of each distribution representing stated principal. In particular, under Section 1276 of the Internal Revenue Code of 1986, as amended, the noteholder, in most cases, will be required to allocate the portion of each distribution representing stated principal first to accrued market discount not previously included in income, and to recognize ordinary income to that extent.

     A noteholder may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, the election will apply to all market discount bonds acquired by the noteholder on or after the first day of the first taxable year to which the election applies. In addition, the OID Regulations permit a noteholder to elect to accrue all interest, discount, including de minimis market or original issue discount, and premium in income as interest, based on a constant yield method. If this election were made for a note with market discount, the noteholder would be deemed to have made an election to include currently market discount in income for all other debt instruments having market discount that the noteholder acquires during the taxable year of the election or after that year, and possibly previously acquired instruments. Similarly, a noteholder that made this election for a note that is acquired at a premium would be deemed to have made an election to amortize bond premium for all debt instruments having amortizable bond premium that the noteholder owns or acquires. See "Material Federal Income Tax Considerations--Premium" in this prospectus supplement. Each of these elections to accrue interest, discount and premium for a note on a constant yield method would be irrevocable.

     However, market discount for a note will be considered to be de minimis for purposes of Section 1276 of the Internal Revenue Code of 1986, as amended, if the market discount is less than 0.25% of the remaining principal amount of the note multiplied by the number of complete years to maturity remaining after the date of its purchase. In interpreting a similar rule for original issue discount on obligations payable in installments, the OID Regulations refer to the weighted average maturity of obligations, and it is likely that the same rule will be applied for market discount, possibly taking into account a prepayment assumption. If market discount is treated as de minimis under this rule, it appears that the actual discount would be treated in a manner similar to original issue discount of a de minimis amount. See "Material Federal Income Tax Considerations--Original Issue Discount" in this prospectus supplement.

     Section 1276(b)(3) of the Internal Revenue Code of 1986, as amended, specifically authorizes the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until regulations are issued by the Treasury Department, some rules described in the legislative history to
Section 1276 of the Internal Revenue Code of 1986, as amended, or the Committee Report, apply. The Committee Report indicates


                                      S-83








that in each accrual period market discount on notes should accrue, at the noteholder's option: (1) on the basis of a constant yield method, or (2) in the case of a note issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total amount of stated interest remaining to be paid on the notes as of the beginning of the accrual period. Moreover, any prepayment assumption used in calculating the accrual of original issue discount is also used in calculating the accrual of market discount. Because the regulations referred to in this paragraph have not been issued, it is not possible to predict what effect these regulations might have on the tax treatment of a note purchased at a discount in the secondary market. Further, it is uncertain whether a prepayment assumption would be required to be used for the notes if they were issued with original issue discount.

     To the extent that notes provide for monthly or other periodic distributions throughout their term, the effect of these rules may be to require market discount to be includible in income at a rate that is not significantly slower than the rate at which the discount would accrue if it were original issue discount. Moreover, in any event a holder of a note typically will be required to treat a portion of any gain on the sale or exchange of the note as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income.

     Further, under Section 1277 of the Internal Revenue Code of 1986, as amended, a holder of a note may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry a note purchased with market discount. For these purposes, the de minimis rule referred to in the third preceding paragraph applies. Any deferred interest expense would not exceed the market discount that accrues during that taxable year and is, in most cases, allowed as a deduction not later than the year in which the market discount is includible in income. If the holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by that holder in that taxable year or after that year, the interest deferral rule described above will not apply.

Premium

     If a holder purchases a note for an amount greater than its remaining principal amount, the holder will be considered to have purchased the note with amortizable bond premium equal in amount to the excess, and may elect to amortize the premium using a constant yield method over the remaining term of the note and to offset interest otherwise to be required to be included in income relating to that note by the premium amortized in that taxable year. If this election is made, it will apply to all debt instruments having amortizable bond premium that the holder owns or subsequently acquires. The OID Regulations also permit noteholders to elect to include all interest, discount and premium in income based on a constant yield method. See "Material Federal Income Tax Considerations--Market Discount" in this prospectus supplement. The Committee Report states that the same rules that apply to accrual of market discount, which rules may require use of a prepayment assumption in accruing market discount for notes without regard to whether the notes have original issue discount, would also apply in amortizing bond premium under Section 171 of the Internal Revenue Code of 1986, as amended.

Realized Losses

     Under Section 166 of the Internal Revenue Code of 1986, as amended, both corporate and noncorporate holders of the notes that acquire those notes in connection with a trade or business should be allowed to deduct, as ordinary losses, any losses sustained during a taxable year in which their notes become wholly or partially worthless as the result of one or more realized losses on the trust assets.


                                      S-84








However, it appears that a noncorporate holder that does not acquire a note in connection with a trade or business will not be entitled to deduct a loss under
Section 166 of the Internal Revenue Code of 1986, as amended, until the holder's note becomes wholly worthless, that is, until its outstanding principal balance has been reduced to zero, and that the loss will be characterized as a short-term capital loss.

     Each holder of a note will be required to accrue interest and original issue discount for that note, without giving effect to any reductions in distributions attributable to defaults or delinquencies on the trust assets until it can be established that any reduction ultimately will not be recoverable. As a result, the amount of taxable income reported in any period by the holder of a note could exceed the amount of economic income actually realized by the holder in that period. Although the holder of a note eventually will recognize a loss or reduction in income attributable to previously accrued and included income that, as the result of a realized loss, ultimately will not be realized, the law is unclear as to the timing and character of the loss or reduction in income.

Sales of Notes

     If a note is sold, the selling noteholder will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the note. The adjusted basis of a note, in most cases, will equal the cost of that note to that noteholder, increased by the amount of any original issue discount or market discount previously reported by the noteholder for that note and reduced by any amortized premium and any principal payment received by the noteholder. Except as provided in the following three paragraphs, any gain or loss will be capital gain or loss, provided the note is held as a capital asset, in most cases, property held for investment, within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended.

     Gain recognized on the sale of a note by a seller who purchased the note at a market discount will be taxable as ordinary income in an amount not exceeding the portion of the discount that accrued during the period the note was held by the holder, reduced by any market discount included in income under the rules described in this prospectus supplement under "Material Federal Income Tax Considerations--Market Discount" and "--Premium."

     A portion of any gain from the sale of a note that might otherwise be capital gain may be treated as ordinary income to the extent that the note is held as part of a "conversion transaction" within the meaning of Section 1258 of the Internal Revenue Code of 1986, as amended. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in the transaction. The amount of gain so realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate "applicable Federal rate," which rate is computed and published monthly by the IRS, at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

     Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include any net capital gain in total net investment income for the taxable year, for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.


                                      S-85








Backup Withholding

     Payments of interest and principal, as well as payments of proceeds from the sale of notes, may be subject to the "backup withholding tax" under Section 3406 of the Internal Revenue Code of 1986, as amended, if recipients of the payments fail to furnish to the payor information, including their taxpayer identification numbers, or otherwise fail to establish an exemption from the tax. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against the recipient's federal income tax. Furthermore, penalties may be imposed by the IRS on a recipient of payments that is required to supply information but that does not do so in the proper manner.

     The issuer will report to the holders and to the IRS for each calendar year the amount of any "reportable payments" during that year and the amount of tax withheld, if any, relating to payments on the notes.

Tax Treatment of Foreign Investors

     Interest paid on a note to a nonresident alien individual, foreign partnership or foreign corporation that has no connection with the United States other than holding notes, known as nonresidents, will normally qualify as portfolio interest and will be exempt from federal income tax, except, in general, where (1) the recipient is a holder, directly or by attribution, of 10% or more of the capital or profits interest in the issuer, or (2) the recipient is a controlled foreign corporation to which the issuer is a related person. Upon receipt of appropriate ownership statements, the issuer normally will be relieved of obligations to withhold tax from the interest payments. These provisions supersede the generally applicable provisions of United States law that would otherwise require the issuer to withhold at a 30% rate, unless this rate were reduced or eliminated by an applicable tax treaty, on, among other things, interest and other fixed or determinable, annual or periodic income paid to nonresidents. For these purposes a noteholder may be considered to be related to the issuer by holding a certificate or by having common ownership with any other holder of a certificate or any affiliate of that holder.

New Withholding Regulations

     The Treasury Department has issued new final regulations which revise procedures for complying with, or obtaining exemptions under, the withholding, backup withholding and information reporting rules described above. Prospective investors are urged to consult their tax advisors regarding the procedures for obtaining an exemption from withholding under the new regulations.

                        State and Other Tax Consequences

     In addition to the federal income tax consequences described in "Material Federal Income Tax Considerations," potential investors should consider the state and local tax consequences of the acquisition, ownership, and disposition of the notes offered by this prospectus supplement and the accompanying prospectus. State tax law may differ substantially from the corresponding federal tax law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Therefore, prospective investors should consult their tax advisors about the various tax consequences of investments in the notes offered by this prospectus.


                                      S-86








                              ERISA Considerations

     The notes are eligible for purchase by any Plan. Any fiduciary or other investor of Plan assets that proposes to acquire or hold the notes on behalf of or with assets of any Plan should consult with its counsel with respect to the potential applicability of the fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and section 4975 of the Internal Revenue Code of 1986, as amended, to the proposed investment. See "ERISA Considerations" in the prospectus.

     Each purchaser of a note, by its acceptance of the note, shall be deemed to have represented that the acquisition and holding of the note by the purchaser does not constitute or give rise to a prohibited transaction under section 406 of ERISA or section 4975 of the Internal Revenue Code of 1986, as amended, for which no statutory, regulatory or administrative exemption is available. See "ERISA Considerations" in the prospectus.

     The notes may not be purchased with the assets of a Plan if the underwriter, the depositor, the servicer, the indenture trustee, the owner trustee or any of their affiliates:

     o has investment or administrative discretion with respect to the Plan assets;

     o has authority or responsibility to give, or regularly gives, investment advice regarding the Plan assets, for a fee and under an agreement or understanding that the advice will serve as a primary basis for investment decisions regarding the Plan assets and will be based on the particular investment needs for the Plan; or

     o    is an employer maintaining or contributing to the Plan.

     On January 5, 2000, the DOL published final regulations under Section 401(c) of ERISA. The final 401(c) Regulations took effect on July 5, 2001.

     The sale of any of the notes to a Plan is in no respect a representation by the issuer or the underwriter that the investment meets all relevant legal requirements with respect to investments by Plans generally or any particular Plan, or that the investment is appropriate for Plans generally or any particular Plan.

                                Legal Investment

     The notes will not constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended. Accordingly, many institutions with legal authority to invest in mortgage-related securities may not be legally authorized to invest in the notes. No representation is made herein as to whether the notes constitute legal investments for any entity under any applicable statute, law, rule, regulation or order. Prospective purchasers are urged to consult with their counsel concerning the status of the notes as legal investments for such purchasers prior to investing in the notes. See "Legal Investment Matters" in the prospectus.

                                  Underwriting

     In accordance with the terms and conditions of an underwriting agreement, Bear, Stearns & Co. Inc. will serve as the underwriter and has agreed to purchase, and the depositor has agreed to sell to the underwriter, the notes.

     The distribution of the notes by the underwriter may be effected from time to time in one or more negotiated transactions or otherwise, at varying prices to be determined at the time of sale. Proceeds to


                                      S-87








the depositor from the sale of the notes, before deducting expenses payable by the depositor, will be approximately 99.68% of the aggregate Note Balance as of the closing date.

     The depositor has agreed to indemnify the underwriter against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or contribute to payments the underwriter may be required to make in respect of those liabilities.

     The underwriter intends to make a secondary market in the notes, but has no obligation to do so. There can be no assurance that a secondary market for the notes will develop, or if it does develop, that it will provide holders of the notes with liquidity of investment at any particular time or for the life of the notes. The notes will not be listed on any securities exchange.

     Upon receipt of a request by an investor who has received an electronic prospectus supplement and prospectus from the underwriter or a request by that investor's representative within the period during which there is an obligation to deliver a prospectus supplement and prospectus, the depositor or the underwriter will promptly deliver, or cause to be delivered, without charge, a paper copy of the prospectus supplement and prospectus.

     Until 90 days from the date of this prospectus supplement, all dealers effecting transactions in the notes, whether or not participating in this distribution, may be required to deliver a prospectus supplement and prospectus. This is in addition to the obligation of dealers to deliver a prospectus supplement and prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                                  Legal Matters

     Certain legal matters with respect to the notes will be passed upon for the depositor by Orrick, Herrington & Sutcliffe LLP, New York, New York and for the underwriter by Morgan, Lewis & Bockius LLP, New York, New York.

                                     Ratings

     It is a condition to issuance of the notes that (i) the Class A Notes be rated "Aaa" by Moody's Investors Service, Inc., or Moody's, "AAA" by Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., or Standard & Poor's and, "AAA" by Fitch, Inc., or Fitch, (ii) the Class M-1 Notes be rated at least "Aa2" by Moody's, at least "AA" by Standard & Poor's and at least "AA" by Fitch, (iii) the Class M-2 Notes be rated at least "A2" by Moody's, at least "A" by Standard & Poor's and at least "A" by Fitch and (iv) that the Class B Notes be rated at least "Baa2" by Moody's, at least "BBB" by Standard & Poor's and at least "BBB" by Fitch. The depositor has not requested a rating on the notes by any rating agency other than Moody's, Standard & Poor's and Fitch. However, there can be no assurance as to whether any other rating agency will rate the notes or, if it does, what rating would be assigned by any other rating agency. Any rating on the notes by another rating agency could be lower than the ratings assigned to the notes by Moody's, Standard & Poor's and Fitch. A securities rating addresses the likelihood of the receipt by the holders of the notes of distributions on the home loans. The rating takes into consideration the structural and legal aspects associated with the certificates and the notes. The ratings on the notes do not constitute statements regarding the possibility that the holders of the notes might realize a lower than anticipated yield. A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each securities rating should be evaluated independently of similar ratings on different securities.


                                      S-88












                                  $152,239,000

                           GMAC MORTGAGE CORPORATION
                              SELLER AND SERVICER

                         GMACM HOME LOAN TRUST 2001-CL1
                                     ISSUER

                   RESIDENTIAL ASSET MORTGAGE PRODUCTS, INC.
                                   DEPOSITOR

               GMACM HOME LOAN-BACKED TERM NOTES, SERIES 2001-CL1




                        -------------------------------
                             PROSPECTUS SUPPLEMENT
                        -------------------------------




                                  UNDERWRITER


                            BEAR, STEARNS & CO. INC.


No person has been authorized to give any information or to make any representation other than those contained in this prospectus supplement or the prospectus and, if given or made, such information or representation must not be relied upon. This prospectus supplement and the prospectus do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the notes offered hereby, nor an offer of the notes in any state or jurisdiction in which, or to any person to whom, such offer would be unlawful. The delivery of this prospectus supplement or the prospectus at any time does not imply that information herein or therein is correct as of any time subsequent to its date; however, if any material change occurs while this prospectus supplement or the prospectus is required by law to be delivered, this prospectus supplement or the prospectus will be amended or supplemented accordingly.

Until February 25, 2002, all dealers selling the notes, whether or not participating in this distribution, will deliver a prospectus supplement and the prospectus to which it relates. This delivery requirement is in addition to the obligation of dealers to deliver a prospectus supplement and prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.




                          STATEMENT OF DIFFERENCES
                          ------------------------

The registered trademark symbol shall be expressed as .................... 'r'